                                                                  Exhibit (a)(1)




                           Offer to Purchase for Cash
                        Up to 10 Million Depositary Units
                     Representing Limited Partner Interests
                                       in
                       AMERICAN REAL ESTATE PARTNERS, L.P.
                               (CUSIP: 029169109)
                                       for
                               $10.50 Net Per Unit
                                       by
                                   LEYTON LLC

            |-------------------------------------------------------|
            |THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL | | EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, | | ON DECEMBER 18, 1998, UNLESS THE OFFER IS EXTENDED. |
            |-------------------------------------------------------|



                                    IMPORTANT

         Leyton LLC, a Delaware limited liability company (the "Purchaser"), is offering to purchase up to 10 million of the outstanding depositary units representing limited partner interests ("Units") in American Real Estate Partners, L.P., a Delaware limited partnership (the "Partnership"), at a purchase price of $10.50 per Unit (the "Purchase Price"), net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal, including the Instructions thereto, as it may be supplemented or amended from time to time (the "Letter of Transmittal" which, collectively with the Offer to Purchase, constitute the "Offer"). As a result of the relationship of Carl C. Icahn, Beckton Corp. and High Coast Limited Partnership with the Purchaser each of them may be deemed to be a "co-bidder" with the Purchaser. Holders of Units ("Holders") who tender their Units will not be obligated to pay any sales commissions. The 10 million Units sought represent approximately 21.7% of the total units outstanding as of November 1, 1998.

         Holders are urged to consider the following factors:

         * The Purchaser's sole member, High Coast Limited Partnership, a Delaware limited partnership ("High Coast") has a majority interest in the Partnership and is an affiliate of and is under common control with the Partnership's general partner, American Property Investors, Inc. ("API"). Mr. Icahn, as the indirect owner of more than 99% of the ownership interest in API and the Purchaser, respectively, has substantial conflicts of interest with respect to the Offer. Additionally, as a result the position of Mr. Icahn, the Purchaser has access to certain non-public information regarding the Partnership.

         * The last sales price of the Units on the last full trading day prior to the date of announcement of the Offer, as reported by the New York Stock Exchange ("NYSE") Composite Tape (as reported by The Wall Street Journal) was $7 1/4 per Unit. (See
                  Section 12 - "Price Range of Units"). As of November 1, 1998, the liquidation value of the Partnership's assets was estimated by the Purchaser to be $18.36 per Unit or $16.45 per Unit on a fully diluted basis. The Purchaser's analysis of liquidation value described herein is merely theoretical, assumes the availability of a willing buyer and may not itself reflect the value of the Units because, among other things: (i) there is no assurance that any such liquidation could occur in the foreseeable future; and (ii) any liquidation in which the estimated values contemplated herein might be realized could take an extended period of time (at least a year and quite possibly significantly longer, with the exception of cash and marketable securities) during which the Partnership and its partners would continue to be exposed to the risk of fluctuations in asset values because of changing market conditions and other factors. (See Section 13
                  - "Purchase Price Considerations").

         * The Purchase Price was established by the Purchaser and is not the result of arm's length negotiations.

         * No independent person has been retained by the Purchaser to evaluate or render any opinion with respect to the fairness of the Purchase Price.

         * The Purchaser (which is an affiliate of and is under common control with the Partnership's general partner, API) is making the Offer with a view to making a profit. Accordingly, there is a conflict between the desire of the Purchaser to purchase Units at a low price and the desire of the Holders to sell their Units at a high price.

         THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM AMOUNT OF UNITS BEING TENDERED. THE OFFER IS SUBJECT TO CERTAIN CONDITIONS. If, as of the Expiration Date (as defined in Section 1 - "Terms of the Offer; Expiration Date; Proration"), more than 10 million Units are validly tendered and not properly withdrawn, the Purchaser will accept for purchase on a pro rata basis only 10 million Units, subject to the term and conditions set forth herein. (See Section 14 - "Conditions of the Offer").

         Any Holder desiring to tender all or any portion of such Holder's Units should either: (i) complete and sign the Letter of Transmittal (or a manually signed facsimile thereof) in accordance with the instructions in the Letter of Transmittal and mail or deliver the Letter of Transmittal (or such manually signed facsimile) together with the depositary receipt evidencing the tendered Units and any other required documents to the Depositary (as defined below), or tender such Units pursuant to the procedures for book-entry transfer set forth in Section 3 "Procedure for Tendering Units"; or (ii) request such Holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such Holder. A Holder whose Units are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such Holder desires to tender such Units.

         Questions and requests for assistance or for additional copies of the Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent (as defined below) at the address and telephone number set forth below and on the back cover of the Offer to Purchase. No soliciting dealer fees or other payments to brokers for tenders are being paid by the Purchaser.

                 For More Information or for Further Assistance,
                       Please Call the Information Agent:

                           BEACON HILL PARTNERS, INC.
                                 90 Broad Street
                            New York, New York 10004
                            (212) 843-8500 (Collect)
                                       or
                           (800) 792-2829 (Toll Free)

                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

INTRODUCTION......................................................................................................1
         SECTION 1.        TERMS OF THE OFFER; EXPIRATION DATE; PRORATION.........................................3
         SECTION 2.        ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS...........................................4
         SECTION 3.        PROCEDURE FOR TENDERING UNITS..........................................................6
         SECTION 4.        WITHDRAWAL RIGHTS......................................................................8
         SECTION 5.        EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT.....................................9
         SECTION 6.        CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS....................................10
         SECTION 7.        EFFECTS OF THE OFFER..................................................................12
         SECTION 8.        FUTURE PLANS OF THE PURCHASER.........................................................13
         SECTION 9.        CERTAIN INFORMATION CONCERNING THE PARTNERSHIP........................................14
         SECTION 10.       INFORMATION CONCERNING THE PURCHASER AND CERTAIN
                             AFFILIATES OF THE PURCHASER.........................................................22
         SECTION 11.       SOURCE OF FUNDS.......................................................................27
         SECTION 12.       PRICE RANGE OF UNITS..................................................................29
         SECTION 13.       PURCHASE PRICE CONSIDERATIONS.........................................................29
         SECTION 14.       CONDITIONS OF THE OFFER...............................................................32
         SECTION 15.       INTEREST IN THE SECURITIES OF THE PARTNERSHIP.........................................34
         SECTION 16.       CERTAIN LEGAL MATTERS.................................................................34
         SECTION 17.       FEES AND EXPENSES.....................................................................35
         SECTION 18.       MISCELLANEOUS.........................................................................35

SCHEDULE I
         DESCRIPTION OF REAL ESTATE.............................................................................I-1

SCHEDULE II
         EXECUTIVE OFFICERS AND DIRECTOR OF BECKTON CORP. .....................................................II-1


To the Holders of Depositary
Units Representing Limited Partner
Interests in American Real Estate Partners, L.P.


                                  INTRODUCTION

         The Purchaser hereby offers to purchase up to 10 million Units at a purchase price of $10.50 per Unit (the "Purchase Price"), net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Holders who tender their Units in response to the Offer will not be obligated to pay any sales commissions. The Purchaser has retained Beacon Hill Partners, Inc. to act as Information Agent (the "Information Agent") and Harris Trust Company of New York to act as Depositary (the "Depositary") in connection with the Offer. The Purchaser will pay all charges and expenses in connection with the services of the Information Agent and the Depositary. The Offer is not conditioned on any minimum number of Units being tendered.

         Some Factors To Be Considered By Holders. In considering the Offer, Holders may wish to consider the following:

         * The Purchaser's sole member, High Coast has a majority interest in the Partnership and is an affiliate of and is under common control with the Partnership's general partner, API. Mr. Icahn, as the indirect owner of substantially all of the ownership interest in API and the Purchaser, respectively, has substantial conflicts of interest with respect to the Offer. Additionally, as a result the position of Mr. Icahn, the Purchaser has access to certain non-public information regarding the Partnership.

         * The last sales price of the Units on the last full trading day prior to the date of the announcement of the Offer, as reported by the New York Stock Exchange Composite Tape (as reported by The Wall Street Journal) was $7 1/4 per Unit. (See
                  Section 12 - "Price Range of Units"). As of November 1, 1998, the liquidation value of the Partnership's assets was estimated by the Purchaser to be $18.36 per Unit or $16.45 per Unit on a fully diluted basis.1 The Purchaser's analysis of liquidation value described herein is merely theoretical, assumes the availability of a willing buyer and may not itself reflect the value of the Units because, among other things:
                  (i) there is no assurance that any such liquidation could occur in the foreseeable future; and (ii) any liquidation in which the estimated values contemplated herein might be realized could take an extended period of time (at least a year and quite possibly significantly longer with the exception of cash and marketable securities) during which the Partnership and its partners would continue to be exposed to the risk of fluctuations in asset values because of changing market conditions and other factors. (See Section 13 - "Purchase Price Considerations").

         * The Purchaser Price was established by the Purchaser and is not the result of arm's length negotiations.

         * No independent person has been retained by the Purchaser to evaluate or render any opinion with respect to the fairness of the Purchase Price.

--------
1 In estimating the diluted liquidation value per Unit in the Offer, the Purchaser divided the estimated net liquidation value attributable to limited partner interests by the number of Units and Unit equivalents outstanding. For this purpose, Preferred Units (as defined below) were treated as Unit equivalents based on the methodology for the redemption of Preferred Units in exchange for Units as set forth in the Partnership Agreement (as defined below).

         * The Purchaser (which is an affiliate of and is under common control with the Partnership's general partner, API) is making the Offer with a view to making a profit. Accordingly, there is a conflict between the desire of the Purchaser to purchase Units at a low price and the desire of the Holders to sell their Units at a high price.

         * Entities directly or indirectly owned by Mr. Icahn that are under common control or members of a controlled group, in each case within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") and the rules and regulations promulgated thereunder (the "Controlled Group"), are subject to liability under ERISA and the Code. If more than approximately 4.4 million Units are tendered to the Purchaser and accepted for payment, the Partnership may be deemed to be included in the Controlled Group. If the Partnership is deemed to be a member of the Controlled Group, it would become jointly and severally liable with the members of that group for potential pension plan minimum funding and termination liabilities and would be subject to certain advance reporting requirements to the Pension Benefit Guaranty Corporation ("PBGC"). If the Purchaser acquires pursuant to the Offer a number of Units such that the Partnership is deemed to be a member of the Controlled Group, Starfire Holding Corporation, a Delaware corporation ("Starfire") which is directly 100% owned by Mr. Icahn, has undertaken to indemnify the Partnership from losses resulting from any imposition of such termination or minimum funding liabilities on the Partnership or its assets. (See
                  Section 10 - "Information Concerning the Purchaser and Certain Affiliates of the Purchaser; Pension Liability Considerations").

         * Holders may no longer wish to continue with their investment in the Partnership for a number of reasons, including:

                           The Offer represents a premium over the current market price for Units. (See Section 12 - "Price Range of Units").

                           The Offer will provide Holders with an immediate opportunity to liquidate their investment in the Partnership without the usual transaction costs associated with market sales.

                           Holders may disagree (and in the past certain Holders have communicated to the Partnership indicating they do disagree) with the Partnership's stated position regarding distributions and the use of cash. The Partnership has stated its belief in its public filings that excess cash should be used to enhance long-term Holder value through investments in assets and companies with assets undervalued by the market. (See Section 13 - "Purchase Price Considerations").

                           The Offer gives Holders the ability to make an individual determination on whether to tender their Units at the Purchase Price.

                           The Offer may be attractive to certain Holders who wish in the future to avoid the expenses, delays and complications in filing complex income tax returns which result from an ownership of Units.

                           To the extent that any losses recognized by Holders for tax purposes with respect to the Partnership in prior years were considered "suspended" losses from a passive activity, such losses may, depending on a Holder's particular circumstances, be available to offset all or a portion of any gain recognized by such Holder on the sale of Units. (See Section 6 - "Certain Federal Income Tax Consequences to Holders").

         Holders should consult with their respective advisors about the financial, tax, legal and other implications of accepting the Offer. Holders are urged to read the Offer to Purchase and the related materials carefully and in their entirety before deciding whether to tender their Units.

         The Purchaser makes no recommendation to any Holder as to whether to tender or to refrain from tendering Units.

         The Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more persons, the right to purchase Units tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer or prejudice the rights of tendering Holders to receive payment for Units validly tendered and accepted for payment pursuant to the Offer.

         The Purchaser. The Purchaser is a Delaware limited liability company, formed in November, 1998. The sole member of the Purchaser is High Coast Limited Partnership, a Delaware limited partnership ("High Coast"). The general partner of High Coast, Beckton Corp., a Delaware corporation ("Beckton"), is directly 100% owned by Mr. Icahn and the limited partners of High Coast, ACF Industries, Incorporated, a New Jersey corporation, ("ACF") and Tortoise Corp., a New York corporation, ("Tortoise") are each indirectly, more than 99% owned by Mr. Icahn. The Purchaser's principal office is located at 100 South Bedford Road, Mt. Kisco, N.Y. 10549.

         Conditions. The Offer is not conditioned on any minimum number of Units being tendered. Certain other conditions, however, do apply. (See Section 14 - "Conditions of the Offer").

         Outstanding Units. As of November 1, 1998, there were 46,098,284 Units issued and outstanding, which were held of record by approximately 15,000 Holders. High Coast beneficially owns 31,515,044 Units. (See Section 15 - "Interest in the Securities of the Partnership").

         Additional Information. The Partnership is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports and other information with the Commission relating to its business, financial condition and other matters. Such reports and other information may be inspected at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and are available for inspection and copying at the regional offices of the Commission located in Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048 and at the Commission's World Wide Website at http://www.sec.gov. Copies of such material can also be obtained from the Public Reference Room of the Commission in Washington, D.C. at prescribed rates. In addition, the Purchaser will provide such material to Holders upon request at the cost of the Purchaser.


         SECTION 1. TERMS OF THE OFFER; EXPIRATION DATE; PRORATION.

         Upon the terms and subject to the conditions of the Offer, the Purchaser will accept (and thereby purchase) up to 10 million Units that are validly tendered on or prior to the Expiration Date and not withdrawn in accordance with the procedures set forth in Section 4 - "Withdrawal Rights". For purposes of the Offer, the term "Expiration Date" shall mean 12:00 midnight, New York City time, on December 18, 1998, unless the Purchaser in its sole discretion shall have extended the period of time for which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date on which the Offer, as extended by the Purchaser, shall expire. See Section 5 - "Extension of Tender Period; Termination; Amendment", for a description of the Purchaser's right to extend the period of time during which the Offer is open and to amend or terminate the Offer.

         If, prior to the Expiration Date, the Purchaser increases the consideration offered to Holders pursuant to the Offer, the increased consideration will be paid for all Units accepted for payment pursuant to the Offer, whether or not the Units were tendered prior to the increase in consideration.

         If more than 10 million Units are validly tendered and not properly withdrawn on or prior to the Expiration Date, the Purchaser will, upon the terms and subject to the conditions of the Offer, accept for payment and pay for an aggregate of 10 million of the Units so tendered, pro rata according to the number of Units validly tendered by each Holder and not properly withdrawn on or prior to the Expiration Date, with appropriate adjustments to avoid purchase of fractional Units. If the number of Units validly tendered and not properly withdrawn on or prior to the Expiration Date is less then or equal to 10 million Units, the Purchaser will purchase all Units so tendered and not properly withdrawn, upon the terms and subject to the conditions of the Offer, subject to the adjustments referred to in the preceding sentence.

         If proration of tendered Units is required, because of the difficulty of determining the number of Units validly tendered and not withdrawn, the Purchaser may not be able to announce the final results of such proration until at least approximately seven business days after the Expiration Date. Subject to the Purchaser's obligation under Rule 14e-1(c) under the Exchange Act to pay Holders the Purchase Price in respect of Units tendered or return those Units promptly after the termination of withdrawal of the Offer, the Purchaser does not intend to pay for any Units accepted for payment pursuant to the Offer until the final proration results are known. NOTWITHSTANDING ANY SUCH DELAY IN PAYMENT, NO INTEREST WILL BE PAID ON THE PURCHASE PRICE.

         The Offer is conditioned on satisfaction of certain conditions. See
Section 14 - "Conditions of the Offer", which sets forth in full the conditions of the Offer. Except as otherwise specified in Section 14 hereof, the Purchaser reserves the right (but in no event shall be obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the Expiration Date, any or all of the conditions have not been satisfied or waived, the Purchaser reserves the right to: (i) decline to purchase any of the Units tendered, terminate the Offer and return all tendered Units to tendering Holders; (ii) waive all the unsatisfied conditions (subject to the terms of Section 14 hereof) and, subject to complying with applicable rules and regulations of the Commission, purchase all Units validly tendered; (iii) extend the Offer and, subject to the right of Holders to withdraw Units until the Expiration Date, retain the Units that have been tendered during the period or periods for which the Offer is extended; and (iv) amend the Offer.

         The Partnership has provided the Purchaser with a list of Holders for the purpose of making the Offer, and the Offer to Purchase, the Letter of Transmittal and, if required, any other relevant materials are being mailed to the Holders to the extent their names and addresses are on such list.


         SECTION 2. ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS.

         Upon the terms and subject to the conditions of the Offer, the Purchaser will purchase by accepting for payment and will pay for Units validly tendered and not withdrawn in accordance with the procedures specified in
Section 4 - "Withdrawal Rights", as promptly as practicable following the Expiration Date. A tendering beneficial owner of Units whose Units are owned of record by an Individual Retirement Account or other qualified plan will not receive direct payment of the Purchase Price; rather, payment will be made to the custodian of such account or plan.

         In all cases, payment for Units tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of: (i) the depositary receipts evidencing such Units (the "Depositary Receipts,") or timely confirmation (a "Book-Entry Confirmation") of a book-entry transfer of such Units, if such procedure is available, into the Depositary's account at The Depositary Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedures set forth in Section 3; (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with the required signature guarantees, if any, or an Agent's Message (as defined below) in connection with a book-entry transfer; and (iii) any other documents required by the Letter of Transmittal.

         The term "Agent's Message" means a message from the Book-Entry Transfer Facility transmitted to, and received by, the Depositary forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Units that are the subject of the Book-Entry Confirmation that: (i) the participant has received and agrees to be bound by the terms of the Letter of Transmittal and (ii) the Purchaser may enforce such agreement against the participant.

         For purposes of the Offer, the Purchaser will be deemed to have accepted for payment (and thereby purchased) Units validly tendered and not properly withdrawn if, as and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of such Units for payment pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Units accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for tendering shareholders for the purpose of receiving payments from the Purchaser and transmitting those payments to Holders whose Units have been accepted for payment. Under no circumstances will interest on the purchase price for Units be paid, regardless of any extension of the Offer or any delay in making such payment.

         If any tendered Units are not purchased for any reason, the Letter of Transmittal shall be effective to transfer to the Purchaser only that number of the Holder's Units as is accepted for payment and thereby purchased by the Purchaser. If, for any reason, acceptance for payment of, or payment for, any Units tendered pursuant to the Offer is delayed or the Purchaser is unable to accept for payment, purchase or pay for Units tendered pursuant to the Offer, then, without prejudice to the Purchaser's rights under Section 14 - "Conditions of the Offer", the Depositary may, nevertheless, on behalf of the Purchaser retain tendered Units, and those Units may not be withdrawn except to the extent that the tendering Holders are entitled to withdrawal rights as described in
Section 4 - "Withdrawal Rights"; subject, however, to the Purchaser's obligation under Rule 14e-1(c) under the Exchange Act to pay Holders the Purchase Price in respect of Units tendered or return those Units promptly after termination or withdrawal of the Offer.

         If any tendered Units are not accepted for payment for any reason or if Depositary Receipts are submitted for more Units than are tendered, Depositary Receipts evidencing unpurchased or untendered Units will be returned (or, in the case of Units tendered by book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility pursuant to the procedures set forth in Section 3, such Units will be credited to an account maintained at the Book-Entry Facility), without expense to the tendering shareholder, as promptly as practicable following the expiration, termination or withdrawal of the Offer.

         The Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more persons, the right to purchase Units tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer or prejudice the rights of tendering Holders to receive payment for Units validly tendered and accepted for payment pursuant to the Offer.

         SECTION 3. PROCEDURE FOR TENDERING UNITS.

         Valid Tender. Except as set forth below, in order for Units to be validly tendered pursuant to the Offer, the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, together with the required signature guarantees, or an Agent's Message in connection with a book-entry delivery of Units, and any other documents required by the Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase on or prior to the Expiration Date and either: (i) Depositary Receipts evidencing tendered Units must be received by the Depositary at such address or such Units must be tendered pursuant to the procedure for book-entry transfer described below and a Book-Entry Confirmation must be received by the Depositary, in each case on or prior to the Expiration Date; or (ii) the guaranteed delivery procedures described below must be complied with. Tender of fractional Units will not be permitted, except by a Holder who is tendering all of the Units owned by that Holder. No alternative, conditional or contingent tenders will be accepted.

         Book-Entry Transfer. The Depositary will establish an account with respect to the Units at the Book- Entry Transfer Facility for purposes of the Offer within two business days after the date of this Offer to Purchase. Any financial institution that is a participant in the system of the Book-Entry Transfer Facility may make book-entry delivery of Units by causing the Book-Entry Transfer Facility to transfer such Units into the Depositary's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for such transfer. However, although delivery of Units may be effected through book-entry transfer at the Book- Entry Transfer Facility, the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer, and any other documents required by the Letter of Transmittal, must in any case be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase on or prior to the Expiration Date, or the guaranteed delivery procedures described below must be complied with. Delivery of documents to the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

         THE METHOD OF DELIVERY OF DEPOSITARY RECEIPTS AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING HOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

         Signature Guarantees. No signature guarantee is required if either: (a) the Letter of Transmittal is signed by the registered holder of the Units (which term, for purposes hereof, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of such Units) tendered hereby and payment and delivery are to be made directly to such owner and such owner has not completed the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal; or (b) such Units are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program (each of the foregoing constituting an "Eligible Institution").

         If the Depositary Receipts are registered in the name of a person other than the signer of the Letter of Transmittal, or if payment is to be made to a person other then the registered holder, the Depositary Receipts must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name of the

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registered holder appears on such depositary receipt, with the signatures on each certificate or stock powers guaranteed as aforesaid.

         If Depositary Receipts are forwarded separately to the Depositary, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) must accompany each such delivery.

         Guaranteed Delivery. If a Holder desires to tender Units pursuant to the Offer and such Holder's Depositary Receipts are not immediately available, or such stockholder cannot deliver the Depositary Receipts and all other required documents to reach the Depositary on or prior to the Expiration Date, or such Holder cannot complete the procedure for delivery by book-entry transfer on a timely basis, such Depositary Receipts may nevertheless be tendered, provided that all of the following conditions are satisfied:

                  (i) such tender is made by or through an Eligible Institution;

                  (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form made available by the Purchaser is received by the Depositary as provided below on or prior to the Expiration Date; and

                  (iii) the Depositary Receipts (or a Book-Entry Confirmation), representing all tendered Units in proper form for transfer, together with the Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by the Letter of Transmittal are received by the Depositary within three NYSE trading days after the date of execution of such Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution and a representation that the Holder owns the Units tendered within the meaning of, and that the tender of the Units effected thereby complies with, Rule 14e-4 under the Exchange Act, each in the form set forth in such Notice of Guaranteed Delivery.

         Notwithstanding any other provision hereof, payment for Units accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of Depositary Receipts for, or of Book- Entry Confirmation with respect to, such Units, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message), and any other documents required by the Letter of Transmittal.

         Appointment As Proxy. By executing a Letter of Transmittal, a tendering Holder irrevocably appoints the Purchaser, and any designees of the Purchaser as the Holder's true and lawful agents and attorneys-in-fact and proxies, in the manner set forth in the Letter of Transmittal, each with full power of substitution, to the full extent of the Holders's rights with respect to the Units tendered by the Holder and accepted for payment by the Purchaser. The Purchaser, and the designees of the Purchaser will, as to those Units, be empowered to exercise all voting and other rights with respect to such Units, including, without limitation, to assign such power of proxy and/or power-of-attorney to any person without assigning the related Units with respect to which the such proxy and power-of-attorney was granted, to deliver such Units and transfer ownership of such Units on the Partnership books maintained by the general partners of the Partnership, to become a substituted Holder and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units and as a Holder of the Partnership, all in accordance with the terms of the Offer. Each such power of attorney and proxy shall be considered coupled with an interest in the tendered Units and is irrevocable. Such appointment is subject to and effective upon acceptance for payment of the Units tendered by the Holder. Upon such acceptance for payment, all prior proxies given by the Holder with respect to the Units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The Purchaser reserves the right to require that, in order for Units to be deemed validly tendered, immediately upon the Purchaser's acceptance for payment of the Units, the Purchaser must be able to exercise full voting rights with respect to the Units, including voting at any meeting of Holders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, a tendering holder of Units agrees to execute all such documents and take such other actions as shall be reasonably required to enable the Units tendered to be voted in accordance with the directions of the Purchaser.

         Determination Of Validity; Rejection Of Units; Waiver Of Defects; No Obligation To Give Notice Of Defects. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Units pursuant to the Offer will be determined by the Purchaser, in its sole discretion, which determination shall be final and binding on all parties. The Purchaser reserves the absolute right to reject any or all tenders of any particular Units determined by it not to be in proper form or if the acceptance of or payment for those Units may, in the opinion of the Purchaser's counsel, be unlawful. The Purchaser also reserves the absolute right to waive or amend any of the conditions of the Offer that it is legally permitted to waive as to the tender of any particular Units and to waive any defect or irregularity in any tender with respect to any particular Units of any particular Holder. The Purchaser's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal) will be final and binding on all parties. No tender of Units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the Purchaser, the Depositary nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any Units or will incur any liability for failure to give any such notification.

         Backup Federal Income Tax Withholding. To prevent the possible application of backup federal income tax withholding of 31% with respect to payment of the Purchase Price, a tendering Holder must provide the Purchaser with the Holder's correct taxpayer identification number by completing the Substitute Form W-9 included in the Letter of Transmittal. (See Section 6 - "Certain Federal Income Tax Consequences to Holders" and the Instructions to the Letter of Transmittal.)

         FIRPTA Withholding. To prevent the withholding of federal income tax in an amount equal to 10% of the amount of the Purchase Price plus Partnership liabilities allocable to each Unit purchased, each tendering Holder must complete the FIRPTA Affidavit included in the Letter of Transmittal certifying the Holder's taxpayer identification number and address and that the Holder is not a foreign person. ( See Section 6 - "Certain Federal Income Tax Consequences to Holders" and the Instructions to the Letter of Transmittal).

         A tender of Units pursuant to any of the procedures described above and the acceptance for payment of such Units will constitute a binding agreement between the tendering Holder and the Purchaser on the terms set forth in the Offer.


         SECTION 4. WITHDRAWAL RIGHTS.

         Tenders of Units pursuant to the Offer are irrevocable, except that Units tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless already accepted for payment as provided in the Offer to Purchase, may also be withdrawn at any time after January 18, 1999.

         For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary at the addresses set forth on the back cover of the Offer to Purchase. Any notice of withdrawal must specify the name of the person who tendered the Units to be withdrawn, the number of Units to be withdrawn and the name of the registered holder, if different from that of the person who tendered such Units. If Depositary Receipts evidencing Units to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of such depositary receipts, the serial numbers shown on such depositary receipts must be submitted to the Depositary and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution, unless such Units have been tendered for the account of an Eligible Institution. If Units have been tendered pursuant to the procedure for book-entry transfer as set forth in Section 3 - "Procedure for Tendering Units" any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Units.

         If purchase of, or payment for, Units is delayed for any reason or if the Purchaser is unable to purchase or pay for Units for any reason, then, without prejudice to the Purchaser's rights under the Offer, tendered Units may be retained by the Depositary and may not be withdrawn, except to the extent that tendering Holders are entitled to withdrawal rights as set forth in this
Section 4; subject, however, to the Purchaser's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay Holders the Purchase Price in respect of Units tendered or return those Units promptly after termination or withdrawal of the Offer.

         Any Units properly withdrawn will be deemed not to be validly tendered for purposes of the Offer. Withdrawn Units may be re-tendered, however, by following the procedures described in Section 3 - "Procedure for Tendering Units" at any time prior to the Expiration Date.

         All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the Purchaser, in its sole discretion, which determination shall be final and binding on all parties. Neither the Purchaser, the Depositary nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.


         SECTION 5. EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT.

         The Purchaser expressly reserves the right, in its sole discretion, at any time and from time to time: (i) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any Units; (ii) to terminate the Offer and not accept for payment any Units not theretofore accepted for payment or paid for; (iii) upon the occurrence of any of the conditions specified in Section 14 - "Conditions of the Offer", to delay the acceptance for payment of, or payment for, any Units not already accepted for payment or paid for; and (iv) to amend the Offer in any respect (including, without limitation, by increasing or decreasing the consideration offered, the number of Units being sought, or both). Notice of any such extension, termination or amendment will promptly be disseminated to Holders in a manner reasonably designed to inform Holders of such change in compliance with Rule 14d-4(c) under the Exchange Act. In the case of an extension of the Offer, the extension will be followed by a press release or public announcement which will be issued no later than 9:00 a.m., New York City time, on the next business day after the scheduled Expiration Date, in accordance with Rule 14e-1(d) under the Exchange Act.

         If the Purchaser extends the Offer, or if the Purchaser (whether before or after its acceptance for payment of Units) is delayed in its payment for Units or is unable to pay for Units pursuant to the Offer for any reason, then, without prejudice to the Purchaser's rights under the Offer, the Depositary may retain tendered Units and those Units may not be withdrawn except to the extent tendering Holders are entitled to withdrawal rights as described in Section 4 - "Withdrawal Rights"; subject, however, to the Purchaser's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay Holders the Purchase Price in respect of Units tendered or return those Units promptly after termination or withdrawal of the Offer.

         If the Purchaser makes a material change in the terms of the Offer, or if it waives a material condition to the Offer, the Purchaser will extend the Offer and disseminate additional tender offer materials to the extent required by Rules 14d-4(c) and 14d-6(d) under the Exchange Act. The minimum period during which an offer must remain open following any material change in the terms of an offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to holders of Units. Accordingly, if prior to the Expiration Date, the Purchaser increases (other than increases of not more than two percent of the outstanding Units) or decreases the number of Units being sought, or increases or decreases the consideration offered pursuant to an Offer, and if such Offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to holders of Units, such Offer will be extended at least until the expiration of such ten business days. As used in the Offer to Purchase, "business day" means any day other than a Saturday, Sunday or a federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.


         SECTION 6. CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS.

         The following summarizes certain of the federal income tax consequences of a sale of Units pursuant to the Offer by a typical Holder. This summary is based on the Code, applicable Treasury regulations thereunder, administrative rulings, practice and procedures and judicial authority, all as of the date of the Offer. All of the foregoing are subject to change, and any such change could affect the continuing accuracy of this summary. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular Holder in light of such Holder's specific circumstances or to certain types of Holders subject to special treatment under the federal income tax laws (for example, foreign persons, dealers in securities, banks, insurance companies and tax-exempt organizations), nor (except as otherwise expressly indicated) does it describe any aspect of state, local, foreign or other tax laws. Sales of Units pursuant to the Offer will be taxable transactions for federal income tax purposes, and also may be taxable transactions under applicable state, local, foreign and other tax laws. Holders should consult their respective tax advisors as to the particular tax consequences to each such Holder of selling units pursuant to the Offer.

         In general, a Holder will recognize gain or loss on a sale of Units pursuant to the Offer equal to the difference between: (i) the Holder's "amount realized" on the sale; and (ii) the Holder's adjusted tax basis in the Units sold. The "amount realized" with respect to a Unit will be a sum equal to the amount of cash received by the Holder for the Unit pursuant to the Offer (that is, the Purchase Price) plus the Holder's share of the Partnership's liabilities allocable to the Units (as determined under Code Section 752).

         The amount of a Holder's adjusted tax basis in such Units will vary depending upon the Holder's particular circumstances. Generally, a Holder's basis in the Units will be equal to cash paid for such Units, increased by: (i) his share of the Partnership's liabilities allocable to the Unit (as determined under Code Section 752); and (ii) his share of items of partnership income and gain, and reduced, but not below zero, by: (a) his share of items of Partnership loss and deduction; and (b) any cash distributions received by such Holder from the Partnership. If a Holder tenders pursuant to the Offer less than all of his or her Units, then such Holder's adjusted tax basis in Units is determined by allocating between the tendered shares and the shares retained (including any of the 5% cumulative pay-in-kind redeemable preferred units representing limited partner interest (the "Preferred Units")). Generally, the IRS takes the position that a partner has a single aggregate basis in all of the partner's partnership interests and that, to determine gain or loss upon a sale of a part of such partnership interests, the portion of the partner's basis allocated to the interests being sold equals the partner's share of partnership liabilities transferred in the sale plus the partner's aggregate tax basis (excluding basis attributable to partnership liabilities) multiplied by the ratio of the fair market value of the interests sold to the fair market value of all of the partner's partnership interests. It is not clear whether the IRS's ruling position applies to interests in publicly traded partnerships represented by separate certificates.

         The gain or loss recognized by a Holder on a sale of a Unit pursuant to the Offer generally will be treated as a capital gain or loss if (as is generally expected to be the case) the Unit was held by the Holder as a capital asset. That capital gain or loss will be treated as long-term capital gain or loss if the tendering Holder's holding period for the Unit exceeds 12 months. Under current law, long-term capital gains of individuals and other non-corporate taxpayers are taxed at a maximum marginal federal income tax rate of 20%, whereas the maximum marginal federal income tax rate for ordinary income of such persons is 39.6%. Corporate taxpayers are taxed at a maximum federal income tax rate of 35% on both long-term capital gains and ordinary income. Capital losses are deductible only to the extent of capital gains, except that non-corporate taxpayers may deduct up to $3,000 of capital losses in excess of the amount of their capital gains against ordinary income. Excess capital losses generally can be carried forward to succeeding years (a corporation's carry forward period is five years and a non-corporate taxpayer may carry forward such losses indefinitely); in addition, a corporation is permitted to carry back excess capital losses to the three preceding taxable years, provided the carryback does not increase or produce a net operating loss for any of those years.

         If any portion of the amount realized by a Holder is attributable to "unrealized receivables" (which includes depreciation recapture) or "inventory" as defined in Code Section 751, then a portion of the Holder's gain or loss will be ordinary rather than capital.

         A tendering Holder will be allocated a portion of the Partnership's taxable income or loss for the year of sale with respect to the Units sold in accordance with the provisions of the Partnership Agreement concerning transfers of Units. Such allocation and any cash distributed by the Partnership to the Holder for that year will affect the Holder's adjusted tax basis in Units and, therefore, the amount of such Holder's taxable gain or loss upon a sale of Units pursuant to the Offer.

         Under Code Section 469(k), the passive activity rules apply separately to items attributable to each publicly traded partnership such as the Partnership. Therefore, under Code Section 469, a non-corporate taxpayer or personal service corporation generally can deduct "passive activity losses" (if any) from a publicly traded partnership or loss on a sale of Units in any year only to the extent of the person's passive activity income for that year from such publicly traded partnership. Closely held corporations may not offset such losses against so-called "portfolio" income from any publicly traded partnerships or other sources. Substantially all post-1986 losses (if any) of Holders from the Partnership are passive activity losses. To the extent that the Partnership incurred losses or a Holder disposed of Units at a loss, Holders may have "suspended" passive activity losses from the Partnership (i.e., post-1986 net taxable losses in excess of statutorily permitted "phase-in" amounts and which have not been used to offset income from the Partnership).

         If a Holder sells Units pursuant to the Offer and after the Expiration Date, the Holder owns no Units or Preferred Units, either actually or constructively (within the meaning of Code Sections 267(b) or 707(b)(1)), any "suspended" losses (if any) and any losses realized by the Holder upon the sale of the Units, will first be allowed as a deduction against any other net passive gain to the Holder from the sale of the Units and any other net passive activity income attributable to the Units or other passive activity investments, and the balance of any "suspended" net losses (if any) from the Units will no longer be subject to the passive activity loss limitation and, therefore, will be deductible by such Holder against his other income (subject to any other applicable limitations).

         If a Holder who participates in the Offer owns, either actually or constructively, Units or Preferred Units after the Expiration Date, a loss recognized by that Holder will be allowed as a deduction (subject to other applicable limitations) only to the extent of the Holder's passive income from the Partnership for that year, and if a gain is recognized by a Holder upon the sale of Units, such Holder's current or "suspended" passive activity losses (if any) from the Partnership will be allowed as a deduction against such gain. If such Holder subsequently disposes of his Units or Preferred Units in a taxable transaction, and, as a result, no longer owns any Units or

Preferred Units, then any remaining "suspended" losses and any losses realized by the Holder upon the sale of Units or Preferred Units will generally be allowed in the manner provided in the preceding paragraph.

         Holders who tender Units may be subject to 31% backup withholding unless those Holders provide a taxpayer identification number ("TIN") and certify that the TIN is correct or properly certify that they are awaiting a TIN. A Holder may avoid backup withholding by properly completing and signing the Substitute Form W-9 included as part of the Assignment of Partnership Interest. If a Holder who is subject to backup withholding does not properly complete and sign the Substitute Form W-9, the Purchaser will withhold 31% from payments to such Holder.

         A Holder who tenders Units must file an information statement with his federal income tax return for the year of the sale which provides the information specified in Treasury Regulation ss.1.751-1(a)(3). The selling Holder also must notify the Partnership of the date of the transfer and the names, addresses and TINs of the transferor and transferee within 30 days of the date of the transfer (or, if earlier, by January 15 of the following calendar year).

         Gain realized by a foreign Holder on the sale of a Unit pursuant to the Offer will be subject to federal income tax. Under Code Section 1445, the transferee of an interest held by a foreign person in a partnership which owns United States real property generally is required to deduct and withhold a tax equal to 10% of the amount realized on the disposition. In order to comply with this requirement, the Purchaser will withhold 10% of the amount realized by a tendering Holder unless the Holder properly completes and signs the FIRPTA Affidavit included as part of the Assignment of Partnership Interest certifying the Holder's TIN, that such Holder is not a foreign person and the Holder's address. Amounts withheld would be creditable against a foreign Holder's federal income tax liability and, if in excess thereof, a refund could be obtained from the Internal Revenue Service by filing a U.S. income tax return.


         SECTION 7. EFFECTS OF THE OFFER

              (i) Holders. In exchange for the Purchase Price, each tendering Holder will give up its rights as a Holder with respect to all Units purchased, including, without limitation, the right to receive distributions from the Partnership or to derive any benefit from any appreciation in the value of the Units. The Partnership has not made any distributions of cash during the past 4 years. Mr. Icahn, the indirect owner of all of the ownership interest of API, the general partner of the Partnership, believes that the Partnership should continue to hold and invest, rather than distribute cash. (See Section 8 - "Future Plans of the Purchaser").

             (ii) Partnership. The Controlled Group is subject to liability under ERISA and the Code with respect to certain pension plan funding obligations and liabilities for underfunding. If more than approximately 4.4 million Units are tendered to the Purchaser and accepted for payment, the Partnership may be deemed to be included in the Controlled Group. If the Partnership is deemed a member of the Controlled Group, it would become jointly and severally liable with the members of that group for potential pension plan minimum funding and termination liabilities and would be subject to certain advance reporting requirement to the PBGC. If the Purchaser acquires pursuant to the Offer a number of Units such that the Partnership is deemed to be a member of the Controlled Group, Starfire which is directly 100% owned by Mr. Icahn, has undertaken to indemnify the Partnership from losses resulting from any imposition of such termination or minimum funding liabilities on the Partnership or its assets. (See Section 10 - "Information Concerning the Purchaser and Certain Affiliates of the Purchaser; Pension Liability Considerations").

            (iii) Market for Units. If a substantial number of Units are purchased pursuant to the Offer, the likely result will be a reduction in the number of Holders. Such a reduction in the number of Holders may result in a reduction in the liquidity and volume of activity in the trading market for the Units.


         SECTION 8. FUTURE PLANS OF THE PURCHASER.

         The purpose of the Offer is to enable Mr. Icahn to increase his already significant interest in the Partnership based on his belief that the Units represent an attractive long term investment at the Purchase Price.
 There can be no assurance, however, that the Purchaser's judgment is correct, and, as a result, ownership of Units (either by the Purchaser or Holders who retain their Units) will remain a speculative investment.

         The Partnership has previously disclosed: (i) that it may consider the acquisition of, or seek to effect control of, land development companies and other real estate operating companies; (ii) that from time to time the Partnership has discussed, and in the future may discuss, and may make such acquisitions from Mr. Icahn or his affiliates, provided that the terms thereof are fair and reasonable to the Partnership; and (iii) that in this regard, in 1997 an offer was made by the Partnership, acting through the audit committee of API, to purchase a land development company owned by Mr. Icahn for approximately $48.5 million, which offer was not accepted.

         At a meeting of the Board of Directors of API held on November 15, 1998, a member of the audit committee raised the issue of whether the Partnership should again consider the purchase of Mr. Icahn's land development company, Bayswater Realty and Capital Corp. ("Bayswater"), in light of the Partnerships consideration of land development activities, and in particular the possibility that Raleigh may acquire the general partner interest, and additional limited partnership interest, in Arvida. (See Section 10 - "Information Concerning the Partnership; Certain Transactions; ARVIDA Transaction"). Arvida is principally engaged in the development of planned resort and primary home communities. Mr. Icahn indicated that he would be willing to engage in discussions regarding such a transaction. Any such transaction could involve cash, Units or a combination thereof. There can be no assurance whether any such transaction will be pursued. If such transaction is not completed, Mr. Icahn may discuss the possibility of the Partnership utilizing the services of Bayswater in connection with the Partnership's land development and property management activities.

         The Partnership has not made any distributions to Holders for the last four years (other than in connection with the 1997 Rights Offering (see Section 9 - "Certain Information Concerning the Partnership") and a similar rights offering conducted by the Partnership in March, 1995). The Partnership has stated its belief in its public filings that excess cash should be used to enhance long-term Holder value through investments in assets and companies with assets undervalued by the market. Mr. Icahn, the indirect owner of all of the ownership interest in API, the general partner of the Partnership, believes that the Partnership should continue to hold and invest, rather than to distribute, cash and that the cash assets of the Partnership should be applied prudently to:
(i) enhance the Partnerships existing properties; (ii) support the Partnership's existing debt and property maintenance obligations; and (iii) provide to the Partnership the opportunity to engage in additional investments in and relating to real property, including, without limitation, land and land development projects, and securities, including, without limitation, high yield bonds, on a domestic and international basis, as appropriate opportunities arise. In addition, Mr. Icahn does not believe that it is an appropriate time for any substantial dispositions of the Partnership's real property assets.

         Except to the extent set forth above, the Purchaser does not have any present plans or proposals which relate to or would result in (but reserves the right to engage in transactions that may relate to or result in) an extraordinary transaction, such as a merger, reorganization or liquidation, involving the Partnership or any of its subsidiaries; a sale or transfer of a material amount of the Partnership's or any of its subsidiaries' assets; any changes in composition of the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or dividend policy; or any other material changes in the Partnership's corporate structure or business. In addition, the Purchaser reserves the right to and/or to have persons related to or affiliated with it to, acquire additional Units or sell Units. Any such acquisition may be made through private purchases, through open market purchases, through one or more future tender or exchange offers or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the Units purchased pursuant to the Offer, and may be for cash or other consideration. The Purchaser also reserves the right to sell some or all of its Units that it owns from time to time.


         SECTION 9. CERTAIN INFORMATION CONCERNING THE PARTNERSHIP.

         The Partnership's Assets and Business. The Partnership is a limited partnership formed in 1987 under the laws of the State of Delaware. Its principal executive offices are located at 100 South Bedford Road, Mt. Kisco, New York 10549. Its telephone number is (914) 242-7700.

         The Partnership's general partner is API, which is wholly-owned by Beckton, which is wholly-owned by Mr. Icahn. Mr. Icahn is the indirect beneficial owner of 31,515,044 Units and 6,642,067 Preferred Units. The Partnership's business is conducted through a subsidiary limited partnership American Real Estate Holding Limited Partnership ("AREH"), in which the Partnership owns more than a 99% limited partnership interest. References to the Partnership herein include AREH, unless the context otherwise requires. API also acts as the general partner for AREH.

         The Partnership has not made any distributions to Holders for the last four years (other than in connection with the 1997 Rights Offering and a similar rights offering conducted by the Partnership in March 1995).

         The Partnership is primarily engaged in the business of acquiring and managing real estate and activities related thereto. On August 16,1996, the amendment (the "Amendment") to the Partnership's limited partnership agreement (the "Partnership Agreement") became effective which permits the Partnership to make non-real estate related investments in addition to its real estate activities. Pursuant to the Partnership Agreement as amended, the Partnership, while continuing to pursue suitable investments in the real estate markets, may invest a portion of its funds in securities of issuers that are not necessarily engaged as one of their primary activities in the ownership, development or management of real estate. Such investments may include equity and debt securities of domestic and foreign issuers. The investment objective of the Partnership with respect to such investments will be to purchase undervalued securities, so as to maximize total return consisting of current income and/or capital appreciation. Undervalued securities are those which the Partnership believes may have greater inherent value than indicated by their then current trading price and/or may lend themselves to "activist" shareholder involvement. The equity securities in which the Partnership may invest may include common stocks, preferred stocks and securities convertible into common stocks, as well as warrants to purchase such securities. The debt securities in which the Partnership may invest may include bonds, debentures, notes, mortgage-related securities and municipal obligations. Certain of such securities may include lower rated securities which may provide the potential for higher yields and therefore may entail higher risk. The Partnership has stated that it will conduct its investment activities in such a manner so as not to be deemed an investment company under the 1940 Act.

         The Partnership's primary investment strategy in recent periods has been to seek to acquire undervalued assets including residential development projects, land parcels for future residential and commercial development, commercial properties, non-performing loans and securities of entities which own, manage or develop significant real estate assets, including limited partnership units and securities issued by real estate investment trusts. In addition to holding real property, the Partnership may consider the acquisition or seek effective control of land development companies and other real estate operating companies which may have significant assets under development and may enhance its ability to develop and manage the Partnership's properties. The Partnership may originate or purchase mortgage loans including non-performing mortgage loans. The Partnership will normally acquire non-performing mortgage loans with a view to acquiring title to or control over the underlying properties. The Partnership also may retain purchase money mortgages in connection with its sale of portfolio properties, with such terms as API deems appropriate at the time of sale. Certain of the Partnership's investments may be owned by special purpose subsidiaries formed by the Partnership or by joint ventures (including joint ventures with affiliates of API).

         Properties. As of September 30, 1998, the Partnership held interests in 198 separate real estate assets (primarily consisting of fee and leasehold interests and, to a limited extent, interests in real estate mortgages) in 32 states. Approximately 91% of the Partnership's properties are currently net-leased, 2% are operating properties, 2% are in the process of being developed and 5% are vacant and being marketed for sale. The following table summarizes the type, number per type and average net effective rent per square foot of the Partnership's properties:

                                                        Number             Average Net Effective
                  Type of Property                 of Properties           Rent Per Square Foot
                  ----------------                 -------------           --------------------

                  Retail                                  91                      $4.78(1)
                  Industrial                              22                      $2.37(1)
                  Office                                  28                      $7.36(1)
                  Supermarkets                            19                      $3.37(1)
                  Banks                                    7                      $4.85(1)
                  Other:
                    Properties That
                      Collateralize Purchase
                      Money Mortgages                      9                      N/A
                    Land                                  14                      N/A
                    Truck Terminals                        4                      $3.72(1)
                    Hotels                                 3                      N/A
                    Apartment Complexes                    1                      N/A

                  ---------------------------
                  (1)  Based on net-lease rentals.

         The following table summarizes the number of the Partnership's properties in each region specified below:

                   Location of Property          Number of Properties
                   --------------------          --------------------
                   United States:
                     Southeast                             90
                     Northeast                             41
                     South Central                          9
                     Southwest                             13
                     North Central                         41
                     Northwest                              4

         Additional detailed information concerning the real property of the Partnership is set forth on Schedule I hereto and incorporated herein by reference.

         From January 1, 1997 through December 31, 1997, the Partnership sold or otherwise disposed of 24 properties. In connection with such sales and dispositions, The Partnership received an aggregate of approximately $37,643,000 in cash, net of closing costs and amounts utilized to satisfy mortgage indebtedness which encumbered such properties. As of December 31, 1997, the Partnership owned seven properties that were being actively marketed for sale. The aggregate net realizable value of such properties is estimated to be approximately $4,164,000.

         From January 1, 1998 through September 30, 1998, the Partnership sold or otherwise disposed of 11 properties. In connection with such sales and dispositions, the Partnership received an aggregate of approximately $22,000,000 in cash, net of closing costs and amounts utilized to satisfy mortgage indebtedness which encumbered such properties. As of September 30, 1998, the Partnership owned seven properties that were being actively marketed for sale. The aggregate net realizable value of such properties is estimated to be approximately $4,049,000.

         On January 7, 1997 the Partnership sold three properties tenanted by Federal Realty Investment Trust ("FRIT") for a total selling price of approximately $9,363,000. Two first mortgages with principal balances outstanding of approximately $878,000 were repaid at closing. In addition, closing costs of approximately $40,000 were incurred. As a result, the Partnership recognized a gain of approximately $1,778,000 in 1997. In addition, on January 7, 1997, FRIT made a loan to the Partnership in the approximate amount of $8,759,000 secured by a fourth property tenanted by FRIT located in Broomal, Pennsylvania. Concurrently with this loan, the Partnership granted and FRIT exercised an option to purchase the Broomal property with a closing to occur on or about June 30, 1998. The purchase price is the unpaid balance of the mortgage loan of approximately $8,500,000 at the closing date. The nonrecourse mortgage loan bears interest at the rate of 8% per annum and requires monthly debt service payments of approximately $72,000.

         On January 16, 1997, the Partnership sold the Travelodge Hotel it had been operating since January 18, 1996 when the former tenant, Forte Hotels, Inc. entered into a Lease Termination and Mutual Release Agreement. The selling price was approximately $2,165,000 net of closing costs. A gain of $1,403,000 was recorded in 1997.

         In April 1997, the Partnership sold the hotel property located in Phoenix, Arizona. The selling price was approximately $15,525,000 net of approximately $250,000 of closing costs. A gain of approximately $7,863,000 was recognized in 1997.

         On December 12, 1997, the Partnership sold the property tenanted by Hancock Bank located in Baton Rouge, Louisiana. The selling price was $5,075,000 and closing costs of approximately $84,000 were incurred.
As a result, the Partnership recognized a gain of approximately $1,345,000.

         On February 19, 1998, the Partnership sold a property located in Palo Alto, California to its tenant, Lockheed Missile and Space Company, for a selling price of approximately $9,400,000. As a result, the Partnership recognized a gain of approximately $4,130,000 in the nine months ended September 30, 1998.

         On May 21, 1998, the Partnership sold a property located in Atlanta, Georgia tenanted by AT&T, Corp. for a selling price of $8,600,000. As a result, the Partnership recognized a gain of approximately $1,266,000 in the nine months ended September 30, 1998.

         In accordance with a previously executed option agreement, the Partnership sold a property located in Broomal, Pennsylvania to its tenant Federal Realty Investment Trust. The consideration received by the Partnership was a satisfaction of mortgage payable in the amount of approximately $8,500,000. A gain of approximately $2.6 million was recorded in the nine months ended September 30, 1998.

         In 1997, the Partnership acquired mortgages for approximately $16 million secured by certain real property in Cape Cod, Massachusetts. The properties are part of a master planned community and golf resort known as New Seabury. The debtor filed a Chapter 11 petition in the United States Bankruptcy Court, District of Massachusetts. In June 1998, a Chapter 11 plan of reorganization proposed by the Partnership was approved by the Bankruptcy Court. In late July 1998, the Partnership acquired substantially all of the debtor's assets including two golf courses, other recreational facilities, a villa rental program, condominium and time share units and land for future development. The Partnership assumed mortgage debt of approximately $3.5 million.

         For each of the years ended December 31, 1997, 1996 and 1995 and for the nine months ended September 30, 1998, no single real estate asset or series of assets leased to the same lessee accounted for more than 10% of the gross revenues of the Partnership. However, at December 31, 1997, 1996 and 1995, and for the nine months ended September 30, 1998, PGEC occupied a property, which represented more than 10% of the Partnership's total real estate assets. PGEC is an electric utility engaged in the generation, purchase, transmission, distribution and sale of electricity, whose shares are traded on the NYSE.

         The PGEC Property is an office complex consisting of three buildings containing an aggregate of approximately 803,000 square feet on an approximate
2.7 acre parcel of land located in Portland, Oregon. A Predecessor Partnership originally purchased the PGEC Property on September 11, 1978 for a price of approximately $57,143,000.

         The PGEC Property is net-leased to a wholly owned subsidiary of PGEC for forty years, with two ten-year and one five-year renewal options. The annual rental is $5,137,309 until 2003, $4,973,098 until 2018 and $2,486,549 during each renewal option. PGEC has guaranteed the performance of its subsidiary's obligations under the lease. The lessee has an option to purchase the PGEC Property in September of 2003, 2008, 2013 and 2018 at a price equal to the fair market value of the PGEC Property determined in accordance with the lease and is required to make a rejectable offer to purchase the PGEC Property in September 2018 for a price of $15,000,000. A rejection of such offer will have no effect on the lease obligations or the renewal and purchase options.

         On December 5, 1997 the Partnership executed a mortgage loan with Principal Mutual Life Insurance Company in the original principal amount of approximately $46.3 million, secured by, among other things, a first deed of trust, security agreement and assignment of rents on the PGEC Property. The loan replaced the existing mortgage loan on the complex with an outstanding principal balance of approximately $24.2 million, bearing interest at 8.5% and maturing in 2002. The interest rate is fixed at 7.51%. The entire net annual rent payable by PGEC of approximately $5,137,000 is required to be applied toward the debt service on the loan. The refinancing has a maturity date of September 10, 2008, at which time a remaining principal payment of approximately $20 million will be due from the Partnership.

         Selected Financial Data. Set forth below is a summary of certain financial data for the Partnership which has been excerpted from the Partnership's public filings and reports. More comprehensive financial and other information is included in such reports and other documents filed by the Partnership with the Commission, and the following summary is qualified in its entirety by reference to such reports and other documents and all the financial information and related notes contained therein.


                       AMERICAN REAL ESTATE PARTNERS L.P.
                          SELECTED FINANCIAL STATEMENTS
                 ( Dollars in Thousands except per Unit amounts)



                                           Nine Months Ended
                                             September 30,
                                    ----------------------------
                                         1998*         1997*
                                    ----------------------------
                                             (unaudited)
Total revenues                      $     69,718   $     48,876
                                    ============   ============
Earnings before property
  and securities transactions       $     46,253   $     25,867
Gain on sales and disposition
  of real estate                           9,760         13,288
Gain on sales of marketable
  equity securities                         --           29,188
Provision for loss on mortgages
  receivable                                --             --
Provision for loss on real estate           (602)          (705)
                                    ------------   ------------
Net earnings                        $     55,411   $     67,638**
                                    ============   ============
Net earnings per limited
  partnership unit:
  Basic:
     Earnings before property
       and securities transactions           .92            .91
     Net gain from property and
       securities transactions               .19           1.57
                                    ------------   ------------
     Net earnings                   $       1.11   $       2.48
                                    ============   ============
Weighted average limited
  partnership units outstanding       46,198,284    26,117,8853
                                    ============   ============

  Diluted:
    Earnings before property
      and securities transactions   $        .84   $        .90
    Net gain from property and
      securities transactions                .17           1.45
                                    ------------   ------------
   Net earnings                     $       1.01   $       2.35
                                    ============   ============
Weighted average limited partners
  units and equivalent partnership
  units outstanding                   53,918,593    28,230,2653
                                    ============   ============
Distributions to partners                    $--            $--
At  end of period:
Real estate leased to others        $    389,587   $    381,019
Hotel operating properties          $     33,031   $      4,881
Investment in treasury bills        $    422,600            $--
Mortgages and note receivable       $     87,444   $     69,633
Total assets                        $  1,088,123   $    966,144
Senior indebtedness                          $--   $     11,308
Mortgages payable                   $    187,514   $    141,305
Partners' equity                    $    862,183   $    801,580



                                                                  Year Ended December 31,
                                        -------------------------------------------------------------------------
                                            1997*          1996*          1995*          1994*          1993*
                                       ------------   ------------   ------------   ------------   ------------
Total revenues                         $     70,918   $     71,774   $     69,920   $     61,551   $     60,157
                                       ============   ============   ============   ============   ============
Earnings before property
  and securities transactions          $     41,020   $     34,240   $     30,833   $     19,577   $     18,379
Gain on sales and disposition
  of real estate                             16,051         24,517          5,091          4,174          4,760
Gain on sales of marketable
  equity securities                          29,188           --             --             --             --
Provision for loss on mortgages
  receivable                                 (9,790)          --             --             --             --
Provision for loss on real estate            (1,085)          (935)          (768)          (582)          (462)
                                       ------------   ------------   ------------   ------------   ------------
Net earnings                           $     75,384   $     57,822   $     35,156   $     23,169   $     22,677
                                       ============   ============   ============   ============   ============
Net earnings per limited
  partnership unit:
  Basic:
     Earnings before property
       and securities transactions     $       1.19   $       1.27   $       1.30   $       1.39   $       1.30
     Net gain from property and
       securities transactions                 1.08            .90            .19            .25            .30
                                       ------------   ------------   ------------   ------------   ------------
     Net earnings                      $       2.27   $       2.17   $       1.49   $       1.64   $       1.60
                                       ============   ============   ============   ============   ============
Weighted average limited
  partnership units outstanding          31,179,246     25,666,640     22,703,180     13,812,800     13,812,800
                                       ============   ============   ============   ============   ============

  Diluted:
    Earnings before property
      and securities transactions      $       1.16   $       1.20   $       1.17   $       1.39   $       1.30
    Net gain from property and
      securities transactions                   .97            .82            .16            .25            .30
                                       ------------   ------------   ------------   ------------   ------------
   Net earnings                        $       2.13   $       2.02   $       1.33   $       1.64   $       1.60
                                       ============   ============   ============   ============   ============
Weighted average limited partners
  units and equivalent partnership
  units outstanding                      34,655,395     28,020,392     27,538,840     13,812,800     13,812,800
                                       ============   ============   ============   ============   ============
Distributions to partners                       $--            $--            $--            $--   $      7,078
At  end of period:
Real estate leased to others           $    387,252   $    357,184   $    412,075   $    437,699   $    444,409
Hotel operating properties             $      5,002   $     12,955   $     13,362   $     13,654   $     14,070
Investment in treasury bills           $    372,165            $--            $--            $--            $--
Mortgages and note receivable          $     59,970   $     15,226   $     15,056   $      8,301   $     20,065
Total assets                           $    991,230   $    641,310   $    620,880   $    492,868   $    502,981
Senior indebtedness                    $     11,308   $     22,616   $     33,923   $     45,231   $     55,231
Mortgages payable                      $    156,433   $    115,911   $    163,968   $    174,096   $    195,274
Partners' equity                       $    809,325   $    485,559   $    404,189   $    259,237   $    236,068

------------
* To the extent financial information pertaining to the Partnership is reflected, such information is consolidated for the Partnership and AREH.
**  Includes extraordinary item (early extinguishment of debt).

       Certain Transactions.

       Rights Offering. On September 25, 1997, the Partnership completed a rights offering (the "1997 Offering"), pursuant to which it raised approximately $267 million, net of related expenses. Pursuant to the terms of the 1997 Offering, Holders on the record date received one transferable subscription right (each a "Right") for each five Units held. Each Right was exercisable at a subscription price of $52 for a combination of securities consisting of four Units and one Preferred Unit. High Coast acted as guarantor of the 1997 Offering. In consideration of acting as guarantor, High Coast was granted three demand and unlimited piggyback registration rights with respect to the Units. Initially, High Coast acquired 11,116,568 Units and 2,779,142 Preferred Units as a result of exercising Rights received based upon its ownership of Units. In addition, the Purchaser exercised an over-subscription privilege and pursuant to the foregoing and its subscription guaranty it acquired a total of 6,502,764 additional Units and 1,625,691 additional Preferred Units; as a result, the 1997 Offering was fully subscribed.

       Stratosphere. Stratosphere Corp. is a Nevada corporation which owns and operates the Stratosphere Tower, Casino and Hotel in Las Vegas, Nevada ("Stratosphere"). Stratosphere recently completed a reorganization under Chapter 11 of the United States Bankruptcy Code. Pursuant to Stratosphere's Restated Second Amended Plan of Reorganization (the "Plan of Reorganization"), Stratosphere's currently outstanding equity interests were surrendered, and a certain class of Stratosphere's outstanding debt securities ("Stratosphere Bonds") was converted into 100% of the equity interests in Stratosphere.

       Prior to the effective date of the Plan of Reorganization, AREH owned an aggregate of 48.5% of the Stratosphere Bonds. As a result of applicable licensing requirements of the Nevada Gaming Commission and the City of Las Vegas, AREH was required to obtain licenses to own and operate the Stratosphere Casino prior to the conversion of its Stratosphere Bonds into equity securities pursuant to the Plan of Reorganization.

       In an effort to ensure compliance with such licensing requirements, on June 5, 1998, AREH entered into a certain Repurchase Agreement and an associated Letter Agreement (together, the "Repurchase Agreement") with Nevar LLC, a newly-formed New York limited liability company wholly owned and operated by Mr. Icahn. AREH entered into the Repurchase Agreement with Nevar because both parties anticipated that Nevar would obtain licensing to own and operate the Stratosphere Casino prior to the effective date of the Plan of Reorganization, while AREH would not. This expectation was based on the premise that investigations conducted by governmental authorities in connection with the licensing process would be less time-consuming with respect to Nevar because, whereas AREH's application for licensing would require the investigation of AREH's multiple officers, directors and affiliates, the investigation by the licensing authorities of Nevar, which is owned and operated solely by Mr. Icahn, would require the investigation of Mr. Icahn only.

       The Repurchase Agreement provides, among other things, that AREH would sell all of its Stratosphere Bonds to Nevar if: (i) Stratosphere's Plan of Reorganization, converting Stratosphere Bonds to equity interests, became effective before AREH obtained licensing to own and operate the Stratosphere Casino; and (ii) Nevar had obtained licensing to own and operate the Stratosphere Casino by such time. The Repurchase Agreement further provides that if AREH obtains all licensing necessary to own and operate the Stratosphere Casino within 18 months of the sale of its Stratosphere Bonds to Nevar, Nevar will sell back to AREH, at the same purchase price Nevar paid to AREH, plus interest per annum of 150 basis points over Citibank's prime rate and reimbursement of certain of Nevar's costs during such term, all of the equity interests which AREH's Stratosphere Bonds were converted into, along with AREH's proportionate share of all sale proceeds, stock rights, acquired shares and other benefits which have accreted to such equity interests or have been purchased by Nevar during the term of Nevar's ownership.

       By August 28, 1998, Nevar was fully licensed to own and operate the Stratosphere Casino. On October 14, 1998, Stratosphere's Plan of Reorganization became effective. As of the effective date of Stratosphere's Plan of Reorganization AREH had not yet obtained licensing to own and operate the Stratosphere Casino and, pursuant to the Repurchase Agreement, AREH sold all of its Stratosphere Bonds to Nevar.

       AREH is currently in the process of seeking to obtain licensing which will permit it to repurchase its interest in Stratosphere back from Nevar, as provided for in the Repurchase Agreement.

       Phillips Services. AREH and High River Limited Partnership ("High River"), a Delaware limited partnership of which Mr. Icahn owns more than 99%, have recently acquired from third parties a position in the bank debt of Philip Services Corp. and Philip Services (Delaware), Inc. (collectively "Philip"), and has the status of a lender under Philip's credit facility with Canadian Imperial Bank of Commerce and certain other lenders (the "Credit Facility"). As of the date hereof, High River owns approximately 14% of the common shares of Philip, which were acquired by High River in various purchases made since May 1998.

       ARVIDA Transaction. Raleigh Capital Associates, L.P. ("Raleigh"), is a Delaware limited partnership the sole general partner of which is Zephyr Partners ("Zephyr"), a New York partnership, and the sole limited partner of which is Boreas Partners, L.P. ("Boreas"), a Delaware limited partnership. The partners of Zephyr are GP Aeolus, Inc., a New York corporation wholly-owned by Mr. Icahn, and AREHGP, Inc. ("AREHGP"), a Delaware corporation wholly-owned by AREH. The general partners of Boreas are Bayswater and AREHGP, and the limited partners of Boreas are AREH, Bayswater, Stanmore LLC and Northholt LLC. Stanmore LLC and Northholt LLC are Delaware limited liability companies, the sole member of which is AREH. On October 30, 1998, Bayswater, Stanmore LLC and Northholt LLC subscribed for $40.5 million, $60 million and $34.5 million, respectively, of capital of Boreas, payable on the earlier of (i) five days after written request or (ii) April 15, 1999. AREH indirectly owns a 70% interest in Raleigh and Mr. Icahn indirectly owns a 30% interest in Raleigh. Prior to May 1998, several entities unaffiliated with AREH or Mr. Icahn were also general or limited partners of Raleigh. In May 1998, Raleigh redeemed the partnership interests of all of its partners other than Zephyr and Boreas (the "Redemption"), leaving Zephyr and Boreas as Raleigh's sole general partner and limited partner. Raleigh acquired 79,696 units of limited partnership interest ("Arvida Units") in Arvida/JMB Partners, L.P. ("Arvida") for an aggregate purchase price of approximately $36.7 million pursuant to a tender offer which expired on August 1, 1996. Raleigh acquired an additional 26,405 Arvida Units for an aggregate purchase price of approximately $11.6 million pursuant to a subsequent tender offer which expired on April 29, 1997. Raleigh currently beneficially owns 106,747 Arvida Units, constituting approximately 26.4% of the issued and outstanding Arvida Units.

        Raleigh, Arvida /JMB Managers, Inc., the general partner of Arvida (the "Arvida General Partner"), The St. Joe Company, a Florida corporation (the "Arvida Unit Purchaser"), and the Partnership have entered into a Buy/Sell Agreement, dated as of November 6, 1998 (the "Agreement"), pursuant to which, among other things (and subject to various conditions and limitations set forth therein): (i) Raleigh must elect, on or prior to December 10, 1998, either (a) to sell all of its Arvida Units to the Arvida Unit Purchaser at a price determined by the Arvida General Partner (the "Buy/Sell Price") (a "Sale Election") or (b) to purchase substantially all of the assets of the Arvida General Partner, including its general partner interest and the interests of the Associate Limited Partners in Arvida (collectively, the "GP Assets")(a "Purchase Election"). If Raleigh makes a Purchase Election, it must also make a tender offer (the "Raleigh Tender Offer") for any and all outstanding Arvida Units at a price determined by Raleigh which is equal to or greater than the Buy/Sell Price, which Raleigh Tender Offer would close contemporaneously with the closing of the purchase and sale of the GP Assets. As of the closing of such purchase and sale, Raleigh would become the general partner of Arvida. Nothing herein shall be deemed to commence a Raleigh Tender Offer for Arvida Units, which Raleigh Tender Offer would be commenced by Raleigh only following its making a Purchase Election pursuant to, and subject to the terms and conditions set forth in, the Agreement. Raleigh is currently conducting a "due diligence" investigation of Arvida and the Arvida

General Partner to enable it to determine whether to make a Sale Election or a Purchase Election. No such determination has yet been made. The Partnership has guaranteed Raleigh's obligations under the Agreement. If Raleigh makes a Purchase Election and all outstanding Arvida Units not already owned by Raleigh were tendered pursuant to the Raleigh Tender Offer, the aggregate purchase price for such Arvida Units and the GP Assets would be in excess of $150 million. As a condition to the obligation of the Arvida General Partner to sell the GP Assets, Raleigh is required to obtain the consent of Arvida's senior lenders to such transaction or arrange for the re-financing of Arvida's senior secured debt (approximately $61.8 million as of September 30, 1998). In addition, if Raleigh makes a Purchase Election, at the closing of the purchase and sale of the GP Assets, the Arvida General Partner will assign to Raleigh a promissory note in the principal amount of approximately $21 million issued to the Arvida General Partner by an affiliate in exchange for the assignment by Raleigh to the Arvida General Partner of a promissory note of like principal amount to be issued to Raleigh by the Partnership.

       In connection with the execution and delivery of the Agreement, Mr. Icahn has agreed to cause High River, to indemnify the Partnership and its wholly-owned subsidiary entities against any claims, losses and liabilities incurred by any of them relating to Raleigh ("Raleigh Losses"), and the Partnership has agreed to indemnify Mr. Icahn and entities wholly-owned by Mr. Icahn against any Raleigh Liabilities incurred by any of them, so that all such Raleigh Liabilities are shared by the Partnership, on the one hand, and Mr. Icahn, on the other hand, ratably in accordance with their respective ownership interests in Raleigh.

         Kahn Litigation. On or about September 9, 1997, Amanda Heather Kahn and Kimberly Robin Kahn commenced a litigation captioned Amanda Heather Kahn and Kimberly Robin Kahn v. Carl C. Icahn, American Property Investors, Inc., Bayswater Realty and Capital Corp., Alfred D. Kingsley, John P. Saldarelli, William A. Leidesdorf, Jack G. Wasserman and American Real Estate Partners, L.
P. in the Delaware Chancery Court in New Castle County (the "Court") (C.A. no. 15916). The plaintiffs' complaint purports to state derivative claims on behalf of American Real Estate Partners, L.P. claiming breach of fiduciary duty, breach of the duty of loyalty and usurpation of partnership opportunities arising out of investments in Stratosphere and Arvida. On or about April 3, 1998, the defendants moved to dismiss the complaint. On November 12, 1998, the Court granted the defendants' motion to dismiss the complaint. Plaintiffs have until December 16, 1998 to appeal the Court's grant of the defendants' motion to dismiss.

       Miller Litigation. On November 18, 1998, Ruth Ellen Miller filed a Class Action Complaint bearing the caption Ruth Ellen Miller, on behalf of herself and all others similarly situated v. American Real Estate Partners, L.P., High Coast Limited Partnership, American Property Investors, Inc. Carl C. Icahn, Alfred Kingsley, Mark H. Rachesky, William A. Leidesdorf, Jack G. Wasserman and John P. Saldarelli in the Delaware Chancery Court in New Castle County (Civil Action No. 16788NC) (the "Complaint"). The Complaint purports to state claims on behalf of a putative class of all holders of Units sounding in breach of fiduciary duty, aiding and abetting breaches of fiduciary duty, injunction and breach of the Partnership Agreement. The Complaint seeks to have Ms. Miller appointed as class representative and that the putative class be certified. The Complaint also seeks an unspecified amount in damages and injunctive relief: (i) dissolving the Partnership; (ii) enjoining API from continuing to act as general partner of the Partnership; (iii) enjoining the Partnership from engaging in any transaction in which Icahn has either a direct or indirect interest, absent an affirmative vote of a majority of the outstanding Units held by the putative class, including this Offer; and (iv) ordering API to exercise its fiduciary obligations. The Complaint also seeks costs and attorneys' fees.

       Other Transactions. In May 1995, the Partnership and an affiliate of API ("Affiliate") entered into an agreement with the third-party landlord of its leased executive office space. The agreement provided for the Partnership and the Affiliate to relocate their offices to an adjacent building also owned by the landlord which relocation occurred in September 1995. In accordance with the agreement, the Partnership entered into a lease, expiring in 2001, for 7,920 square feet of office space, at an annual rental of approximately $153,000. The Partnership has sublet to certain affiliates of API 3,205 square feet at an annual rental of approximately $62,000, resulting in a net annual rental of approximately $91,000. Affiliates of API reimbursed the Partnership for approximately $62,000 in rent paid by the Partnership on its behalf during 1997 in connection with the new lease. The prior lease, which was terminated, provided for approximately 6,900 square feet at an annual rental of $155,000 to the Partnership. In addition, the Partnership and the Affiliate received a lease termination fee of $350,000 allocated $175,000 to the Partnership and $175,000 to the Affiliate. Such allocations and the terms of the sublease were reviewed and approved by API's board of directors' Audit Committee (the "Audit Committee"). In addition, in 1997 the Partnership entered into a license agreement for a portion of office space from an affiliate of API. The license agreement dated as of February 1, 1997 expires May 22, 2004 unless sooner terminated in accordance with the agreement. Pursuant to the license agreement, the Partnership has the non-exclusive use of approximately 3,547 square feet of office space and common areas (of an aggregate 21,123 rentable square feet sublet by such affiliate) for which it pays $17,067.78 per month, together with 16.79% of certain "additional rent". In 1997, the Partnership paid an affiliate of API $68,747 of rent in connection with this licensing agreement. In connection with the build-out of the space, the Partnership reimbursed such affiliate $486,989, representing the Partnership's allocable share of such costs net of a pro rata share of the sub-lessor's allowance for such build-out. The terms of such sublease were reviewed and approved by the Audit Committee. The Partnership was paid by API for payroll and certain other expenses $34,000 and $50,000 in 1997 and 1996, respectively.

       Additional Information. The Partnership is subject to the information and reporting requirements of the Exchange Act, and in accordance therewith is required to file reports and other information with the Commission relating to its business, financial condition and other matters. Such reports and other information may be inspected at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and are available for inspection and copying at the regional offices of the Commission located in Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048 and at the Commission's World Wide Website at http://www.sec.gov. Copies of such material can also be obtained from the Public Reference Room of the Commission in Washington, D.C. at prescribed rates. In addition, the Purchaser will provide such material to Holders upon request at the cost of the Purchaser.


         SECTION 10. INFORMATION CONCERNING THE PURCHASER AND CERTAIN AFFILIATES OF THE PURCHASER.

       The Purchaser is a Delaware limited liability company, formed in November 1998. The Purchaser has no assets and has engaged in no transactions prior to the date hereof. The sole member of the Purchaser is High Coast. High Coast's sole assets consist of approximately $800,000 in cash and its ownership of 31,515,044 Units and 6,642,067 Preferred Units and its does not currently have any other interests or liabilities. The general partner of High Coast, Beckton is directly 100% owned by Mr. Icahn and the limited partners of High Coast, ACF and Tortoise are indirectly, more than 99% owned by Mr. Icahn. Beckton is a Delaware corporation, formed in November 1998. Beckton has no assets other than its interest in High Coast and its ownership of all of the stock of API and has engaged in no transactions prior to the date hereof.

         Funding for the Offer will be provided by Unicorn Associates Corporation. (See Section 11 - "Source of Funds").

         The address of the principal office of the Purchaser, Beckton and High Coast is 100 South Bedford Road, Mount Kisco, New York 10549. Mr. Icahn's business address is c/o Icahn & Co., Inc., One Wall Street Court, New York, New York 10005.

       Mr. Icahn's present principal occupation or employment is set forth on
Schedule II attached hereto and is incorporated herein by reference. Also set forth on Schedule II and incorporated herein by reference are Mr. Icahn's material occupations, positions, offices or employments during the past five years, including the principal business and address of any business, corporation or other organization in which such occupation, position, office or employment was carried on.

       Neither the Purchaser nor High Coast has any executive officer or director. The name, position, citizenship, business address, present principal occupation or employment, material occupations, positions, offices or employments during the past five years and the principal business address of any business corporation or other organization in which such occupation, position, office or employment was carried on, of each executive officer and director of Beckton, the sole general partner of High Coast, are set forth on Schedule II attached hereto and are incorporated herein by reference.

       Neither the Purchaser, High Coast, Beckton, Mr. Icahn, nor any executive officer or director of any of the foregoing, has been, during the past five years, (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of such laws.

       Except as set forth in this Offer to Purchase: (i) neither the Purchaser, High Coast, Beckton, Mr. Icahn nor, to the best of the Purchaser's knowledge, any of the persons listed on Schedule II, nor any affiliate of the foregoing beneficially owns or has a right to acquire any Units; (ii) neither the Purchaser, High Coast, Beckton, Mr. Icahn nor, to the best of the Purchaser's knowledge, any of the persons listed on Schedule II, nor any affiliate of the foregoing has effected any transaction in the Units within the past 60 days;
(iii) neither the Purchaser, High Coast, Beckton, Mr. Icahn nor, to the best of the Purchaser's knowledge, any of the persons listed on Schedule II nor any affiliate of the foregoing has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning the transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies; (iv) there have been no transactions or business relationships which would be required to be disclosed under the rules and regulations of the Commission between any of the Purchaser, High Coast, Beckton, Mr. Icahn or, to the best of the Purchaser's knowledge, any of the persons listed on Schedule II, on the one hand, and the Partnership or its affiliates, on the other hand; and (v) since the commencement of the Partnership's third full fiscal year preceding the date of this Offer to Purchase there have been no contracts, negotiations, or transactions between the Purchaser, High Coast, Beckton, Mr. Icahn or, to the best of the Purchaser's knowledge, any of the persons listed on Schedule II, on the one hand, and the Partnership or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets.

       Pension Liability Considerations. ERISA and the Code require that a contributing sponsor ("Sponsor") of a defined benefit pension plan ("Pension Plan") subject to ERISA and the Code make certain minimum funding contributions to fund the benefits that participants accrue under the Pension Plan. Upon termination of a Pension Plan, its Sponsor is liable for any unfunded benefit liabilities that exist at the time of termination ("Termination Liabilities"). Liability for minimum funding contributions and Termination Liabilities under a Pension Plan extends, jointly and severally, to each member of a Sponsor's "controlled group" (generally defined to include parent entities and their 80% owned subsidiaries and certain brother-sister entities). Moreover, upon the failure to make minimum funding contributions in excess of $1 million when due or pay Termination Liabilities after demand by the Pension Benefit Guaranty Corporation (the "PBGC"), liens in favor of the relevant Pension Plans or the PBGC, respectively, would attach to the assets of all members of the Sponsor's controlled group.

       If more than approximately 4.8 million Units are tendered to the Purchaser and accepted for payment, Mr. Icahn will indirectly own more than an 80% interest in the Partnership and the Partnership will be deemed to be a member of the Controlled Group which includes ACF Industries Incorporated ("ACF") and an ACF subsidiary, Pichin Corp. ("Pichin"), by virtue of Mr. Icahn's direct and indirect ownership of at least 80% of such entities. However, the determination of whether the Partnership will be deemed to be a member of the Controlled Group involves some degree of uncertainty. For example, although the foregoing analysis is based on the book value of the Units and Preferred Units, it is possible that the determination of ownership interest should be made on the basis of market values rather than on book values. If it is correct to base such determination on an analysis of market values, then based on current market prices Mr. Icahn may indirectly own more than 80% in the Partnership, and the Partnership may be deemed a member of the Controlled Group, if approximately 4.4 million Units are tendered to the Purchaser and accepted for payment.

       In addition, Mr. Icahn's failure to acquire 4.8 (or 4.4) million Units may not preclude the Partnership from becoming a member of the Controlled Group in the future. The ownership test for controlled group membership is based upon an 80% ownership of either a partnership's capital or profits interest. Because Mr. Icahn owns in excess of 80% of the Preferred Units, the Partnership may be viewed as a member of the Controlled Group in any year in which distributions with respect to the Preferred Units are a substantial portion of the Partnership's profits, if such distributions are viewed as a profits interest. Currently, the Partnership's profits are well in excess of the amount of distributions with respect to the Preferred Units and, in any case, it is uncertain that distributions on the Preferred Units would be viewed as a profits interest for this purpose. Similarly, since the Partnership's equity held by holders of Preferred Units increases every year as a result of the distributions on the Preferred Units, if such equity increases disproportionately faster relative to the equity of the Holders of Units, then even if Mr. Icahn does not acquire more than 4.4 million units, the Partnership could still become a member of the Controlled Group in a future year.

       ACF and other members of the Controlled Group sponsor several Pension Plans ("ACF Pension Plans") (not including the TWA Plans described below) which are underfunded in the aggregate by approximately $26 million on an ongoing actuarial basis as of the first day of each plan's current plan year, and by approximately $91 million if each of the ACF Pension Plans would have been terminated on such date and the PBGC's actuarial assumptions were applied. The liability upon plan termination could be more or less than this amount depending on future changes in promised benefits, investment returns, the assumptions used to calculate the liability and the outcome of any litigation relating to the amount of liability. If the Partnership becomes part of the Controlled Group, the Partnership would be jointly and severally liable for any failure of ACF or any other member of the Controlled Group to make minimum funding contributions or pay Termination Liabilities with respect to the ACF Pension Plans. The PBGC could demand that the Partnership pay the liabilities and could, at its discretion, enforce against the assets of the Partnership the statutory liens arising from any such failure.

       Pursuant to a settlement (the "Settlement") entered into in 1993 by the PBGC and TWA, among others, in connection with the Chapter 11 bankruptcy case of TWA, as amended and revised to date, Pichin became the Sponsor directly liable for minimum funding obligations of the Pension Plans for Trans World Airlines ("TWA") employees (the "TWA Plans"), which TWA Plans had theretofore been frozen. If the Partnership is deemed to be a member of the Controlled Group it would be jointly and severally liable, together with all other entities in the Controlled Group, for minimum funding obligations of the TWA Plans. However, Pichin has the right under the Settlement to terminate the obligation to make minimum funding payments for future periods by causing a termination of the TWA Plans. In the event of any such termination, under the Settlement payments for any Termination Liabilities in respect of the TWA Plans ("Termination Payments") are required to commence 18 months after the date of termination and are limited to 8 annual payments of $30 million each. However, the PBGC's recourse under the Settlement with respect to the Termination Payments is limited to the collateral pledged to secure such Termination Payments. Control over making the minimum funding payments and the determination of whether to seek termination of the TWA Plans ultimately will be in the control of Mr. Icahn.

       Because of the current underfunded status of the ACF Pension Plans and the TWA Plans, certain members of the Controlled Group, which may include the Partnership if more than approximately 4.4 million Units are tendered to the Purchaser pursuant to the Offer and accepted for payment, are subject to 30-day advance reporting to the PBGC of certain corporate transactions that are deemed to be "reportable events" under ERISA. Such reportable events include, among other things, any transaction which would result in a Controlled Group member leaving the Controlled Group, and certain extraordinary dividends and stock redemptions. Thus, any transaction in which the Partnership would cease to be a member of the Controlled Group after having become such a member (such as the issuance of additional Units so as to dilute Mr. Icahn's interest below 80%), and certain extraordinary distributions and redemptions with respect to the Units, would be subject to the 30-day advance reporting requirements. Generally, while the PBGC has no authority to enjoin any such reportable event, the PBGC could institute proceedings to terminate one or more of the ACF Pension Plans and/or the TWA Plans, thus triggering Termination Liabilities for members of the Controlled Group, if it reasonably expects that any such event presents an unreasonable increase in the possible long-run loss of the PBGC with respect to such plans.

       In connection with the Offer, Starfire , which is directly 100% owned by Mr. Icahn, delivered to API an undertaking (the "Indemnity"), pursuant to which it would undertake to indemnify and hold the Partnership harmless from all losses, costs and expenses resulting from the imposition of any minimum funding or termination liabilities, as described above, on the Partnership or its assets. The Indemnity provides, among other things, that so long as such contingent liabilities exist and could be imposed on the Partnership, Starfire will not make any distributions to its stockholders that would reduce its net worth to less than $250 million. Starfire is permitted to delegate its duties under the Indemnity (and therefore cease to be obligated thereunder) to Mr. Icahn, or to any entity affiliated with Mr. Icahn provided that such entity has a net worth of greater than the lesser of: (i) $250 million, or (ii) the net worth of Starfire (or the person then obligated under the Indemnity) at the time of such delegation. The Indemnity provides that it will become effective if the Purchaser acquires, pursuant to the Offer, a number of Units such that the Partnership is deemed under ERISA or the Code to be a member of the Controlled Group.

       Set forth below is audited financial information with respect to Starfire and its consolidated subsidiaries. Starfire is not subject to periodic reporting requirements under the Exchange Act.

                  STARFIRE HOLDING CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                December 31, 1997
                              (Dollars in millions)
--------------------------------------------------------------------------------

ASSETS
Current Assets:
     Cash and cash equivalents (including reverse repurchase
         agreements of $343 in 1997)                                $    551
     Marketable securities, at market value                               80
     Receivables:
         Trade receivables, net of allowance for doubtful
              accounts (52 in 1997)                                       59
         Receivable from brokers and dealers                             117
         Interest and dividends                                           15
     Inventories                                                          59
     Prepaid expenses and other assets                                    40
                                                                     -------
              Total current assets                                       921
                                                                     -------

Property, plant and equipment:
     Land                                                                  2
     Manufacturing facilities                                            118
     Specialized railroad cars leased to others                        1,670
     Other                                                                11
                                                                     -------
                                                                       1,801
     Less accumulated depreciation and amortization                      677
                                                                     -------
                  Net property, plant and equipment                    1,124
                                                                     -------
Investments in other partnerships                                        978
Amounts due from affiliates                                              211
Investment in sales-type lease                                           170
                  Total assets                                        $3,404
                                                                     =======
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
     Short-term debt                                                 $   497
     Securities sold, not yet purchased                                   83
     Note payable                                                          1
     Trade payables                                                       64
     Accrued expenses:
         Salaries, wages and employee benefits                             5
         Interest                                                         19
         Other                                                            41
                                                                     -------
                  Total current liabilities                              710

Long-term debt                                                         1,309
Deferred income taxes, net                                               292
Phase-out reserve, less current portion                                   73
Other liabilities                                                        122
                                                                     -------
                  Total liabilities                                    2,506
                                                                     -------
Shareholder's equity:
     Common stock, voting, $.10 par; authorized 10,000
         shares, issued 579 shares                                        --
     Retained earnings                                                   920
     Minimum pension liability adjustment, net of taxes                  (13)
     Common stock held in treasury, 15 shares                             (1)
     Unrealized gains (losses) on marketable securities, net of
         taxes of $(5) in 1997                                            (8)
                                                                     -------
                  Total shareholder's equity                             898
                                                                     -------
                  Total liabilities and shareholder's equity         $ 3,404
                                                                     =======

                  STARFIRE HOLDING CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                          Year Ended December 31, 1997
                              (Dollars in millions)
--------------------------------------------------------------------------------

 Revenues:
     Railcar rentals and services                                    $   205
     Ticket sales                                                        201
     Manufacturing operations                                            297
     Equity in earnings of partnerships                                  160
     Gain on sales-type lease                                            154
     Investment income, net                                               63
     Other                                                                46
                                                                    --------

                  Total revenues                                       1,126
                                                                    ========
Costs and expenses:
     Fleet operating expenses                                             27
     Cost of ticket sales                                                151
     Cost of manufacturing                                               264
     Selling, administrative and other expenses                           93
     Depreciation and amortization                                        52
     Interest                                                            128
     Phase-out reserve expense                                             1
                                                                    --------

                  Total costs and expenses                               716
                                                                    --------
                  Income before income taxes and extraordinary item      410
                                                                    --------

Income tax expense                                                       146
                                                                    --------
                  Income before extraordinary item                       264

Early extinguishment of debt, net of taxes of $15                         20
                                                                    --------

                  Net income                                         $   244
                                                                     -------


         SECTION 11. SOURCE OF FUNDS.

         The Purchaser is a newly formed entity. The Purchaser expects that approximately $105,000,000 (exclusive of fees and expenses) will be required to purchase 10 million Units, if tendered. The Purchaser will obtain the funds necessary to complete the Offer from a capital contribution from High Coast. High Coast will obtain such funds from a capital contribution from its limited partner, Tortoise which will in turn receive the same as an indirect capital contribution from Unicorn Associates Corporation ("Unicorn"). Mr. Icahn, the direct or indirect owner of more than 99% of the ownership interest of the above entities, will cause the capital contributions referred to above to be made.

         Set forth below is financial information with respect to Unicorn and its consolidated subsidiaries. Unicorn is not subject to periodic reporting requirements under the Exchange Act. The financial information set forth below with respect to Unicorn is unaudited. Unicorn does not prepare audited financial statements in the ordinary course of its business and, accordingly, such audited financial statements were not available or obtainable without unreasonable cost or expense.

                 UNICORN ASSOCIATES CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                               September 30, 1998
                                  (in millions)
                                   (unaudited)
-------------------------------------------------------------------------------

ASSETS

Cash and cash equivalents                                  $    197.5
Marketable securities                                            72.0
Receivables:
       Accrued interest                                           0.2
       Notes                                                     17.9
Amounts due from brokers                                         79.1
Investments in partnerships                                   1,038.1
Amounts due from affiliates                                      89.1
Deferred charges, deposits and other assets                       1.0
                                                           ----------
       Total assets                                           1,494.9
                                                           ==========
LIABILITIES AND SHAREHOLDER'S EQUITY

Liabilities
       Income taxes payable                                      25.6
       Securities sold, not yet purchased                        52.3
       Deferred income taxes                                     10.0
                                                           ----------

       Total liabilities                                         87.9
                                                           ----------
Shareholder's equity:
       Common stock, no par value per share, 3,000 shares
         authorized.  1,002 shares issued and outstanding     1,157.8
       Retained earnings                                        293.4
       Unrealized holding losses on marketable securities
          net of taxes of $16.8 million                         (44.2)
                                                           ----------
       Total shareholder's equity                             1,407.0
                                                           ----------
       Total liabilities and shareholder's equity          $  1,494.9
                                                           ==========


                      CONSOLIDATED STATEMENT OF OPERATIONS
                      Nine Months Ended September 30, 1998
                                  (in millions)
                                   (unaudited)
-------------------------------------------------------------------------------


                                                          Nine Months Ended
                                                          September 30, 1998
                                                          ------------------
Revenues

       Interest and other income                              $   31.1
       Equity in earnings of partnerships                         50.2
       Net realized gains                                          5.9
                                                              ---------
              Total revenues                                      87.2
                                                              ---------
Cost and expenses:
       Interest expense                                            5.1
       Other expenses                                              0.3
                                                              ---------
              Total cost and expenses                              5.4
                                                              ---------
Income before income tax expense                                  81.8
Income tax expense                                                31.1
                                                              ---------
Net income                                                    $   50.7
                                                              ========

         SECTION 12. PRICE RANGE OF UNITS

         The Units are traded on the NYSE under the symbol "ACP." Trading on the NYSE commenced July 23, 1987, and the range of high and low market prices for the Depositary Units on the New York Stock Exchange Composite Tape (as reported by The Wall Street Journal) from March 31, 1996 through September 30, 1998 is as follows:

Quarter Ended:                         High                Low
--------------                         ----                ---

March 31, 1996                         $ 9.375          $ 8.625
June 30, 1996                            9.125            8.875
September 30, 1996                       9.125            8.625
December 31, 1996                        9.25             8.875

March 31, 1997                          11.75             9.125
June 30, 1997                           14.25             9.875
September 30, 1997                      13.625           10.625
December 31, 1997                       11.375            9.4375

March 31, 1998                          11.50             9.8125
June 30, 1998                           10.75             9.75
September 30, 1998                      10.25             8.0625

         The last sales price of the Units on the last full trading day prior to the date of announcement of the Offer, as reported by the New York Stock Exchange Composite Tape (as reported by The Wall Street Journal) was $7 1/4 per Unit.

         SECTION 13. PURCHASE PRICE CONSIDERATIONS.

         Background. The Purchaser has set the Purchase Price at $10.50 net per Unit. The Purchase Price represents the price at which the Purchaser is willing to purchase Units. No independent person has been retained by the Purchaser to evaluate or render any opinion with respect to the fairness of the Purchase Price and no representation is made by the Purchaser or any affiliate of the Purchaser as to such fairness. Limited Partners are urged to consider carefully all of the information contained in the Offer to Purchase and related documents and consult with their own advisors, tax, financial or otherwise, in evaluating the terms of the Offer, before deciding whether to tender Units.

         The Purchaser is making the Offer because it believes that the Units represent an attractive long-term investment at the Purchase Price, which has been established by the Purchaser. There can be no assurance, however, that this judgment is correct, and, as a result, ownership of Units (either by the Purchaser or Holders who retain their Units) will remain a speculative investment.

         The Partnership has not made any distributions to Holders for the last four years (other than in connection with the 1997 Rights Offering (see Section 9 - "Certain Information Concerning the Partnership") and a similar rights offering conducted by the Partnership in March, 1995). The Partnership has stated its belief in its public filings that excess cash should be used to enhance long-term Holder value through investments in assets and companies with assets undervalued by the market. Mr. Icahn, the indirect owner of all of the ownership interest of API, the general partner of the Partnership, believes the Partnership should continue to hold and invest, rather than distribute, cash and that the cash assets of the Partnership should be applied prudently to: (i) enhance the Partnerships existing properties; (ii) support the Partnership's existing debt and property maintenance obligations; and (iii) provide opportunities to the Partnership for additional investments in and relating to real property, including, without limitation, land and land development, and securities, including, without limitation, high yield bonds, on a domestic and international basis, as appropriate opportunities arise. In addition, Mr. Icahn does not believe that it is an appropriate time for any substantial dispositions of the Partnership's real property assets.

         The Purchaser believes, based on communications received by the Partnership, that certain Holders may disagree with the Partnership's plans regarding distributions and the use of cash outlined above or may otherwise desire to derive cash from their investment in the near term. The Offer gives Holders the opportunity to sell their Units at a premium over the current market price for the Units.

         Assistance by Partnership Employees. The Purchaser was assisted in its updating, gathering and review of data and in its preparation, analysis, calculations and estimations of the values set forth in the Offer to Purchase by certain employees of the Partnership. Any reference herein to any updating, gathering and review of data, or any preparation, analysis, calculation, estimation or similar activity by the Purchaser, includes the activities of such persons. The Purchaser will reimburse the Partnership for all costs, salary and related items incurred by the Partnership in respect of such employees based upon the time spent providing such assistance to the Purchaser.

         Estimate of Liquidation Value. In connection with the Offer, the Purchaser estimated the liquidation value of the Partnerships assets to be $18.36 per Unit or $16.45 per Unit on a fully diluted basis.1 The Purchaser's estimate of liquidation value per Unit is based on a hypothetical sale of all of the Partnership's properties and the distribution to the Holders and API of the gross proceeds of such sales, net of related indebtedness, together with the Partnership's cash, proceeds from security investments including stocks, bonds, and limited partnership interests and all other assets that are believed to have liquidation value, after provision in full for all of the Partnership's other known liabilities and after giving effect to the estimated costs associated with winding up the Partnership, which may include real estate transaction costs such as brokerage commissions, legal fees, title costs, closing expenses etc. Additionally, estimated brokerage expenses incurred in selling securities and the costs associated with winding up the Partnership were deducted.

         The Purchaser's analysis of liquidation value described herein is merely theoretical, assumes the availability of a willing buyer and may not itself reflect the value of the Units because, among other things: (i) there is no assurance that any such liquidation could occur in the foreseeable future; and (ii) any liquidation in which the estimated values contemplated herein might be realized could take an extended period of time (at least a year and quite possibly significantly longer, with the exception of cash and marketable securities) during which the Partnership and its partners would continue to be exposed to the risk of fluctuations in asset values because of changing market conditions and other factors. For any property sales in which the Partnership would be required to indemnify the buyer for matters arising after the closing, a portion of the sales proceeds could be held by the Partnership until all possible claims were satisfied, further extending the delay in the receipt by the Holders of liquidating proceeds. Because of these factors, the Purchaser believes the actual current value of a Unit may be less then its estimate of the liquidation value. Conversely, there is a possibility that the value realizable in an orderly liquidation could be greater then the estimated liquidation value. A reduction in operating expenses or an increase in rental revenues would result in a higher liquidation value under the method described above. Similarly, a higher liquidation value would result if a buyer applied lower capitalization rates (reflecting a willingness to accept a lower rate of return on its investment) to the net operating income generated by the

--------
         1 In estimating the diluted liquidation value per Unit in the Offer, the Purchaser divided the estimated net liquidation value attributable to limited partner interests by the number of Units and Unit equivalents outstanding. For this purpose, the Preferred Units were treated as Unit equivalents based on the methodology for the redemption of Preferred Units in exchange for Units as set forth in the Partnership Agreement.

Partnership's properties than the capitalization rates applied by the Purchaser as discussed below. Additionally, stocks, bonds and other securities may be subject to significant market swings. The analysis described in this Section 13, is based on a series of assumptions, some of which may not be correct. Accordingly, this analysis should be viewed as indicative of the Purchaser's approach to valuing Units and not as any way predictive of the likely result of any future transaction.

Methodology To Determine Gross Real Estate Value. In arriving at the liquidation value, the Purchaser reviewed the actual lease terms, property cash flow history and performance measures, any other existing file information (property descriptions, photographs, site and/or building plans, third-party appraisals (if any), internal engineering inspection reports, market studies, etc.) where available, for each specific property.

         The Purchaser generally contacted a real estate professional (commercial sales broker, leasing broker, investor or appraiser) at the time of the valuation in each local market who was familiar with the subject property's location and the local real estate marketplace to update the file on market conditions. Often time, this local professional had previously been contacted and may have inspected the property or site location previously. These professionals were consulted for their opinions regarding market rents, capitalization rates and/or other valuation parameters for similar properties in the local market, and for information regarding neighborhood trends, demographic data and trends, adjacent uses, visibility and accessibility issues, supply and demand trends for the property type and the market under review, or other significant attributes of the property or market area, to the extent they had such knowledge.

         Utilizing the information generated from internal sources and files and market information from local real estate professionals, the Purchaser made a judgement as to the appropriate methodology and parameters for the valuation of each individual property (capitalization rates, discount rates, market rents, renewal assumptions, etc) and, utilizing existing lease or property cash flow information, came to a value conclusion. In the majority of cases, the "Income Capitalization Approach" to value was utilized (either direct capitalization or discounted cash flow analysis) to determine the gross value of the Partnership's real estate assets (the "Gross Real Estate Value"). The Income Capitalization Approach derives an estimate of value by converting the anticipated economic benefits of owning property into a value estimate through capitalization. This approach is based on the principle of "anticipation," which holds that investors recognize the relationship between an asset's income and its value. In order to value the economic benefits of a property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected. The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen discount rate (internal rate of return).

         Since most of the portfolio real estate assets are single-tenanted, net-leased transactions, a direct capitalization approach was often the basis for the analysis (applying a capitalization rate typically between 9% and 12% to current or projected net operating income). In situations where the rent was approximately the same as the market rent for the property, the capitalization rate reflected the quality of the tenant, length of the lease, quality of the physical asset and site, and market conditions (including level of investor activity). In certain situations the current lease payments were determined to be significantly greater then the market rent, in which case a discounted cash flow analysis was employed so that the valuation would reflect the premium value of the above-market lease as well as the new lower rent projected upon re-leasing and the financial risks associated with the expiration of the lease (leasing commissions, allowances for tenant improvements, capital improvements to the building and rent loss during re-tenanting). The discount rate utilized in this discounted cash flow analysis was generally between 11% and 13%.

         In situations where current contractual rent was significantly below market rent, the capitalization rate was adjusted downward from the perceived market capitalization rate for the subject property to account for the increase in cash flow that may materialize at lease expiration when either the current tenant renews or a new tenant is procured at the increased rental rate. However, most of the below-market leases in the portfolio have long-term renewal options at the same contractual rent, a reduced contractual rent, or a stepped up rent that will still be significantly below the perceived market rent; in these cases, the tenants leasehold interest has continuing economic value and the tenant is motivated to exercise these renewal options, reducing the "upside" or opportunity for the landlord to increase cash flow. In these cases, the direct capitalization rate was generally employed where a capitalization rate of usually 9-10% was applied to existing rent. A higher capitalization rate was sometimes used if the tenant was not deemed to have a strong credit profile and the property was potentially difficult to re-tenant (if the tenant were to default or choose not to exercise their option(s)).

         For properties that were purchased within the past twelve months, the actual purchase price funded by the Partnership was generally used as the primarily tool in determining the current value unless there were significant developments affecting the property's value since the acquisition date.

         Multi-tenanted property valuations generally utilized the 1998 budgeted cash flow or actual operating results (generally defined as gross rent collections less an allowance for bad debt minus operating expenses and reserves for capital expenditures), and applied a capitalization rate which was consistent with the quality of the property and property type, resulting in a value by the direct capitalization approach.

         Land held for future development was valued based on either third-party appraisals or information provided by local brokers as to the potential proceeds which would be generated by a bulk sale of the remaining residential lots. A discount would be incorporated for land for which all development approvals have not yet been obtained.

         Determination of Liquidation Value. In estimating the liquidation value per Unit, the Purchaser adjusted the Gross Real Estate Value estimate, determined in the manner set forth above, of $511,925,000 to reflect the Partnership's other assets and liabilities. Specifically, the Purchaser added the amounts of cash, treasury bills, stocks and bonds, limited partnership interest, accounts receivable ($654,213,600) and subtracted the debt encumbering the Partnership's assets including the face value of the Preferred Units ($261,734,182) and all other liabilities as of November 1, 1998 ($11,499,000). The Purchaser then deducted $29,153,465, representing a reserve equal to 2.5% of the total asset estimate (which represents the Purchaser's estimate of the probable costs of brokerage commissions, real estate transfer taxes, pre-payment penalties, legal and other expenses relating to the termination of the Partnership). The net result, $863,751,953, was further adjusted for the 1.99% interest which is required to be allocated to API in accordance with the Partnership Agreement. This resulted in an aggregate value of $846,563,289 resulting in a net liquidation value of: $18.36 per Unit or $16.45 per Unit on a fully diluted basis. This represents the Purchaser's estimate of the aggregate net liquidation proceeds which could be realized on an orderly liquidation of the Partnership, based on the assumptions implicit in the calculations described above.

         SECTION 14. CONDITIONS OF THE OFFER.

         Notwithstanding any other term of the Offer, the Purchaser will not be required to accept for payment or to pay for any Units tendered if all authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, necessary for the consummation of the transactions contemplated by the Offer shall not have been filed, occurred or been obtained. Furthermore, notwithstanding any other term of the Offer and in addition to the Purchaser's right to withdraw or amend the Offer at any time before the Expiration Date, the Purchaser will not be required to accept for payment or pay for any Units not theretofore accepted for payment or paid for and may terminate the Offer as to such Units if, at any time on or after the date of the Offer and before the acceptance of such Units for payment or the payment therefor, any of the following conditions exists:

                  (a) a preliminary or permanent injunction or other order of any federal or state court, government or governmental authority or agency shall have been issued and shall remain in effect which: (i) makes illegal, delays or otherwise directly or indirectly restrains or prohibits the making of the Offer or the acceptance for payment, purchase of or payment for any Units by the Purchaser; (ii) imposes or confirms limitations on the ability of the Purchaser effectively to exercise full rights of ownership of any Units, including, without limitation, the right to vote any Units acquired by the Purchaser pursuant to the Offer or otherwise on all matters properly presented to the Partnership's Holders; (iii) imposes or confirms limitations on the ability of the Purchaser to fully exercise the voting rights conferred pursuant to its appointment as proxy in respect of all tendered Units which it accepts for payment; or (iv) requires divestiture by the Purchaser of any Units (except, in any such case, as expressly contemplated by the Agreement);

                  (b) there shall be any action taken, or any statute, rule, regulation or order proposed, enacted, enforced, promulgated, issued or deemed applicable to the Offer by any federal or state court, government or governmental authority or agency, which might, directly or indirectly, result in any of the consequences referred to in clauses
         (i) through (iv) of paragraph (a) above;

                  (c) any change or development shall have occurred or been threatened since the date of the Offer to Purchase, in the business, properties, assets, liabilities, financial condition, operations, results of operations, or prospects of the Partnership, which is outside the ordinary course of the Partnership's business or may be materially adverse to the Partnership, or the Purchaser shall have become aware of any fact that does or may have a material adverse effect on the value of the Units;

                  (d) there shall have occurred: (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States; (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (iii) any limitation by any governmental authority on, or other event which might affect, the extension of credit by lending institutions or result in any imposition of currency controls in the United States; (iv) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States; (v) a material change in United States or other currency exchange rates or a suspension or a limitation on the markets thereof; or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

                  (e) there shall have been threatened, instituted or pending any action or proceeding before any court or governmental agency or other regulatory or administrative agency or commission or by any other person, challenging the acquisition of any Units pursuant to the Offer or otherwise directly or indirectly relating to the Offer, or otherwise, in the judgment of the Purchaser, adversely affecting the Purchaser or the Partnership or causing any material diminution of the benefits to be derived by the Purchaser as a result of the transactions contemplated by the Offer;

                  (f) a tender offer or exchange offer for some or all of the Units is made or publicly announced or proposed to be made, supplemented or amended by any person other than the Purchaser; or

                  (g) in the Purchaser's judgment, the purchase of Units pursuant to the Offer would be reasonably likely to: (i) cause the Units to be held of record by less than 300 persons; or (ii) cause the Units to be delisted from the NYSE.

         The foregoing conditions are for the sole benefit of the Purchaser and may be asserted by the Purchaser regardless of the circumstances giving rise to such conditions or may be waived by the Purchaser in whole or in part at any time and from time to time in its sole discretion. Any determination by the Purchaser concerning the events described above will be final and binding upon all parties.


         SECTION 15. INTEREST IN THE SECURITIES OF THE PARTNERSHIP

         The Purchaser's sole member, High Coast, owns 31,515,044 Units or approximately 68.4% of the Units outstanding and 6,642,067 Preferred Units or approximately 86.5% of the Preferred Units outstanding. To the best knowledge of the Purchaser no officer or director of the Partnership or its general partner owns any Units, other than Mr. Icahn.

         The Partnership purchased 100,000 Units on October 16, 1998 at a price of $73/8 per Unit pursuant to its repurchase program through a block trade on the NYSE. Other than as provided in the preceding sentence, no transaction has been effected in the Units by the Purchaser or its affiliates (including Mr. Icahn and his affiliates) or any officer, director or associate of the Purchaser, in the last 60 days.


         SECTION 16. CERTAIN LEGAL MATTERS.

         General. Except as set forth in this Section 16, the Purchaser is not aware of any licenses or regulatory permits that would be material to the business of the Partnership, taken as a whole, and that might be adversely affected by the Purchaser's acquisition of Units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of Units by the Purchaser pursuant to the Offer as contemplated herein. While there is no present intent to delay the purchase of Units tendered pursuant to the Offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to the Partnership's business, or that certain parts of the Partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the Purchaser to elect to terminate the Offer without purchasing Units thereunder. The Purchaser's obligation to purchase and pay for Units is subject to certain conditions, including conditions related to the legal matters discussed in this
Section 16.

         Antitrust. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations that have been promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated until certain information and documentary material is filed with the FTC and the Antitrust Division of the Department of Justice, and certain waiting period requirements have been satisfied. The Purchaser does not believe any filing is required under the HSR Act with respect to its acquisition of Units contemplated by the Offer.

         State Laws. The Purchaser is not aware of any jurisdiction in which the making of the Offer is not in compliance with applicable law. If the Purchaser becomes aware of any jurisdiction in which the making of the Offer would not be in compliance with applicable law, the Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, the Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) Holders residing in any such jurisdiction. In those jurisdictions whose securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer shall be made on behalf of the Purchaser, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.


         SECTION 17. FEES AND EXPENSES.

         Except as set forth in this Section 17, the Purchaser will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Units pursuant to the Offer. The Purchaser has retained Harris Trust Company of New York to act as Depositary and Beacon Hill Partners, Inc. to act as Information Agent in connection with the Offer. The Purchaser will pay the Depositary and Information Agent reasonable and customary compensation for their services in connection with the Offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Depositary and Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the federal securities laws. The Purchaser will also reimburse the Partnership in respect of certain amounts in connection with the assistance provided by employees of the Partnership to the Purchaser. (See Section 13 - "Purchase Price Considerations). The Purchaser will also pay all costs and expenses of printing and mailing the Offer and its legal fees and expenses.


         SECTION 18. MISCELLANEOUS

         The Purchaser has filed with the Commission a Tender Offer Statement on
Schedule 14D-1 (including exhibits), pursuant to Rule 14d-3 under the Exchange Act, furnishing certain additional information with respect to the Offer, and may file amendments thereto. The Schedule 14D-1 and any amendments thereto, including exhibits, may be inspected and copies may be obtained at the same places and in the same manner as set forth in the Introduction of the Offer to Purchase (except that they will not be available at the regional offices of the Commission).

         No person has been authorized to give any information or to make any representation on behalf of the Purchaser not contained herein or in the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

                                                     LEYTON LLC

November 20, 1998

                                   SCHEDULE I








                           DESCRIPTION OF REAL ESTATE

                           DESCRIPTION OF PROPERTIES
                            (Alphabetical by Tenant)




                                                                                         TYPE
                                                                                          OF
                                                                        DATE OF         OWNER-
                 TENANT                          LOCATION               PURCHASE         SHIP(1)
---------------------------------------  -----------------------  -------------------  --------
COMMERCIAL PROPERTY LAND AND BUILDING
Acme Markets, Inc. and FPBT of Penn.               PA                  07/25/77           FO
Alabama Power Company                     5 Alabama locations          06/04/75           FOS
American Stores and The Fidelity Bank              PA                  10/18/79           FO
American Stores, Grace & Schottenstein
 Stores                                            NJ                  10/01/79           FO
American Recreation Group, Inc.                    NC                  7/31/73            FO
Best Products                                      VA                  12/30/74           FO
Caldor, Inc.                                       MA                  07/27/78           FO
Chesebrough-Pond's, Inc.                           CT                  07/23/80           FO
Chomerics, Inc.                                    MA                  07/22/81           FO
Collins Foods International, Inc.          3 Oregon locations          09/16/73           FO
Collins Foods International, Inc.                  CA                  09/16/73           FO
David Miller of California                         CA                  02/28/74           FO
Dillon Companies, Inc.                             MO                  09/05/73           FO
Dillion Companies, Inc.                  6 Louisiana locations         09/04/80           FO
Duke Power Co.                                     NC                  03/29/76           FOS
European American Bank and Trust Co.               NY                  03/17/77           FO
Farwell Building                                   MN                  06/30/77           FOS
First National Supermarkets, Inc.                  CT                  11/07/79           FOS
First Union National Bank                          NC                  12/30/74           FO
Fisher Scientific Company                          IL                  06/30/77           FO
Forte Hotels International, Inc.                   NJ                  05/06/75           FO
Fox Grocery Company                                WV                  11/14/77           FOS
Gino's Inc.                                        MO                  08/14/74           FO
Gino's Inc.                                        CA                  08/14/74           FO
Gino's Inc.                                        OH                  08/14/74           FO
Gino's, Inc.                                       IL                  08/14/74           FO
Golf Road                                          IL                  09/26/97           FOS
Grand Union Co.                                    NJ                  04/08/75           FO
Grand Union Co.                                    MD                  12/09/77           FO
Grand Union Co.                           3 New York locations         04/08/75           FO
Grand Union Co.                                    NY                  04/09/73           FO
Grand Union Co.                                    VA                  12/09/77           FO
Grand Union Co.                                    NY                  01/12/79           FOS
Gunite                                             IN                  06/03/77           FOS
G.D. Searle & Co.                                  MD                  08/13/79           FO
G.D. Searle & Co.                                  AL                  10/30/79           FO
G.D. Searle & Co.                                  IL                  01/21/80           FO
G.D. Searle & Co.                                  MN                  06/11/80           FO
G.D. Searle & Co.                                  IL                  06/27/78           FO
G.D. Searle & Co.                                  TN                  01/05/79           FO
G.D. Searle & Co.                                  MD                  10/30/79           FO
Haverty Furniture                                  GA                  04/11/79           FO
Haverty Furniture                                  FL                  04/11/79           FO
Haverty Furniture                                  VA                  04/11/79           FO
Integra A Hotel and Restaurant Co.                 AL             12/31/81 & 4/1/82       FO
Integra A Hotel and Restaurant Co.                 IL                  10/29/81           FO
Integra A Hotel and Restaurant Co.                 IN                  08/01/88           FO
Integra A Hotel and Restaurant Co.                 OH                  12/31/81           FO
Integra A Hotel and Restaurant Co.                 MO                  10/14/81           FO
Integra A Hotel and Restaurant Co.                 TX                  04/23/82           FO
Intermountain Color                                KY                  03/05/75           FO
J.C. Penney Co.                                    MA                  12/20/77           FO
Kelley Springfield Tire Co.                        TN                  01/31/77           FO
K-Mart Corporation                                 LA                  11/01/79           FO
K-Mart Corporation                                 WI                  03/27/81           FO
K-Mart Corporation                                 FL                  05/28/80           FO
K-Mart Corporation                                 MN                  02/21/81           FOS
K-Mart Corporation                                 FL                  05/14/80           FO
K-Mart Corporation                                 IA                  07/02/81           FO
K-Mart Corporation                                 FL                  05/09/80           FO
K-Mart Corporation                                 IL                  12/09/77           FOS
Kobacker Stores, Inc.                     4 Michigan locations         12/29/79           FO


                                                                                          BLDG.
                 TENANT                                       USE                        SQ. FT.         LEASE EXP.
---------------------------------------  --------------------------------------------  -----------  --------------------
COMMERCIAL PROPERTY LAND AND BUILDING
Acme Markets, Inc. and FPBT of Penn.     Supermarket and bank branch                     47,994      7/31/02 & 5/31/04
Alabama Power Company                    Division offices                               276,980           6/30/05
American Stores and The Fidelity Bank    Supermarket and bank branch                     38,600      10/31/99 & 6/30/00
American Stores, Grace & Schottenstein
 Stores                                  Supermarket sub-l'd retail & vacant retail      94,144           9/30/99
American Recreation Group, Inc.          Vacant printing press & office                  76,050             n/a
Best Products                            Vacant industrial building                     500,000             n/a
Caldor, Inc.                             Mall anchor retail store                        83,104           10/31/02
Chesebrough-Pond's, Inc.                 Warehouse & distribution facility              186,000           4/30/05
Chomerics, Inc.                          Office & learning center                        80,000           1/31/05
Collins Foods International, Inc.        Fast-food restaurants                           5,865            12/31/01
Collins Foods International, Inc.        Fast-food restaurant                            2,075            12/31/01
David Miller of California               Master leased shopping center                   28,625           2/28/99
Dillon Companies, Inc.                   Supermarket                                     39,483           7/31/03
Dillion Companies, Inc.                  Convenience store/gas stations                  18,289     9/30/00 & '03 & '05
Duke Power Co.                           R&D/office/warehouse                           300,000           3/31/01
European American Bank and Trust Co.     Bank branch and retail                          46,350           8/31/04
Farwell Building                         Multi-tenanted warehouse/distribution          441,133           Various
First National Supermarkets, Inc.        Warehouse & distribution                      1,022,296          11/30/09
First Union National Bank                Bank & offices                                  18,000           12/31/99
Fisher Scientific Company                Warehouse & office                              74,784           11/14/10
Forte Hotels International, Inc.         239 room hotel                                 161,625           4/30/10
Fox Grocery Company                      Food warehouse                                 244,000           8/31/04
Gino's Inc.                              Sub-leased to fabric store                      5,852            8/31/99
Gino's Inc.                              'Dark'                                          5,000            8/31/99
Gino's Inc.                              'Dark'                                          5,000            8/31/99
Gino's, Inc.                             Sub-leased to fast-food restaurant              5,000            8/31/99
Golf Road                                Two retail stores                              103,125      1/31/13 & 9/30/12
Grand Union Co.                          Supermarket                                     25,000            4/7/00
Grand Union Co.                          Sub-leased to hardware store                    16,830           4/30/01
Grand Union Co.                          Supermarket                                     84,240            4/7/00
Grand Union Co.                          Partially leased cold storage warehouse         51,000           11/30/98
Grand Union Co.                          Supermarket                                     25,740           4/30/01
Grand Union Co.                          'Dark' distribution center                     535,000           2/29/04
Gunite                                   Manufacturing & office                         120,310           12/31/02
G.D. Searle & Co.                        Retail optical store                            1,600            8/31/99
G.D. Searle & Co.                        Vacant retail store                             1,700              n/a
G.D. Searle & Co.                        Retail store                                    2,470            2/28/00
G.D. Searle & Co.                        Retail store                                    1,500            5/31/00
G.D. Searle & Co.                        Retail store                                    1,881            7/30/03
G.D. Searle & Co.                        Retail store                                    1,736            11/30/98
G.D. Searle & Co.                        Retail optical store                            1,600            9/30/99
Haverty Furniture                        Retail furniture store                          42,990           4/30/99
Haverty Furniture                        Retail furniture store                          27,000           4/30/99
Haverty Furniture                        Retail furniture store                          28,500           4/30/99
Integra A Hotel and Restaurant Co.       Restaurants                                     27,179      3/31/02 & 2/28/03
Integra A Hotel and Restaurant Co.       Restaurant                                      8,000            10/31/01
Integra A Hotel and Restaurant Co.       Restaurant                                      10,400           2/28/03
Integra A Hotel and Restaurant Co.       Restaurant                                      10,250           4/30/02
Integra A Hotel and Restaurant Co.       Restaurant                                      10,200           10/31/01
Integra A Hotel and Restaurant Co.       Restaurant                                      10,397           10/31/02
Intermountain Color                      Printing facility                               28,000           1/31/02
J.C. Penney Co.                          Mail anchor retail store                       120,598           1/31/02
Kelley Springfield Tire Co.              Sub-leased to tire store                        2,184            10/6/00
K-Mart Corporation                       'Dark'                                          60,842           11/30/04
K-Mart Corporation                       Sub-leased to Penda Corp.                       52,320           4/30/05
K-Mart Corporation                       Partial sub-lease to supermarket               112,700           7/31/01
K-Mart Corporation                       Mall anchor retail store                        55,552           2/28/05
K-Mart Corporation                       Multi-tenanted shopping Center                 133,385           Various
K-Mart Corporation                       Retail store                                    38,301           6/30/06
K-Mart Corporation                       Retail stores                                  228,300           2/28/01
                                         Sub-l'd to furniture store &
K-Mart Corporation                       office call center                              39,797           10/31/02
Kobacker Stores, Inc.                    Retail shoe stores (one sub-'d to rest)         16,678           1/31/06

                                                                              TYPE
                                                                               OF
                                                                 DATE OF     OWNER-
               TENANT                        LOCATION            PURCHASE     SHIP1
-----------------------------------  ------------------------  -----------  --------
Kobacker Stores, Inc.                          KY               12/29/79      FO
Kobacker Stores, Inc.                   5 Ohio locations        12/29/79      FO
Landmark Bancshares Corporation                MO               12/29/82      FO
Levitz Furniture Corporation                   NY               07/18/73      FO
Lockheed Corporation                           CA               06/12/81      FO
Louisiana Power & Light Company       8 Louisiana locations     10/30/80      FOS
Louisiana Power & Light Company       7 Louisiana locations     10/30/80      FOS
Marsh Supermarkets, Inc.                       IN               03/30/84      FO
Montgomery Ward, Inc.                          PA               05/11/80      FO
Montgomery Ward, Inc.                          NJ               05/14/80      FO
Morrison, Inc.                                 AL               02/24/82      FO
Morrison, Inc.                                 GA               12/16/81      FO
Morrison, Inc.                                 FL               04/02/82      FO
                                                               04/28/82 &
Morrison Inc.                                  VA                4/25/82      FO
                                        5 South Carolina
North Carolina National Bank                locations           12/15/82      FO
Occidental Petroleum Corp.                     CA               12/22/76      FOS
Ohio Power Co., Inc.                           OH               10/11/79      FO
Park West International                        KY               12/31/97      FOS
Penske Corp.                                   OH               06/14/79      FOS
Pneumo Corp.                                   OH               05/03/74      FOS
Portland General Electric Company              OR               09/11/78      FOS
Rouse Company                                  MD               06/30/77      FOS
Safeway Stores, Inc.                           LA               07/31/72      FO
Sams                                           MI               06/26/89      FOS
Smith's Management Corp.                       NV               06/04/78      FOS
Southland Corporation                  5 Florida locations      12/23/80      FO
Staples                                        NY               11/02/92      FO
Stone Container                                WI               08/18/98      FO
Stop 'N Shop Co., Inc.                         NY               05/09/80      FO
Stop 'N Shop Co., Inc.                         VA               05/09/80      FOS
Super Foods Services                           MI                6/28/78      FOS
SuperValu Stores, Inc.                         MN               02/15/89      JV
SuperValu Stores, Inc.                         OH               02/15/89      JV
SuperValu Stores, Inc.                         GA               02/15/89      JV
SuperValu Stores, Inc.                         IN               02/15/89      JV
Telecom Properties, Inc.                       KY               05/25/78      FO
Telecom Properties, Inc.                       OK               07/24/78      FO
The A&P Company                                MI               09/07/77      FO
The TJX Companies, Inc.                        IL               11/17/77      FO
Toys 'R Us                                     TX               11/14/78      FOS
USA Petroleum                                  SC               04/26/79      FO
USA Petroleum                                  OH               04/26/79      FO
USA Petroleum                                  GA               04/26/79      FO
Waban                                          NY               11/02/92      FOS
Watkins                                        MO               05/07/75      FO
Webcraft Technologies                          MD               11/08/78      FOS
Wetterau, Inc.                                 PA               10/21/80      FO
Wetterau, Inc.                                 NJ               04/03/80      FO
Wickes Companies, Inc.               3 California locations     12/28/79      FOS
RESIDENTIAL PROPERTY LAND AND BUILDING
Crown Cliffs                                   AL               06/01/94       1
COMMERCIAL PROPERTY -- LAND
Easco Corp.                                    NC               10/31/77      LF
Fooderama Supermarkets, Inc.                   NY               02/15/73      LF
Fooderama Supermarkets, Inc.                   PA               01/01/73      LF
Gino's, Inc.                                   PA               07/31/72      LF
Gino's, Inc.                                   MI               07/31/72      LF
Gino's, Inc.                                   MA               07/31/72      LF
Gino's, Inc.                                   NJ               07/31/72      LF
J.C. Penney Company, Inc.                      NY               06/01/73      LF
Levitz Furniture Corporation                   CA               05/09/72      LF
Levitz Furniture Corporation                   KS               01/08/73      LF

                                                                                       BLDG.
               TENANT                                     USE                         SQ. FT.         LEASE EXP.
-----------------------------------  ---------------------------------------------  -----------  --------------------
Kobacker Stores, Inc.                Retail shoe stores                               20,800           1/31/06
Kobacker Stores, Inc.                Retail shoe store                                4,160            1/31/06
Landmark Bancshares Corporation      Office                                           29,600           12/31/07
Levitz Furniture Corporation         Showroom & office                               177,178           7/31/01
Lockheed Corporation                 R&D                                             165,600           8/31/06
Louisiana Power & Light Company      Office & warehouse                              227,402           9/30/00
Louisiana Power & Light Company      Office & warehouse                              144,529           11/30/00
Marsh Supermarkets, Inc.             Supermarket                                      51,618           9/30/99
Montgomery Ward, Inc.                Retail store w/subtenants                       131,400           3/31/00
Montgomery Ward, Inc.                Retail store; partial sbls'd to supermarket     109,000            8/1/03
Morrison, Inc.                       Restaurant                                       10,400           6/30/02
Morrison, Inc.                       Restaurant                                       10,500           6/30/02
Morrison, Inc.                       Restaurant                                       10,400           6/30/02
Morrison Inc.                        Restaurants                                      20,800           6/30/02
North Carolina National Bank         Bank branches (3 are 'dark')                     28,885           3/31/03
Occidental Petroleum Corp.           Land zoned for retail use                      7.5 acres            n/a
Ohio Power Co., Inc.                 Office/computer center                           22,500           12/31/09
Park West International              3 bldg. multi-tenanted industrial park         1,199,600          Various
Penske Corp.                         Manufacturing facility                           48,420           7/31/01
Pneumo Corp.                         Manufacturing plant                             270,520           4/30/02
Portland General Electric Company    3 bldg. office complex                          460,000           9/30/18
Rouse Company                        Office bldg.                                    100,000           3/31/04
Safeway Stores, Inc.                 Supermarket                                      36,196           7/31/02
Sams                                 Warehouse club                                  101,000           6/30/07
Smith's Management Corp.             Sub-leased to a flea market                      28,800           12/31/03
Southland Corporation                Convenience store/gas station                    12,786           11/30/00
Staples                              Retail Store                                     24,234           8/31/11
Stone Container                      Manufacturing facility                          202,500           4/30/09
Stop 'N Shop Co., Inc.               'Dark' mall anchor                              123,000           4/30/00
Stop 'N Shop Co., Inc.               Retail                                          132,400           5/31/02
Super Foods Services                 Distribution/warehouse                          599,987           9/30/10
SuperValu Stores, Inc.               Supermarket                                      63,944           6/30/03
SuperValu Stores, Inc.               Supermarket                                      62,425           12/06/03
SuperValu Stores, Inc.               Supermarket                                      78,571           5/14/05
SuperValu Stores, Inc.               Supermarket                                      60,494           8/31/03
Telecom Properties, Inc.             Sub-leased to package distributor                9,080            6/30/03
Telecom Properties, Inc.             Sub-leased to trucking operator                  6,290            8/31/03
The A&P Company                      Strip center + 'dark' supermarket               119,165           7/31/03
The TJX Companies, Inc.              Retail furniture store                           53,550           8/31/03
Toys 'R Us                           Retail store                                     41,659           1/31/12
USA Petroleum                        Gas stations                                      750             4/30/99
USA Petroleum                        'Dark' (no improvements)                          n/a             4/30/99
USA Petroleum                        'Dark' and sub-leased to tire store               537             4/30/99
Waban                                Retail store                                    115,660           5/31/13
Watkins                              Trucking facility w/office                       32,718           2/28/03
Webcraft Technologies                Printing plant/office/ warehouse                 66,000            7/8/00
Wetterau, Inc.                       'Dark'                                           37,100           9/30/00
Wetterau, Inc.                       Supermarkets                                     46,440      3/31/99 & 4/30/99
                                     Retail hardware store, flea market
Wickes Companies, Inc.               and vacant                                      107,186     12/31/06 & 12/31/06
RESIDENTIAL PROPERTY LAND AND
BUILDING
Crown Cliffs                         Apartments                                     240 units            n/a
COMMERCIAL PROPERTY -- LAND
                                     Bldg. utilized as tool manufacturing
Easco Corp.                           facility                                       178,854           10/31/03
Fooderama Supermarkets, Inc.         Building subleased to supermarket                 n/a             12/31/99
Fooderama Supermarkets, Inc.         Building sub-leased to office user                n/a             12/31/99
Gino's, Inc.                         Building tenant d/b/a restaurant                  n/a             12/31/98
Gino's, Inc.                         Building tenant d/b/a restaurant                  n/a             12/31/98
Gino's, Inc.                         Building tenant d/b/a restaurants                 n/a             12/31/98
Gino's, Inc.                         Building tenant d/b/a video store                 n/a             12/31/98
J.C. Penney Company, Inc.            Building utilized for retail                    189,296           8/31/02
Levitz Furniture Corporation         Bldg. sub-l'd to furniture store and vacant       n/a         6/1/02 & 7/31/07
Levitz Furniture Corporation         Building utilized for retail                    170,637           12/31/02

                                                              TYPE
                                                               OF
                                                 DATE OF     OWNER-
              TENANT                LOCATION     PURCHASE     SHIP1
---------------------------------  ----------  -----------  --------
COMMERCIAL PROPERTY -- BUILDING
Bank South                             GA       09/23/76       2
                                               06/18/72 &
Harwood Square                         IL       11/22/82      LI
Holiday Inn                            FL       04/21/80      LI
Safeway Stores                         CA       12/29/72      LI
Toys 'R Us, Inc.                       RI       09/25/79      LI
United Life & Accident Ins. Co.        NH       12/16/77      LI
Wickes Companies, Inc.                 PA       10/23/75      LI
Weigh-Tronix, Inc.                     CA       04/20/77      LI
Baptist Hospital 1                     TN       06/30/97      LI
Baptist Hospital 2                     TN       06/30/97      LI
DEVELOPMENT PROPERTY
Dellwood                               NY       05/18/95      FO
Grassy Hollow                          NY       08/30/94      FO
Kimco Realty                           NY       11/02/92      LF
HOTEL AND DEVELOPMENT PROPERTY
New Seabury                            MA       07/23/98      FOS



                                                                          BLDG.
              TENANT                               USE                   SQ. FT.     LEASE EXP.
---------------------------------  ----------------------------------  -----------  -----------
COMMERCIAL PROPERTY -- BUILDING
Bank South                         Bank offices & operations center     103,700       8/31/06
Harwood Square                     Multi-tenanted shopping center       137,662       Various
Holiday Inn                        214 room hotel                       125,031         n/a
Safeway Stores                     Supermarket                           30,885      12/31/02
Toys 'R Us, Inc.                   Retail store                          42,889       5/31/10
United Life & Accident Ins. Co.    Office                                91,946      10/31/06
Wickes Companies, Inc.             Retail store                         153,017       4/29/07
Weigh-Tronix, Inc.                 Manufacturing & office               157,000      12/31/98
Baptist Hospital 1                 Medical office building              216,227      12/31/98
Baptist Hospital 2                 Medical office building               80,786      12/31/18
DEVELOPMENT PROPERTY
Dellwood                           Land zoned for residential use      248 acres        n/a
Grassy Hollow                      16 lot approved sub-division         92 acres        n/a
                                   Building under construction
Kimco Realty                       for donut store                       3,000        3/31/19
HOTEL AND DEVELOPMENT PROPERTY
New Seabury                        Master planned community                             n/a

FO  = Fee Ownership
FOS = Fee Ownership subject to first mortgage
JV  = 50% interest in joint venture which has fee ownership
LF  = Leased Fee
LI  = Leasehold interest in improvement subject to a ground lease.

----------
1 70% interest in joint venture which has fee ownership subject to first and second mortgages
2 99.7083% interest in joint venture which has leasehold interest in improvements subject to ground lease

                             SCHEDULE OF MORTGAGES
                           (Alphabetical by Tenant)




                                                            Principal                                               Principal
                                                            Balance at      Stated        Period                     Balance
                                                            September      Interest     Amortized     Maturity        Due at
Tenant/Location                                              30, 1998        Rate         (Yrs.)        Date         Maturity
-------------------------------------------------------   -------------   ----------   -----------   ----------   -------------
   Alabama Power Co./Anniston, AL .....................    $   858,142     9.250%          30.00       5/31/00     $   704,618
   Alabama Power Co./Eufala, AL .......................        360,005     9.250           30.00       5/31/00         295,598
   Alabama Power Co./Mobile, AL .......................        955,120     9.250           30.00       5/31/00         784,245
   Alabama Power Co./Montgomery, AL ...................        906,331     9.250           30.00       5/31/00         729,921
   Alabama Power Co./Tuscaloosa, AL ...................        898,184     9.250           30.00       5/31/00         737,497
   Baptist Hospital/Nashville, TN .....................
      Building 1 ......................................     22,653,010     7.840           21.50      12/31/18               0
      Building 2 ......................................      8,407,763     7.840           21.50      12/31/18               0
   Brown Cliffs/Hoover, AL ............................
      1st Mortgage ....................................      8,132,588     7.690           30.00      10/15/07       4,026,461
      2nd Mortgage ....................................        204,698     8.300            5.00      10/15/00               0
   Duke Power Co./Toddville, NC .......................      2,662,599     9.750           25.00       2/28/01       1,770,574
   Farwell Bldg./So. St. Paul, MN .....................        759,916     8.625           23.83       7/31/01               0
    First National Supermarkets, Inc./Windsor
    Locks, CT .........................................     13,443,046     9.500           16.00      11/30/09               0
   Fox Grocery Co./Milton, WV .........................      1,073,130     9.000           24.00      11/30/03               0
   Golf Road/Schaumburg, IL ...........................      7,121,773     7.250           30.00       4/30/08       6,208,473
   Grand Union Co./Mt. Kisco, NY ......................      4,387,601    10.125           35.00       1/31/14               0
   Gunite/Elkhart, IN .................................        111,453     9.250           22.00       9/30/00               0
   K-Mart Corporation/Canton, IL ......................        232,524     8.750           25.00       1/31/03               0
   K-Mart Corporation/Shakopee, MN ....................        480,000     8.250           15.00       1/31/06               0
    Louisiana Power & Light Company/Luling, LA                  70,582     8.790            8.50      10/31/00               0
   LP&L/Amite, LA .....................................         61,228     8.790            8.50      10/31/00               0
   LP&L/Bastrop, LA ...................................         81,637     8.790            8.50      10/31/00               0
   LP&L/Chalmette, LA .................................        107,998     8.790            8.50      10/31/00               0
   LP&L/Ferriday, LA ..................................         54,569     8.790            8.50      10/31/00               0
   LP&L/Gretna (Gov. Hall), LA ........................        482,590     8.790            8.50      10/31/00               0
   LP&L/Gretna (Virgil), LA ...........................        616,951     8.790            8.50      10/31/00               0
   LP&L/Hammond, LA ...................................        123,730     8.790            8.50      10/31/00               0
   LP&L/Houma, LA .....................................         82,912     8.790            8.50      10/31/00               0
   LP&L/Jefferson, LA .................................        734,728     8.790            8.50      10/31/00               0
   LP&L/New Orleans (Elmira), LA ......................         57,400     8.790            8.50      10/31/00               0
   LP&L/New Orleans (Delaronde), LA ...................      1,137,808     8.790            8.50      10/31/00               0
   LP&L/Reserve, LA ...................................         92,266     8.790            8.50      10/31/00               0
   LP&L/Westwego, LA ..................................         94,817     8.790            8.50      10/31/00               0
   LP&L/W. Monroe, LA .................................        451,126     8.790            8.50      10/31/00               0
   New Seabury, MA ....................................      8,452,332    Prime +1           ??        10/1/98       8,452,332
      (Repaid in Full 10/30/98) .......................
   Occidental Petroleum Corp./Bakersfield, CA .........      1,761,095     9.250           30.00       5/31/07               0
   Park West/Hebron, KY ...............................
      Buildings A & B .................................     12,529,384     7.210           30.00       6/30/08      10,847,908
      UPS Building ....................................     19,432,371     7.080           25.00       6/30/08      15,442,651
   Penske Corp./Maineville, OH ........................         10,298     8.613           20.00       6/30/99               0
   Pneumo Corp./Cleveland, OH .........................        752,420     9.250           28.00       5/31/02               0
   Portland General Electric Co./Portland, OR .........     44,893,928     7.510           10.83       8/31/08      20,144,417
   Rouse Co./Columbia, MD .............................      3,023,278     9.500           12.00       4/30/04               0
   Sam's Madison Heights, MI ..........................      5,485,135     9.625           10.00      10/31/99       5,444,164
   Smith's Management Corp./Las Vegas, NV .............        346,907     9.500           25.00      11/30/03         125,727

                                                         Principal                                                Principal
                                                         Balance at       Stated        Period                     Balance
                                                         September       Interest    Amortized      Maturity        Due at
Tenant/Location                                           30, 1998         Rate         (Yrs.)        Date         Maturity
---------------------------------------------------   ---------------   ----------   -----------   ----------   -------------
   Stop 'N Shop Co., Inc./Norfolk, VA .............    $    753,629        9.000%        22.00       4/30/02     $  115,229
   Super Foods Services/Bridgeport, MI ............       6,405,347        8.250         16.67       8/31/10              0
   Toys 'R Us, Inc./Arlington, TX .................         825,128        7.080         18.00      12/31/11              0
   Waban/E. Syracuse, NY ..........................       3,523,026        8.250         20.00       11/1/98     $3,523,026
      (Repaid in full 10/30/98) ...................
   Webcraft Technologies/Salisbury, MD ............         442,590        9.500         10.83       2/28/04              0
   Wickes Companies, Inc./Hacienda Heights, CA              439,623        9.375         26.33       3/31/06              0
   Wickes Companies, Inc./Santa Clara, CA .........         506,180        9.375         26.33       3/31/06              0
        TOTAL: ....................................    $187,480,896


                       AMERICAN REAL ESTATE PARTNERS, LP
                             a limited partnership

                                           No. of       Amount of
                                State    Locations    Encumberances
                               -------  -----------  ---------------
COMMERCIAL
 PROPERTY LAND
 AND BUILDING
 Acme Markets, Inc. and
  FPBT of Penn.                PA       1
 Alabama Power Company         AL       5              $ 3,977,783
 Amer Stores and The
  Fidelity Bank                PA       1
 Amer Stores, Grace, &
  Shottenstein Stores          NJ       1
 American Recreation
  Group, Inc.                  NC       1
 Amterre Ltd. Partnership      PA       1
 Best Products Co., Inc.       VA       1
 Caldor, Inc.                  MA       1
 Chesebrough-Pond's Inc.       CN       1
 Chomerics, Inc.               MA       1
 Collins Foods Interna-
  tional, Inc.(3)              OR       3
 Collins Foods Interna-
  tional, Inc.                 CA       1
 David Miller of California    CA       1
 Dillon Companies, Inc.        MO       1
 Dillon Companies, Inc.        LA       6
 Druid Point Bldg.             GA       1
 Duke Power Co.                NC       1                2,662,598
 European American Bank
  and Trust Co.                NY       1
 Farwell Bldg.                 MN       1                  759,916
 Federated Department
  Stores, Inc.                 CA       1
 First National
  Supermarkets, Inc.           CT       1               13,443,046
 First Union National Bank     NC       1
 Fisher Scientific Company     IL       1
 Forte Hotels International,
  Inc.                         NJ       1
 Forte Hotels International,
  Inc.                         TX       1
 Fox Grocery Company           WV       1                1,073,130



                                                            REAL ESTATE OWNED AND REVENUES EARNED
                               ------------------------------------------------------------------------------------------------
                                                           Real estate owned at September 30, 1998
                               ------------------------------------------------------------------------------------------------
                                                                   Amount
                                                                  Carried
                                Initial Cost       Cost of        at close      Reserve for     Depreciation      Depreciation
                                 to Company     Improvements     of period     Depreciation    Range in years        Method
                               --------------  --------------  -------------  --------------  ----------------  ---------------
COMMERCIAL
 PROPERTY LAND
 AND BUILDING
 Acme Markets, Inc. and
  FPBT of Penn.                  $2,004,393                     $2,004,393      $1,417,707          25             COMPONENT
 Alabama Power Company
 Amer Stores and The
  Fidelity Bank
 Amer Stores, Grace, &
  Shottenstein Stores             2,043,567                      2,043,567       1,538,648          35             COMPONENT
 American Recreation
  Group, Inc.                       300,000                        300,000                          HFS
 Amterre Ltd. Partnership                                                                          SOLD
 Best Products Co., Inc.          3,303,553                      3,303,553                          20           STRAIGHT LINE
 Caldor, Inc.
 Chesebrough-Pond's Inc.          1,549,805                      1,549,805       1,124,710         20-45           COMPONENT
 Chomerics, Inc.
 Collins Foods Interna-
  tional, Inc.(3)                   169,048                        169,048                         SOLD
 Collins Foods Interna-
  tional, Inc.                       87,810                         87,810
 David Miller of California       1,036,681                      1,036,681         510,210          25           STRAIGHT LINE
 Dillon Companies, Inc.             546,681                        546,681         319,765          30           STRAIGHT LINE
 Dillon Companies, Inc.           1,555,112                      1,555,112         863,186          30             COMPONENT
 Druid Point Bldg.                                                                                 SOLD
 Duke Power Co.
 European American Bank
  and Trust Co.                   1,355,210                      1,355,210       1,284,888          20           STRAIGHT LINE
 Farwell Bldg.                    5,226,279                      5,226,279       1,276,321         15-20         STRAIGHT LINE
 Federated Department
  Stores, Inc.                                                                                     SOLD
 First National
  Supermarkets, Inc.
 First Union National Bank
 Fisher Scientific Company          597,806                        597,806         159,719          20           STRAIGHT LINE
 Forte Hotels International,
  Inc.
 Forte Hotels International,
  Inc.                                                                                             SOLD
 Fox Grocery Company


                                    Net            Total
                                 Investment       revenue
                                 Financing      applicable
                                 Method(G)     to period(G)     Tax Basis
                               -------------  --------------  ------------
COMMERCIAL
 PROPERTY LAND
 AND BUILDING
 Acme Markets, Inc. and
  FPBT of Penn.                                $   184,416       875,617
 Alabama Power Company          $ 7,260,519        577,905     8,277,149
 Amer Stores and The
  Fidelity Bank                     583,570         56,653       245,599
 Amer Stores, Grace, &
  Shottenstein Stores                              107,051       504,919
 American Recreation
  Group, Inc.                                       70,700       481,568
 Amterre Ltd. Partnership                          288,480             0
 Best Products Co., Inc.                                       1,959,295
 Caldor, Inc.                     1,817,545        130,046     1,099,018
 Chesebrough-Pond's Inc.                           105,927       425,095
 Chomerics, Inc.                  6,038,965        577,441     3,117,517
 Collins Foods Interna-
  tional, Inc.(3)                    81,764         24,367       225,187
 Collins Foods Interna-
  tional, Inc.                       46,444         13,235       119,695
 David Miller of California                         47,611       673,882
 Dillon Companies, Inc.                             45,553       296,973
 Dillon Companies, Inc.                            137,504       692,078
 Druid Point Bldg.                                 620,625             0
 Duke Power Co.                   4,460,155        341,768     5,826,979
 European American Bank
  and Trust Co.                                    131,250       472,101
 Farwell Bldg.                                     739,041     2,797,448
 Federated Department
  Stores, Inc.                                      25,497             0
 First National
  Supermarkets, Inc.             23,310,063      1,617,220     6,423,138
 First Union National Bank          546,706         38,067       388,163
 Fisher Scientific Company                         122,250     1,421,165
 Forte Hotels International,
  Inc.                            6,309,531        431,578     3,779,022
 Forte Hotels International,
  Inc.                                                                 0
 Fox Grocery Company              3,147,397        212,410     1,700,297

                                    No. of       Amount of
                        State    Locations    Encumberances
                        -------  -----------  ---------------
 Gino's, Inc.           MO       1
 Gino's, Inc.           CA       1
 Gino's, Inc.           OH       1
 Gino's, Inc.           IL       1
 Golf Road              IL       1               7,121,773
 Grand Union Co.        NJ       1
 Grand Union Co.        MD       1
 Grand Union Co.        NY       3
 Grand Union Co.        NY       1
 Grand Union Co.        VA       1
 Grand Union Co.        NY       1               4,387,601
 Gunite                 IN       1                 111,453
 G.D. Searle & Co.      MD       1
 G.D. Searle & Co.      MN       1
 G.D. Searle & Co.      AL       1
 G.D. Searle & Co.      IL       1
 G.D. Searle & Co.      MN       1
 G.D. Searle & Co.      IL       1
 G.D. Searle & Co.      TN       1
 G.D. Searle & Co.      MD       1
 Haverty Furniture
  Companies, Inc.       GA       1
 Haverty Furniture
  Companies, Inc.       FL       1
 Haverty Furniture
  Companies, Inc.       VA       1
 Integra A Hotel and
  Restaurant Co.        AL       2
 Integra A Hotel and
  Restaurant Co.        IL       1
 Integra A Hotel and
  Restaurant Co.        IN       1
 Integra A Hotel and
  Restaurant Co.        OH       1
 Integra A Hotel and
  Restaurant Co.        MO       1
 Integra A Hotel and
  Restaurant Co.        TX       1
 Integra A Hotel and
  Restaurant Co.        MI       1
 Intermountain Color    KY       1
 J.C. Penney Company,
  Inc.                  MA       1



                                                    REAL ESTATE OWNED AND REVENUES EARNED
                        ----------------------------------------------------------------------------------------------
                                                   Real estate owned at September 30, 1998
                        ----------------------------------------------------------------------------------------------
                                                           Amount
                                                          Carried
                         Initial Cost       Cost of       at close     Reserve for     Depreciation      Depreciation
                        to Company      Improvements     of period   Depreciation    Range in years         Method
                        --------------  --------------  -----------  --------------  ----------------  ---------------
 Gino's, Inc.                209,213                       209,213
 Gino's, Inc.                225,100                       225,100
 Gino's, Inc.                201,938                       201,938
 Gino's, Inc.                235,972                       235,972
 Golf Road                 9,292,656    (8,921)          9,283,735        223,024          35           STRAIGHT LINE
 Grand Union Co.             430,664                       430,664
 Grand Union Co.             372,383                       372,383        253,487          30             COMPONENT
 Grand Union Co.           1,091,020    (7,000)          1,084,020
 Grand Union Co.           1,988,704                     1,988,704      1,233,582          HFS
 Grand Union Co.             266,468                       266,468        181,684          30             COMPONENT
 Grand Union Co.
 Gunite                    1,134,565                     1,134,565      1,065,034          30             COMPONENT
 G.D. Searle & Co.           299,229                       299,229        149,862         20-35           COMPONENT
 G.D. Searle & Co.                                                                        SOLD
 G.D. Searle & Co.           146,781                       146,781         91,627          HFS
 G.D. Searle & Co.           256,295                       256,295        165,722         20-35           COMPONENT
 G.D. Searle & Co.           339,358                       339,358        151,429         20-35           COMPONENT
 G.D. Searle & Co.           323,559                       323,559        226,870          30             COMPONENT
 G.D. Searle & Co.           214,421                       214,421        149,067         20-35           COMPONENT
 G.D. Searle & Co.           325,891                       325,891        150,823         20-35           COMPONENT
 Haverty Furniture
  Companies, Inc.
 Haverty Furniture
  Companies, Inc.
 Haverty Furniture
  Companies, Inc.
 Integra A Hotel and
  Restaurant Co.             245,625                       245,625
 Integra A Hotel and
  Restaurant Co.             198,392                       198,392
 Integra A Hotel and
  Restaurant Co.             231,513                       231,513
 Integra A Hotel and
  Restaurant Co.
 Integra A Hotel and
  Restaurant Co.             224,837                       224,837
 Integra A Hotel and
  Restaurant Co.             228,793                       228,793
 Integra A Hotel and
  Restaurant Co.             234,464                       234,464
 Intermountain Color         559,644                       559,644        450,363          25           STRAIGHT LINE
 J.C. Penney Company,
  Inc.                     2,484,262                     2,484,262      1,647,948          25           STRAIGHT LINE


                             Net           Total
                         Investment       revenue
                          Financing     applicable
                          Method(G)   to period(G)      Tax Basis
                        ------------  --------------  ------------
 Gino's, Inc.              147,837         24,076        255,459
 Gino's, Inc.              140,765         31,045        285,589
 Gino's, Inc.              125,900         28,442        255,478
 Gino's, Inc.              130,855         33,328        293,221
 Golf Road                                565,070      7,166,491
 Grand Union Co.           407,077         62,467        652,208
 Grand Union Co.                           25,313        159,580
 Grand Union Co.         1,049,272        161,014      1,592,094
 Grand Union Co.                           63,750      1,138,226
 Grand Union Co.                           18,113        113,943
 Grand Union Co.         7,129,847        494,040      4,543,643
 Gunite                                   171,375        374,029
 G.D. Searle & Co.                         21,449        149,366
 G.D. Searle & Co.                          9,235              0
 G.D. Searle & Co.                                        59,235
 G.D. Searle & Co.                         24,071         90,574
 G.D. Searle & Co.                         22,961        187,929
 G.D. Searle & Co.                         17,259        134,560
 G.D. Searle & Co.                         14,055         65,362
 G.D. Searle & Co.                         20,250        175,069
 Haverty Furniture
  Companies, Inc.          581,191         39,368        379,565
 Haverty Furniture
  Companies, Inc.          440,296         29,824        287,549
 Haverty Furniture
  Companies, Inc.          560,615         38,166        365,104
 Integra A Hotel and
  Restaurant Co.         1,321,773        173,202      1,001,495
 Integra A Hotel and
  Restaurant Co.           422,061         74,476        428,106
 Integra A Hotel and
  Restaurant Co.           570,728         88,393        505,683
 Integra A Hotel and
  Restaurant Co.           571,693         62,176        380,031
 Integra A Hotel and
  Restaurant Co.           430,163         78,067        453,886
 Integra A Hotel and
  Restaurant Co.           535,017        100,522        494,818
 Integra A Hotel and
  Restaurant Co.           543,099        100,831        491,470
 Intermountain Color                       62,927        236,951
 J.C. Penney Company,
  Inc.                                    187,683      1,151,668

                                      I-7

                                         No. of       Amount of
                             State    Locations    Encumberances
                             -------  -----------  ---------------
 Kelley Springfield Tire
  Company                    TN       1
 K-Mart Corporation          LA       1
 K-Mart Corporation          WI       1
 K-Mart Corporation          FL       1
 K-Mart Corporation          MN       1                  480,000
 K-Mart Corporation          FL       1
 K-Mart Corporation          IA       1
 K-Mart Corporation          FL       1
 K-Mart Corporation          IL       1                  232,524
 Kobacker Stores, Inc.       MI       4
 Kobacker Stores, Inc.       KY       1
 Kobacker Stores, Inc.       OH       5
 Kraft, Inc.                 NC       1
 Landmark Bancshares
  Corporation                MO       1
 Levitz Furniture
  Corporation                NY       1
 Lockheed Corporation        CA       1
 Louisiana Power and
  Light Company              LA       8                2,660,413
 Louisiana Power and
  Light Company              LA       7                1,591,486
 Marsh Supermarkets, Inc.    IN       1
 Montgomery Ward, Inc.       PA       1
 Montgomery Ward, Inc.       NJ       1
 Morrison, Inc.              AL       1
 Morrison, Inc.              GA       1
 Morrison, Inc.              FL       1
 Morrison, Inc.              VA       2
 North Carolina National
  Bank(4)                    SC       2
 North Carolina National
  Bank                       SC       3
 Occidental Petroleum
  Corp.                      CA       1                1,761,095
 Ohio Power Co. Inc.         OH       1
 Old National Bank of
  Washington                 WA       1
 Park West                   KY       1               12,529,384
 Park West (UPS)             KY       1               19,432,371
 Penske Corp.                OH       1                   10,298



                                                          REAL ESTATE OWNED AND REVENUES EARNED
                             ------------------------------------------------------------------------------------------------
                                                         Real estate owned at September 30, 1998
                             ------------------------------------------------------------------------------------------------
                                                                 Amount
                                                                Carried
                              Initial Cost       Cost of        at close      Reserve for     Depreciation      Depreciation
                             to Company      Improvements      of period    Depreciation    Range in years         Method
                             --------------  --------------  -------------  --------------  ----------------  ---------------
 Kelley Springfield Tire
  Company                         120,946                        120,946          75,200          20           STRAIGHT LINE
 K-Mart Corporation
 K-Mart Corporation
 K-Mart Corporation
 K-Mart Corporation
 K-Mart Corporation             2,760,118                      2,760,118       1,713,000         20-45           COMPONENT
 K-Mart Corporation
 K-Mart Corporation             2,636,000                      2,636,000       1,793,300         20-45           COMPONENT
 K-Mart Corporation
 Kobacker Stores, Inc.            215,148                        215,148
 Kobacker Stores, Inc.             88,364                         88,364
 Kobacker Stores, Inc.            354,030                        354,030
 Kraft, Inc.                                                                                     SOLD
 Landmark Bancshares
  Corporation
 Levitz Furniture
  Corporation                     988,463                        988,463
 Lockheed Corporation           2,449,469                      2,449,469
 Louisiana Power and
  Light Company
 Louisiana Power and
  Light Company                 3,491,431                      3,491,431
 Marsh Supermarkets, Inc.       5,001,933                      5,001,933       2,307,293          35           STRAIGHT LINE
 Montgomery Ward, Inc.          3,289,166                      3,289,166       2,157,686         20-45           COMPONENT
 Montgomery Ward, Inc.
 Morrison, Inc.                   324,288                        324,288
 Morrison, Inc.                   347,404                        347,404
 Morrison, Inc.                   375,392                        375,392
 Morrison, Inc.                   363,059                        363,059
 North Carolina National
  Bank(4)                       1,450,047                      1,450,047         516,136          40           STRAIGHT LINE
 North Carolina National
  Bank                            949,334                        949,334         434,689          HFS
 Occidental Petroleum
  Corp.                         2,324,780                      2,324,780         404,295          HFS
 Ohio Power Co. Inc.
 Old National Bank of
  Washington                                                                                     SOLD
 Park West                     19,020,000    79,418           19,099,418         346,736          35           STRAIGHT LINE
 Park West (UPS)               21,106,313                     21,106,313          70,255          35           STRAIGHT LINE
 Penske Corp.



                                  Net           Total
                              Investment       revenue
                               Financing     applicable
                               Method(G)   to period(G)      Tax Basis
                             ------------  --------------  ------------
 Kelley Springfield Tire
  Company                                         8,587         68,933
 K-Mart Corporation            1,650,896        104,002        686,029
 K-Mart Corporation            1,879,118        126,851      1,008,487
 K-Mart Corporation            2,144,971        154,104      1,028,356
 K-Mart Corporation            1,743,435        106,989      1,087,769
 K-Mart Corporation                             178,934      1,030,109
 K-Mart Corporation            1,336,663         94,191        759,886
 K-Mart Corporation            1,766,334        305,594      1,701,788
 K-Mart Corporation              947,555         56,683        634,904
 Kobacker Stores, Inc.           410,912         50,470        322,573
 Kobacker Stores, Inc.            97,303         14,167        114,688
 Kobacker Stores, Inc.           595,521         63,935        510,737
 Kraft, Inc.                                                         0
 Landmark Bancshares
  Corporation                  4,509,058        474,683      2,096,229
 Levitz Furniture
  Corporation                  2,040,968        257,713      2,968,530
 Lockheed Corporation          4,046,716        625,428      3,645,085
 Louisiana Power and
  Light Company               12,024,382      1,132,791      5,084,554
 Louisiana Power and
  Light Company                4,128,974        736,323      3,984,337
 Marsh Supermarkets, Inc.                       407,349      3,113,565
 Montgomery Ward, Inc.                          235,710      1,131,392
 Montgomery Ward, Inc.         1,528,169        137,498        682,206
 Morrison, Inc.                  693,984         98,133        720,377
 Morrison, Inc.                  663,483         98,293        722,911
 Morrison, Inc.                  701,771        103,837        776,557
 Morrison, Inc.                1,731,966        201,643      1,481,263
 North Carolina National
  Bank(4)                                       108,803      1,147,417
 North Carolina National
  Bank                                                         990,176
 Occidental Petroleum
  Corp.                                                      4,407,409
 Ohio Power Co. Inc.           3,890,408        272,023      1,266,073
 Old National Bank of
  Washington                                    225,741              0
 Park West                                    1,358,621     16,265,005
 Park West (UPS)                                290,194     15,953,620
 Penske Corp.                    551,653         56,463        288,267


                                           No. of       Amount of
                               State    Locations    Encumberances
                               -------  -----------  ---------------
 Pneumo Corp.                  OH       1                  752,420
 Portland General Electric
  Company                      OR       1               44,893,928
 Rouse Company                 MD       1                3,023,278
 Safeway Stores, Inc.          LA       1
 Sams                          MI       1                5,485,135
 Smith's Management
  Corp.                        NV       1                  346,907
 Southland Corporation         FL       5
 Staples                       NY       1
 Stone Container               WI       1
 Stop 'N Shop Co., Inc.        NY       1
 Stop 'N Shop Co., Inc.        VA       1                  753,629
 Super Foods Services, Inc.    MI       1                6,405,347
 SuperValu Stores, Inc. *      MN       1
 SuperValu Stores, Inc.*       OH       1
 SuperValu Stores, Inc.*       GA       1
 SuperValu Stores, Inc.*       IN       1
 Telecom Properties, Inc.      OK       1
 Telecom Properties, Inc.      KY       1
 The A&P Company               MI       1
 The TJX Companies, Inc.       IL       1
 Toys 'R' Us, Inc.             TX       1                  825,128
 USA Petroleum
  Corporation                  SC       2
 USA Petroleum
  Corporation                  OH       1
 USA Petroleum
  Corporation                  GA       2
 Waban                         NY       1                3,523,026
 Watkins                       MO       1
 Webcraft Technologies         MD       1                  442,590
 Wetterau, Inc.                PA       1
 Wetterau, Inc.                NJ       2
 Wickes Companies, Inc.        CA       2                  506,153
 Wickes Companies, Inc.        CA       1                  439,650



                                                           REAL ESTATE OWNED AND REVENUES EARNED
                               ----------------------------------------------------------------------------------------------
                                                          Real estate owned at September 30, 1998
                               ----------------------------------------------------------------------------------------------
                                                                  Amount
                                                                 Carried
                                Initial Cost       Cost of       at close     Reserve for     Depreciation      Depreciation
                               to Company      Improvements     of period   Depreciation    Range in years         Method
                               --------------  --------------  -----------  --------------  ----------------  ---------------
 Pneumo Corp.
 Portland General Electric
  Company
 Rouse Company
 Safeway Stores, Inc.             1,782,885                     1,782,885      1,071,160         20-40           COMPONENT
 Sams                             8,844,225                     8,844,225      1,492,811          40           STRAIGHT LINE
 Smith's Management
  Corp.
 Southland Corporation            1,162,971                     1,162,971        669,089         20-45           COMPONENT
 Staples                          2,457,582                     2,457,582         65,942          35           STRAIGHT LINE
 Stone Container                  9,027,973                     9,027,973                         30           STRAIGHT LINE
 Stop 'N Shop Co., Inc.           5,013,507                     5,013,507      3,640,494         20-45           COMPONENT
 Stop 'N Shop Co., Inc.
 Super Foods Services, Inc.
 SuperValu Stores, Inc. *         1,370,965                     1,370,965        231,958          40           STRAIGHT LINE
 SuperValu Stores, Inc.*          3,000,671                     3,000,671        518,285          40           STRAIGHT LINE
 SuperValu Stores, Inc.*          2,344,836                     2,344,836        401,676          40           STRAIGHT LINE
 SuperValu Stores, Inc.*          2,267,573                     2,267,573        388,061          40           STRAIGHT LINE
 Telecom Properties, Inc.
 Telecom Properties, Inc.           281,253                       281,253
 The A&P Company
 The TJX Companies, Inc.
 Toys 'R' Us, Inc.                  501,836                       501,836
 USA Petroleum
  Corporation                       163,161                       163,161
 USA Petroleum
  Corporation                        78,443                        78,443
 USA Petroleum
  Corporation                       138,062                       138,062
 Waban                            8,378,095                     8,378,095        582,901         15-35           COMPONENT
 Watkins                            965,741    7,504              973,245         96,904          25           STRAIGHT LINE
 Webcraft Technologies              780,774                       780,774        140,845          20           STRAIGHT LINE
 Wetterau, Inc.
 Wetterau, Inc.
 Wickes Companies, Inc.           1,883,689                     1,883,689      1,282,971         20-40           COMPONENT
 Wickes Companies, Inc.           2,447,297                     2,447,297      1,205,185          HFS




                                    Net           Total
                                Investment       revenue
                                 Financing     applicable
                                 Method(G)   to period(G)      Tax Basis
                               ------------  --------------  ------------
 Pneumo Corp.                    2,181,589        160,301      1,322,020
 Portland General Electric
  Company                       51,455,700      3,336,170     14,196,037
 Rouse Company                   6,214,362        412,120      3,160,809
 Safeway Stores, Inc.                              63,862        869,195
 Sams                                             813,705      6,944,942
 Smith's Management
  Corp.                            818,968         55,220        498,413
 Southland Corporation                             95,679        493,454
 Staples                                          214,410      2,522,028
 Stone Container                                   97,639      6,837,265
 Stop 'N Shop Co., Inc.                           340,609      1,373,013
 Stop 'N Shop Co., Inc.          2,720,978        183,985      1,234,200
 Super Foods Services, Inc.     10,069,888        802,850      5,511,051
 SuperValu Stores, Inc. *                          86,163              0
 SuperValu Stores, Inc.*                          239,876              0
 SuperValu Stores, Inc.*                          168,161              0
 SuperValu Stores, Inc.*                          145,250              0
 Telecom Properties, Inc.          111,857          7,905         48,644
 Telecom Properties, Inc.           96,539         27,426        330,062
 The A&P Company                 1,519,358        128,811        716,892
 The TJX Companies, Inc.         2,587,577        177,240      1,381,919
 Toys 'R' Us, Inc.               1,089,319        105,847      1,450,662
 USA Petroleum
  Corporation                      150,994         28,261        169,597
 USA Petroleum
  Corporation                       80,670         13,588         81,554
 USA Petroleum
  Corporation                      132,383         23,916        143,548
 Waban                                            515,118      7,762,546
 Watkins                                           86,850        760,873
 Webcraft Technologies                            128,514      1,572,788
 Wetterau, Inc.                    779,357         62,664        386,069
 Wetterau, Inc.                  1,688,585        132,703        582,090
 Wickes Companies, Inc.                           441,023      1,682,810
 Wickes Companies, Inc.                                          634,427


                                       No. of       Amount of
                           State    Locations    Encumberances
                           -------  -----------  ---------------
RESIDENTIAL
 PROPERTY LAND
 AND BUILDING
 Crown Cliffs*             AL       1                8,337,286
COMMERCIAL
 PROPERTY -- LAND
 Easco Corp.               NC       1
 Foodarama supermarkets,
  Inc.                     NY       1
 Foodarama supermarkets,
  Inc.                     PA       1
 Gino's, Inc.              MD       1
 Gino's, Inc.              PA       1
 Gino's, Inc.              MI       1
 Gino's, Inc.              MA       2
 Gino's, Inc.              NJ       1
 J.C. Penney Company,
  Inc.                     NY       1
 Levitz Furniture
  Corporation              CA       2
 Levitz Furniture
  Corporation              KS       1
COMMERCIAL
 PROPERTY --
 BUILDING
 Bank South                GA       1
 Harwood Square            IL       1
 Holiday Inn               FL       1
 Lockheed Corporation      CA       1
 Safeway Stores, Inc.      CA       1
 Toys 'R' Us, Inc.         RI       1
 United Life & Accident
  Ins. Co.                 NH       1
 Wickes Companies, Inc.    PA       1
 Weigh-Tronix, Inc.        CA       1
 Baptist Hospital 1        TN       1               22,653,010
 Baptist Hospital 2        TN       1                8,407,762



                                                           REAL ESTATE OWNED AND REVENUES EARNED
                           ------------------------------------------------------------------------------------------------------
                                                          Real estate owned at September 30, 1998
                           ------------------------------------------------------------------------------------------------------
                                                                  Amount
                                                                 Carried
                            Initial Cost       Cost of           at close         Reserve for     Depreciation      Depreciation
                           to Company      Improvements         of period       Depreciation    Range in years         Method
                           --------------  --------------  -------------------  --------------  ----------------  ---------------
RESIDENTIAL
 PROPERTY LAND
 AND BUILDING
 Crown Cliffs*               11,065,875         12,883          11,078,758(2)     1,485,218      5-27.5            STRAIGHT LINE
COMMERCIAL
 PROPERTY -- LAND
 Easco Corp.                    157,560                            157,560
 Foodarama supermarkets,
  Inc.                          140,619                            140,619
 Foodarama supermarkets,
  Inc.                          112,554                            112,554
 Gino's, Inc.                                                                                        SOLD
 Gino's, Inc.                    36,271                             36,271
 Gino's, Inc.                    71,160                             71,160
 Gino's, Inc.                   102,048                            102,048
 Gino's, Inc.                    61,050                             61,050
 J.C. Penney Company,
  Inc.                           51,009                             51,009
 Levitz Furniture
  Corporation                 1,134,836                          1,134,836
 Levitz Furniture
  Corporation                   460,490                            460,490
COMMERCIAL
 PROPERTY --
 BUILDING
 Bank South
 Harwood Square               6,803,769         33,959           6,837,728        3,144,598       34.8             STRAIGHT LINE
 Holiday Inn                  7,203,982        416,726           7,620,708        2,633,146      5-39                COMPONENT
 Lockheed Corporation                                                                                SOLD
 Safeway Stores, Inc.           558,652                            558,652          529,442        27              STRAIGHT LINE
 Toys 'R' Us, Inc.
 United Life & Accident
  Ins. Co.
 Wickes Companies, Inc.
 Weigh-Tronix, Inc.
 Baptist Hospital 1
 Baptist Hospital 2


                                Net           Total
                            Investment       revenue
                             Financing     applicable
                             Method(G)   to period(G)      Tax Basis
                           ------------  --------------  ------------
RESIDENTIAL
 PROPERTY LAND
 AND BUILDING
 Crown Cliffs*                              1,265,519              0
COMMERCIAL
 PROPERTY -- LAND
 Easco Corp.                                    9,300        157,560
 Foodarama supermarkets,
  Inc.                                         10,500        140,619
 Foodarama supermarkets,
  Inc.                                          9,000        114,022
 Gino's, Inc.                                   3,571              0
 Gino's, Inc.                                   5,357         81,159
 Gino's, Inc.                                   5,357         71,160
 Gino's, Inc.                                  10,714        102,048
 Gino's, Inc.                                   5,357         61,846
 J.C. Penney Company,
  Inc.                                          4,125         51,009
 Levitz Furniture
  Corporation                                 103,924      1,134,836
 Levitz Furniture
  Corporation                                  35,257        460,490
COMMERCIAL
 PROPERTY --
 BUILDING
 Bank South                  3,681,454        279,551      1,594,696
 Harwood Square                               610,671      3,172,281
 Holiday Inn                                3,075,178      3,317,337
 Lockheed Corporation                         112,919              0
 Safeway Stores, Inc.                          20,175        168,728
 Toys 'R' Us, Inc.           1,005,777         71,750        507,053
 United Life & Accident
  Ins. Co.                   4,274,424        270,516      1,746,714
 Wickes Companies, Inc.      3,158,494        335,628      1,185,738
 Weigh-Tronix, Inc.          2,323,704        180,192      1,467,951
 Baptist Hospital 1         25,059,603      1,483,880     19,535,134
 Baptist Hospital 2          9,300,980        550,748      7,250,549
                                                                   0
                                                                   0
                                                                   0
                                                                   0


                                 No. of       Amount of
                     State    Locations    Encumberances
                     -------  -----------  ---------------
DEVELOPMENT
 PROPERTY
 Dellwood            NY       1
 Grassy Hollow       NY       1
 East Syracuse       NY       1
HOTEL AND DEVELOP-
 MENT PROPERTY
New Seabury          MA       1                8,484,332
                                               ---------
                                            $187,514,452
                                            ============

                                                 REAL ESTATE OWNED AND REVENUES EARNED
                     ---------------------------------------------------------------------------------------------
                                                Real estate owned at September 30, 1998
                     ---------------------------------------------------------------------------------------------
                                                             Amount
                                                            Carried
                      Initial Cost       Cost of            at close             Reserve for        Depreciation
                     to Company      Improvements          of period        Depreciation          Range in years
                     --------------  --------------  ---------------------  --------------------  ----------------
DEVELOPMENT
 PROPERTY
 Dellwood                3,120,317                           3,120,317
 Grassy Hollow             601,135                             601,135
 East Syracuse             138,108                             138,108
HOTEL AND DEVELOP-
 MENT PROPERTY
New Seabury             27,965,241                          27,965,241
                        ----------                          ----------
                      $221,869,592      $534,569        $  222,404,161(1)      $  44,034,952(1)
                      ============      ========        ================       ===============

                      REAL ESTATE
                        OWNED AND
                        REVENUES
                         EARNED
                     --------------
                      Real estate
                        owned at
                        September
                        30, 1998
                     --------------
                                           Net             Total
                                        Investment        revenue
                      Depreciation      Financing       applicable
                         Method         Method(G)     to period(G)       Tax Basis
                     --------------  ---------------  --------------  ---------------
DEVELOPMENT
 PROPERTY
 Dellwood                                                                 3,120,317
 Grassy Hollow                                                              594,843
 East Syracuse                                                              138,108
HOTEL AND DEVELOP-
 MENT PROPERTY
New Seabury                                              2,995,714       27,965,241
                                                         ---------       ----------
                                      $248,297,648     $38,126,065     $278,155,864
                                      ============     ===========     ============

--------
(G)   In accordance with Generally Accepted Accounting Principles.

(HFS) Held for sale -- Property no longer depreciated nor revenue earned. Current net book value included.

(1)   Amount shown includes hotel operating properties.

(2) The Company owns a 70% interest in the joint venture which owns this property.

(3)   Sold two locations in 1998.

(4)   Sold one location in 1998.

(*)   Treated as investment in joint venture for tax purposes.

                       AMERICAN REAL ESTATE PARTNERS, LP
                             a limited partnership


                                           No. of
                                State    Locations
                               -------  -----------
COMMERCIAL
 PROPERTY LAND
 AND BUILDING
 Acme Markets, Inc. and
  FPBT of Penn.                PA       1
 Alabama Power Company         AL       5
 Amer Stores and The
  Fidelity Bank                PA       1
 Amer Stores, Grace, &
  Shottenstein Stores          NJ       1
 American Recreation
  Group, Inc.(3)               NC       1
 Amterre Ltd. Partnership      NJ       1
 Amterre Ltd. Partnership      PA       2
 Amterre Ltd. Partnership      PA       1
 Best Products Co., Inc.       VA       1
 Caldor, Inc.                  MA       1
 Chesebrough-Pond's Inc.       CN       1
 Chomerics, Inc.               MA       1
 Collins Foods Interna-
  tional, Inc.(4)              OR       3
 Collins Foods Interna-
  tional, Inc.(5)              CA       1
 David Miller of California    CA       1
 Dillon Companies, Inc.        MO       1
 Dillon Companies, Inc.(5)     LA       6
 Druid Point Bldg.             GA       1
 Duke Power Co.                NC       1
 European American Bank
  and Trust Co.                NY       1
 Farwell Bldg.                 MN       1
 Federated Department
  Stores, Inc.                 CA       1
 First National Supermar-
  kets, Inc.                   CT       1
 First Union National Bank     NC       1
 Fisher Scientific Company     IL       1
 Foodarama Supermarkets,
  Inc.                         PA       1
 Forte Hotels International,
  Inc.                         NJ       1


                                                            REAL ESTATE OWNED AND REVENUES EARNED
                               -----------------------------------------------------------------------------------------------
                                                                   Real estate owned at December 31, 1997
                                               -------------------------------------------------------------------------------
                                                                                   Amount
                                                                                  Carried
                                  Amount of     Initial Cost       Cost of        at close      Reserve for     Depreciation
                                Encumbrances     to Company     Improvements     of period     Depreciation    Range & Method
                               --------------  --------------  --------------  -------------  --------------  ----------------
COMMERCIAL
 PROPERTY LAND
 AND BUILDING
 Acme Markets, Inc. and
  FPBT of Penn.                                  $2,004,393                     $2,004,393      $1,389,613      25 yrs Comp
 Alabama Power Company          $ 4,292,790
 Amer Stores and The
  Fidelity Bank
 Amer Stores, Grace, &
  Shottenstein Stores                             2,043,567                      2,043,567       1,525,255      35 yrs Comp
 American Recreation
  Group, Inc.(3)                                    642,771       (342,771)        300,000                        HFS (3)
 Amterre Ltd. Partnership                                                                                          SOLD
 Amterre Ltd. Partnership                                                                                          SOLD
 Amterre Ltd. Partnership         8,581,485                                                                        SOLD
 Best Products Co., Inc.                          3,358,053        (54,500)      3,303,553                      20 yrs S/L
 Caldor, Inc.
 Chesebrough-Pond's Inc.                          1,549,805                      1,549,805       1,110,025    20-45 yrs Comp
 Chomerics, Inc.
 Collins Foods Interna-
  tional, Inc.(4)                                   169,048                        169,048
 Collins Foods Interna-
  tional, Inc.(5)                                    87,810                         87,810
 David Miller of California                       1,036,681                      1,036,681         494,648      25 yrs S/L
 Dillon Companies, Inc.                             546,681                        546,681         310,198      30 Yrs S/L
 Dillon Companies, Inc.(5)                        1,555,112                      1,555,112         854,145      35 Yrs Comp
 Druid Point Bldg.                                6,139,692        114,890       6,254,582         883,216         SOLD
 Duke Power Co.                   2,903,279
 European American Bank
  and Trust Co.                                   1,355,210                      1,355,210       1,284,888      20 Yrs S/L
 Farwell Bldg.                      939,773       5,073,279                      5,073,279       1,088,188     15-20 yrs S/L
 Federated Department
  Stores, Inc.                                      363,342                        363,342                         SOLD
 First National Supermar-
  kets, Inc.                     13,933,727
 First Union National Bank
 Fisher Scientific Company                          597,806                        597,806         143,004      20 yrs S/L
 Foodarama Supermarkets,
  Inc.                                                                                                             SOLD
 Forte Hotels International,
  Inc.                              216,914


                               REAL ESTATE OWNED AND REVENUES
                                           EARNED
                               ------------------------------
                                 Real estate
                                   owned at
                                   December
                                  31, 1997
                               ---------------
                                                     1997
                                  Financing         Total
                                    Method         revenue
                                     Net          applicable
                                Investment(G)    to period(G)
                               ---------------  -------------
COMMERCIAL
 PROPERTY LAND
 AND BUILDING
 Acme Markets, Inc. and
  FPBT of Penn.                                  $   245,888
 Alabama Power Company           $ 7,517,553         797,599
 Amer Stores and The
  Fidelity Bank                      633,667          81,172
 Amer Stores, Grace, &
  Shottenstein Stores                                157,735
 American Recreation
  Group, Inc.(3)                                      48,164
 Amterre Ltd. Partnership                                  0
 Amterre Ltd. Partnership                                  0
 Amterre Ltd. Partnership          5,958,448         597,424
 Best Products Co., Inc.                             109,134
 Caldor, Inc.                      1,873,574         167,527
 Chesebrough-Pond's Inc.                             141,236
 Chomerics, Inc.                   6,202,655         792,465
 Collins Foods Interna-
  tional, Inc.(4)                     81,764          35,411
 Collins Foods Interna-
  tional, Inc.(5)                     46,444          11,455
 David Miller of California                           63,482
 Dillon Companies, Inc.                               65,268
 Dillon Companies, Inc.(5)                           183,340
 Druid Point Bldg.                                 1,351,918
 Duke Power Co.                    4,716,271         482,477
 European American Bank
  and Trust Co.                                      175,000
 Farwell Bldg.                                       957,184
 Federated Department
  Stores, Inc.                       208,036          63,418
 First National Supermar-
  kets, Inc.                      23,685,974       2,194,767
 First Union National Bank           577,217          53,820
 Fisher Scientific Company                           176,583
 Foodarama Supermarkets,
  Inc.                                                81,014
 Forte Hotels International,
  Inc.                             6,412,979         585,869


                                             No. of
                                 State    Locations
                                 -------  -----------
   Forte Hotels International,
    Inc.                         TX       1
   Fox Grocery Company           WV       1
   Gino's, Inc.                  MO       1
   Gino's, Inc.                  CA       1
   Gino's, Inc.                  OH       1
   Gino's, Inc.                  IL       1
   Gino's, Inc.                  NJ       1
   Golf Road                     IL       1
   Grand Union Co.               NY
   Grand Union Co.               NJ       1
   Grand Union Co.               MD       1
   Grand Union Co.               NY       3
   Grand Union Co.               NY       1
   Grand Union Co.               VA       1
   Grand Union Co.               NY       1
   Gunite                        IN       1
   G.D. Searle & Co.             MD       1
   G.D. Searle & Co.             MN       1
   G.D. Searle & Co.             AL       1
   G.D. Searle & Co.             IL       1
   G.D. Searle & Co.             FL       1
   G.D. Searle & Co.             MN       1
   G.D. Searle & Co.             IL       1
   G.D. Searle & Co.             TN       1
   G.D. Searle & Co.             TN       1
   G.D. Searle & Co.             MD       1
   Hancock                       LA       1
   Haverty Furniture Compa-
    nies, Inc.                   GA       1
   Haverty Furniture Compa-
    nies, Inc.                   FL       1
   Haverty Furniture Compa-
    nies, Inc.                   VA       1
   Holiday Inn                   AZ       1
   Integra A Hotel and Res-
    taurant Co.                  AL       2
   Integra A Hotel and Res-
    taurant Co.                  IL       1
   Integra A Hotel and Res-
    taurant Co.                  IN       1
   Integra A Hotel and Res-
    taurant Co.                  OH       1
   Integra A Hotel and
    Restaurant Co.               MO       1



                                                             REAL ESTATE OWNED AND REVENUES EARNED
                                 ---------------------------------------------------------------------------------------------
                                                                    Real estate owned at December 31, 1997
                                                 -----------------------------------------------------------------------------
                                                                                    Amount
                                                                                   Carried
                                    Amount of     Initial Cost       Cost of       at close     Reserve for     Depreciation
                                 Encumbrances    to Company      Improvements     of period   Depreciation    Range & Method
                                 --------------  --------------  --------------  -----------  --------------  ----------------
   Forte Hotels International,
    Inc.                                                                                                           SOLD
   Fox Grocery Company              1,193,998
   Gino's, Inc.                        13,662         209,213                       209,213
   Gino's, Inc.                        15,711         225,100                       225,100
   Gino's, Inc.                        14,627         201,938                       201,938
   Gino's, Inc.                        16,986         235,972                       235,972
   Gino's, Inc.                                                                                                    SOLD
   Golf Road                                        9,292,656                     9,292,656         55,756      35 yrs S/L
   Grand Union Co.                                                                                                  HFS
   Grand Union Co.                                    430,664                       430,664
   Grand Union Co.                                    372,383                       372,383        249,742      30 yrs Comp
   Grand Union Co.                                  1,110,120    (19,100)         1,091,020
   Grand Union Co.
   Grand Union Co.                                    266,468                       266,468        178,999      30 yrs Comp
   Grand Union Co.                  4,473,221
   Gunite                             148,230       1,134,565                     1,134,565      1,065,034      30 yrs Comp
   G.D. Searle & Co.                                  299,229                       299,229        145,833    20-35 yrs Comp
   G.D. Searle & Co.                                  261,918                       261,918        174,337         SOLD
   G.D. Searle & Co.                                        0                             0              0          HFS
   G.D. Searle & Co.                                  256,295                       256,295        161,229    20-35 yrs Comp
   G.D. Searle & Co.                                        0                             0              0         SOLD
   G.D. Searle & Co.                                  339,358                       339,358        147,266    20-35 yrs Comp
   G.D. Searle & Co.                                  323,559                       323,559        223,483      30 yrs Comp
   G.D. Searle & Co.                                  214,421                       214,421        145,172    20-35 yrs Comp
   G.D. Searle & Co.                                        0                             0              0
   G.D. Searle & Co.                                  325,891                       325,891        146,800    20-35 yrs Comp
   Hancock                                                                                                         SOLD
   Haverty Furniture Compa-
    nies, Inc.                        245,234
   Haverty Furniture Compa-
    nies, Inc.                        185,175
   Haverty Furniture Compa-
    nies, Inc.                        232,724
   Holiday Inn                                                                                                     SOLD
   Integra A Hotel and Res-
    taurant Co.                                       245,625                       245,625
   Integra A Hotel and Res-
    taurant Co.                                       198,392                       198,392
   Integra A Hotel and Res-
    taurant Co.                                       231,513                       231,513
   Integra A Hotel and Res-
    taurant Co.
   Integra A Hotel and
    Restaurant Co.                                    224,837                       224,837



                                 REAL ESTATE OWNED AND REVENUES
                                             EARNED
                                 ------------------------------
                                   Real estate
                                     owned at
                                   December 31,
                                       1997
                                 --------------
                                                       1997
                                    Financing         Total
                                      Method         revenue
                                       Net          applicable
                                 Investment(G)    to period(G)
                                 ---------------  -------------
   Forte Hotels International,
    Inc.                                              (11,423)
   Fox Grocery Company              3,258,447         290,442
   Gino's, Inc.                       165,655          33,514
   Gino's, Inc.                       151,721          42,735
   Gino's, Inc.                       135,210          39,120
   Gino's, Inc.                       137,724          45,689
   Gino's, Inc.                                        33,010
   Golf Road                                          108,494
   Grand Union Co.
   Grand Union Co.                    427,410          85,502
   Grand Union Co.                                     33,750
   Grand Union Co.                  1,101,687         220,389
   Grand Union Co.                                      7,083
   Grand Union Co.                                     24,150
   Grand Union Co.                  7,310,207         676,977
   Gunite                                             208,080
   G.D. Searle & Co.                                   27,000
   G.D. Searle & Co.                                   22,162
   G.D. Searle & Co.                                        0
   G.D. Searle & Co.                                   23,013
   G.D. Searle & Co.                                        0
   G.D. Searle & Co.                                   30,614
   G.D. Searle & Co.                                   28,319
   G.D. Searle & Co.                                   18,740
   G.D. Searle & Co.                                        0
   G.D. Searle & Co.                                   28,598
   Hancock                                            450,785
   Haverty Furniture Compa-
    nies, Inc.                        616,002          55,885
   Haverty Furniture Compa-
    nies, Inc.                        466,667          42,337
   Haverty Furniture Compa-
    nies, Inc.                        594,370          54,193
   Holiday Inn                                      2,138,010
   Integra A Hotel and Res-
    taurant Co.                     1,397,060         239,858
   Integra A Hotel and Res-
    taurant Co.                       461,675         103,757
   Integra A Hotel and Res-
    taurant Co.                       604,563         121,983
   Integra A Hotel and Res-
    taurant Co.                       620,765          89,986
   Integra A Hotel and
    Restaurant Co.                    469,913         108,409


                                           No. of
                               State    Locations
                               -------  -----------
   Integra A Hotel and
    Restaurant Co.             TX       1
   Integra A Hotel and
    Restaurant Co.             MI       1
   Intermountain Color         KY       1
   J.C. Penney Company,
    Inc.                       MA       1
   Kelley Springfield Tire
    Company                    TN       1
   K-Mart Corporation          LA       1
   K-Mart Corporation          WI       1
   K-Mart Corporation          FL       1
   K-Mart Corporation          MN       1
   K-Mart Corporation          FL       1
   K-Mart Corporation          IA       1
   K-Mart Corporation          FL       2
   K-Mart Corporation          IL       1
   Kobacker Stores, Inc.       MI       4
   Kobacker Stores, Inc.       KY       1
   Kobacker Stores, Inc.       OH       5
   Kraft, Inc.                 NC       1
   Landmark Bancshares
    Corporation                MO       1
   Levitz Furniture
    Corporation                NY       1
   Lockheed Corporation        CA       1
   Louisiana Power and
    Light Company              LA       8
   Louisiana Power and
    Light Company              LA       7
   Macke Co.                   VA       1
   Marsh Supermarkets, Inc.    IN       1
   Montgomery Ward, Inc.       PA       1
   Montgomery Ward, Inc.       NJ       1
   Morrison, Inc.              AL       1
   Morrison, Inc.              GA       1
   Morrison, Inc.              FL       1
   Morrison, Inc.              VA       2
   M.C.O. Properties           CO       1
   North Carolina National
    Bank(7)                    SC       6
   Occidental Petroleum
    Corp.                      CA       1
   Ohio Power Co. Inc.         OH       1




                                                           REAL ESTATE OWNED AND REVENUES EARNED
                               ---------------------------------------------------------------------------------------------
                                                                  Real estate owned at December 31, 1997
                                               -----------------------------------------------------------------------------
                                                                                  Amount
                                                                                 Carried
                                  Amount of     Initial Cost       Cost of       at close     Reserve for     Depreciation
                               Encumbrances    to Company      Improvements     of period   Depreciation    Range & Method
                               --------------  --------------  --------------  -----------  --------------  ----------------
   Integra A Hotel and
    Restaurant Co.                                  228,793                       228,793
   Integra A Hotel and
    Restaurant Co.                                  234,464                       234,464
   Intermountain Color               11,180         559,644                       559,644        434,676      25 yrs S/L
   J.C. Penney Company,
    Inc.                                          2,484,262                     2,484,262      1,588,326      25 yrs S/L
   Kelley Springfield Tire
    Company                                         120,946                       120,946         75,200      20 yrs Comp
   K-Mart Corporation
   K-Mart Corporation
   K-Mart Corporation
   K-Mart Corporation               530,000
   K-Mart Corporation                             2,760,118                     2,760,118      1,688,401    20-45 yrs Comp
   K-Mart Corporation
   K-Mart Corporation                             2,636,000                     2,636,000      1,765,878    20-45 yrs Comp
   K-Mart Corporation               263,859
   Kobacker Stores, Inc.                            215,148                       215,148
   Kobacker Stores, Inc.             66,777          88,364                        88,364
   Kobacker Stores, Inc.             65,759         354,030                       354,030
   Kraft, Inc.                                                                                                   SOLD
   Landmark Bancshares
    Corporation
   Levitz Furniture
    Corporation                                     988,463                       988,463
   Lockheed Corporation                           2,449,469                     2,449,469
   Louisiana Power and
    Light Company                 3,464,338
   Louisiana Power and
    Light Company                 2,075,693       3,491,431                     3,491,431
   Macke Co.                                                                                                     SOLD
   Marsh Supermarkets, Inc.                       5,001,933                     5,001,933      2,133,683      35 yrs S/L
   Montgomery Ward, Inc.                          3,289,166                     3,289,166      2,120,374    20-45 yrs Comp
   Montgomery Ward, Inc.
   Morrison, Inc.                                   324,288                       324,288
   Morrison, Inc.                                   347,404                       347,404
   Morrison, Inc.                                   375,392                       375,392
   Morrison, Inc.                                   363,059                       363,059
   M.C.O. Properties                                                                                             SOLD
   North Carolina National
    Bank(7)                                       2,938,008                     2,938,008      1,008,024      40 yrs S/L
   Occidental Petroleum
    Corp.                         1,857,296                                                                       HFS
   Ohio Power Co. Inc.


                               REAL ESTATE OWNED AND REVENUES
                                           EARNED
                               ------------------------------
                                 Real estate
                                   owned at
                                   December
                                  31, 1997
                               ---------------
                                                     1997
                                  Financing         Total
                                    Method         revenue
                                     Net          applicable
                               Investment(G)    to period(G)
                               ---------------  -------------
   Integra A Hotel and
    Restaurant Co.                   576,867        139,420
   Integra A Hotel and
    Restaurant Co.                   577,240        138,537
   Intermountain Color                               81,330
   J.C. Penney Company,
    Inc.                                            250,244
   Kelley Springfield Tire
    Company                                          11,449
   K-Mart Corporation              1,684,293        141,806
   K-Mart Corporation              1,919,517        173,164
   K-Mart Corporation              2,224,386        213,781
   K-Mart Corporation              1,780,445        146,038
   K-Mart Corporation                               236,480
   K-Mart Corporation              1,367,760        128,806
   K-Mart Corporation              1,831,105        413,734
   K-Mart Corporation                977,099         78,194
   Kobacker Stores, Inc.             423,743         62,971
   Kobacker Stores, Inc.             100,094         19,192
   Kobacker Stores, Inc.             613,834         92,644
   Kraft, Inc.                                       50,414
   Landmark Bancshares
    Corporation                    4,586,844        644,743
   Levitz Furniture
    Corporation                    2,149,353        354,406
   Lockheed Corporation            4,143,163        847,243
   Louisiana Power and
    Light Company                 12,443,623      1,567,252
   Louisiana Power and
    Light Company                  4,321,049      1,007,611
   Macke Co.                                         74,516
   Marsh Supermarkets, Inc.                         506,300
   Montgomery Ward, Inc.                            314,280
   Montgomery Ward, Inc.           1,570,578        147,710
   Morrison, Inc.                    720,862        134,559
   Morrison, Inc.                    690,199        134,750
   Morrison, Inc.                    728,153        142,096
   Morrison, Inc.                  1,785,553        276,296
   M.C.O. Properties                                 12,974
   North Carolina National
    Bank(7)                                         224,823
   Occidental Petroleum
    Corp.                                                 0
   Ohio Power Co. Inc.             3,962,361        370,060


                                             No. of
                                 State    Locations
                                 -------  -----------
   Old National Bank of
    Washington                   WA       1
   Park West                     KY       1
   Penske Corp.                  OH       1
   Pneumo Corp.                  OH       1
   Portland General Electric
    Company                      OR       1
   Rouse Company                 MD       1
   Safeway Stores, Inc.          LA       1
   Sams                          MI       1
   Smith's Management
    Corp.                        NV       1
   Southland Corporation         FL       5
   Staples                       NY       1
   Stop 'N Shop Co., Inc.        NY       1
   Stop 'N Shop Co., Inc.        VA       1
   Super Foods Services, Inc.    MI       1
   SuperValu Stores, Inc.        MN       1
   SuperValu Stores, Inc.        OH       1
   SuperValu Stores, Inc.        GA       1
   SuperValu Stores, Inc.        IN       1
   Telecom Properties, Inc.      OK       1
   Telecom Properties, Inc.      KY       1
   The A&P Company               MI       1
   The TJX Companies, Inc.       IL       1
   Toys "R" Us, Inc.             MA       1
   Toys "R" Us, Inc.             IL       1
   Toys "R" Us, Inc.             NY       1
   Toys "R" Us, Inc.             TX       1
   Toys "R" Us, Inc.             MI       1
   Toys "R" Us, Inc.             TX       1
   Trafalgar Industries, Inc.    NY       1
   USA Petroleum
    Corporation                  SC       2
   USA Petroleum
    Corporation                  OH       1
   USA Petroleum
    Corporation                  GA       2
   Waban                         NY       1



                                                              REAL ESTATE OWNED AND REVENUES EARNED
                                 -----------------------------------------------------------------------------------------------
                                                                     Real estate owned at December 31, 1997
                                                 -------------------------------------------------------------------------------
                                                                                     Amount
                                                                                    Carried
                                    Amount of     Initial Cost       Cost of        at close      Reserve for     Depreciation
                                 Encumbrances    to Company      Improvements      of period    Depreciation    Range & Method
                                 --------------  --------------  --------------  -------------  --------------  ----------------
   Old National Bank of
    Washington                                      4,190,632                      4,190,632       2,816,843         SOLD
   Park West                                       19,020,000                     19,020,000                      35 yrs S/L
   Penske Corp.                       108,036
   Pneumo Corp.                       878,314
   Portland General Electric
    Company                        46,177,752
   Rouse Company                    3,320,839
   Safeway Stores, Inc.                             1,782,885                      1,782,885       1,061,233    20-45 yrs Comp
   Sams                             5,543,256       8,844,225                      8,844,225       1,371,772      40 yrs S/L
   Smith's Management
    Corp.                             371,047
   Southland Corporation                            1,162,971                      1,162,971         657,550    20-45 yrs Comp
   Staples                                          2,455,975    1,607             2,457,582          37,661      35 yrs  S/L
   Stop 'N Shop Co., Inc.                           5,013,507                      5,013,507       3,589,887    20-45 yrs Comp
   Stop 'N Shop Co., Inc.             869,612
   Super Foods Services, Inc.       6,635,566
   SuperValu Stores, Inc.                           1,370,965                      1,370,965         211,948      40 yrs S/L
   SuperValu Stores, Inc.                           3,000,671                      3,000,671         474,489      40 yrs S/L
   SuperValu Stores, Inc.                           2,344,836                      2,344,836         367,453      40 yrs S/L
   SuperValu Stores, Inc.                           2,267,573                      2,267,573         354,965      40 yrs S/L
   Telecom Properties, Inc.            44,630
   Telecom Properties, Inc.           115,678         281,253                        281,253
   The A&P Company
   The TJX Companies, Inc.
   Toys "R" Us, Inc.                                                                                                 SOLD
   Toys "R" Us, Inc.                                                                                                 SOLD
   Toys "R" Us, Inc.                                                                                                 SOLD
   Toys "R" Us, Inc.                  856,725         501,836                        501,836
   Toys "R" Us, Inc.                                                                                                 SOLD
   Toys "R" Us, Inc.                                                                                                 SOLD
   Trafalgar Industries, Inc.                                                                                        SOLD
   USA Petroleum
    Corporation                                       163,161                        163,161
   USA Petroleum
    Corporation                                        78,443                         78,443
   USA Petroleum
    Corporation                                       138,062                        138,062
   Waban                            3,608,807       8,378,095                      8,378,095         500,930      30 yrs S/L



                                 REAL ESTATE OWNED AND REVENUES
                                             EARNED
                                 ------------------------------
                                   Real estate
                                     owned at
                                     December
                                    31, 1997
                                 ---------------
                                                       1997
                                    Financing         Total
                                      Method         revenue
                                       Net          applicable
                                 Investment(G)    to period(G)
                                 ---------------  -------------
   Old National Bank of
    Washington                                        677,222
   Park West                                                0
   Penske Corp.                        573,940         84,821
   Pneumo Corp.                      2,272,594        223,429
   Portland General Electric
    Company                         52,081,512      4,497,800
   Rouse Company                     6,362,762        563,969
   Safeway Stores, Inc.                                85,150
   Sams                                             1,127,521
   Smith's Management
    Corp.                              838,205         75,545
   Southland Corporation                              127,573
   Staples                                            277,966
   Stop 'N Shop Co., Inc.                             454,145
   Stop 'N Shop Co., Inc.            2,815,364        254,630
   Super Foods Services, Inc.       10,213,426      1,087,412
   SuperValu Stores, Inc.                             114,885
   SuperValu Stores, Inc.                             319,834
   SuperValu Stores, Inc.                             224,215
   SuperValu Stores, Inc.                             193,024
   Telecom Properties, Inc.            115,990         10,965
   Telecom Properties, Inc.            101,212         37,044
   The A&P Company                   1,678,976        176,747
   The TJX Companies, Inc.           2,661,258        238,968
   Toys "R" Us, Inc.                                   82,445
   Toys "R" Us, Inc.                                  101,865
   Toys "R" Us, Inc.                                  104,136
   Toys "R" Us, Inc.                 1,107,437        108,188
   Toys "R" Us, Inc.                                   77,087
   Toys "R" Us, Inc.                                  142,913
   Trafalgar Industries, Inc.                               0
   USA Petroleum
    Corporation                        167,972         39,312
   USA Petroleum
    Corporation                         88,832         18,900
   USA Petroleum
    Corporation                        146,749         33,264
   Waban                                              659,262


                                            No. of
                                State    Locations
                                -------  -----------
  Watkins                       MO       1
  Webcraft Technologies         MD       1
  Wetterau, Inc.                PA       1
  Wetterau, Inc.                NJ       2
  Wickes Companies, Inc. (6)    CA       3
  RESIDENTIAL
   PROPERTY LAND
   AND BUILDING
   Crown Cliffs                 AL       1
  COMMERCIAL
   PROPERTY--LAND
   Easco Corp.                  NC       1
   Foodarama supermarkets,
    Inc.                        NY       1
   Foodarama supermarkets,
    Inc.                        PA       1
   Gino's, Inc.                 MD       1
   Gino's, Inc.                 PA       1
   Gino's, Inc.                 MI       1
   Gino's, Inc.                 MA       2
   Gino's, Inc.                 NJ       1
   J.C. Penney Company,
    Inc.                        NY       1
   Levitz Furniture
    Corporation                 CA       2
   Levitz Furniture
    Corporation                 KS       1
  COMMERCIAL
   PROPERTY--
   BUILDING
   Bank South                   GA       1
   Harwood Square               IL       1
   Holiday Inn                  FL       1
   Lockheed Corporation         CA       1
   Safeway Stores, Inc.         CA       1
   Toys "R" Us, Inc.            RI       1
   United Life & Accident
    Ins. Co.                    NH       1
   Wickes Companies, Inc.       PA       1
   Weigh-Tronix, Inc.           CA       1
   Baptist Hospital 1           TN       1
   Baptist Hospital 2           TN       1



                                                       REAL ESTATE OWNED AND REVENUES EARNED
                                -----------------------------------------------------------------------------------
                                                              Real estate owned at December 31, 1997
                                                -------------------------------------------------------------------
                                                                                       Amount
                                                                                      Carried
                                   Amount of     Initial Cost       Cost of           at close         Reserve for
                                Encumbrances    to Company      Improvements         of period       Depreciation
                                --------------  --------------  --------------  -------------------  --------------
  Watkins                                            965,741                            965,741            81,047
  Webcraft Technologies              487,877         780,774                            780,774           117,371
  Wetterau, Inc.
  Wetterau, Inc.
  Wickes Companies, Inc. (6)       1,507,459       2,447,297                          2,447,297         1,250,994
  RESIDENTIAL
   PROPERTY LAND
   AND BUILDING
   Crown Cliffs                    8,504,936      10,944,883    120,992              11,065,875(2)      1,173,049
  COMMERCIAL
   PROPERTY--LAND
   Easco Corp.                                       157,560                            157,560
   Foodarama supermarkets,
    Inc.                                             140,619                            140,619
   Foodarama supermarkets,
    Inc.                                             112,554                            112,554
   Gino's, Inc.                                       86,027                             86,027
   Gino's, Inc.                                       36,271                             36,271
   Gino's, Inc.                                       71,160                             71,160
   Gino's, Inc.                                      102,048                            102,048
   Gino's, Inc.                                       61,050                             61,050
   J.C. Penney Company,
    Inc.                                              51,009                             51,009
   Levitz Furniture
    Corporation                                    1,134,836                          1,134,836
   Levitz Furniture
    Corporation                                      460,490                            460,490
  COMMERCIAL
   PROPERTY--
   BUILDING
   Bank South
   Harwood Square                                  6,803,769                          6,803,769         2,997,054
   Holiday Inn                                     6,846,683    357,299               7,203,982         2,200,324
   Lockheed Corporation
   Safeway Stores, Inc.                              558,652                            558,652           513,925
   Toys "R" Us, Inc.
   United Life & Accident
    Ins. Co.
   Wickes Companies, Inc.
   Weigh-Tronix, Inc.
   Baptist Hospital 1             23,089,860
   Baptist Hospital 2              8,569,902



                                     REAL ESTATE OWNED AND REVENUES EARNED
                                ------------------------------------------------
                                Real estate owned at December 31,
                                               1997
                                ---------------------------------
                                                                        1997
                                                     Financing         Total
                                                       Method         revenue
                                  Depreciation          Net          applicable
                                Range & Method    Investment(G)    to period(G)
                                ----------------  ---------------  -------------
  Watkins                         25 yrs S/L                           114,800
  Webcraft Technologies           20 yrs S/L                           171,353
  Wetterau, Inc.                                        823,756         88,039
  Wetterau, Inc.                                      1,780,342        187,312
  Wickes Companies, Inc. (6)     20-45 yrs S/L                         588,030
  RESIDENTIAL
   PROPERTY LAND
   AND BUILDING
   Crown Cliffs                 5-27.5 yrs S/L                       1,741,608
  COMMERCIAL
   PROPERTY--LAND
   Easco Corp.                                                          12,400
   Foodarama supermarkets,
    Inc.                                                                14,000
   Foodarama supermarkets,
    Inc.                                                                12,000
   Gino's, Inc.                      SOLD                                7,143
   Gino's, Inc.                                                          7,143
   Gino's, Inc.                                                          7,143
   Gino's, Inc.                                                         14,286
   Gino's, Inc.                      SOLD                                7,143
   J.C. Penney Company,
    Inc.                                                                 5,500
   Levitz Furniture
    Corporation                                                         99,302
   Levitz Furniture
    Corporation                                                         47,009
  COMMERCIAL
   PROPERTY--
   BUILDING
   Bank South                                         3,755,472        382,109
   Harwood Square                34.8 yrs S/L                          737,149
   Holiday Inn                   5-39 yrs S/L                        3,959,694
   Lockheed Corporation              SOLD             5,293,023        676,617
   Safeway Stores, Inc.           27 yrs S/L                            26,900
   Toys "R" Us, Inc.                                  1,027,896         98,014
   United Life & Accident
    Ins. Co.                                          4,396,908        372,115
   Wickes Companies, Inc.                             3,240,160        457,648
   Weigh-Tronix, Inc.                                 2,501,135        259,859
   Baptist Hospital 1                                25,234,428        994,844
   Baptist Hospital 2                                 9,365,708        369,279


                                No. of
                    State    Locations
                    -------  -----------
  DEVELOPMENT
   PROPERTY
   Dellwood         NY       1
   Grassy Hollow    NY       1
   East Syracuse    NY       1
                             --




                                                        REAL ESTATE OWNED AND REVENUES EARNED
                    -------------------------------------------------------------------------------------------------------------
                                                               Real estate owned at December 31, 1997
                                    ---------------------------------------------------------------------------------------------
                                                                            Amount
                                                                           Carried
                       Amount of     Initial Cost       Cost of            at close             Reserve for        Depreciation
                    Encumbrances    to Company      Improvements          of period        Depreciation          Range & Method
                    --------------  --------------  --------------  ---------------------  --------------------  ----------------
  DEVELOPMENT
   PROPERTY
   Dellwood                             3,120,317                           3,120,317
   Grassy Hollow                          601,135                             601,135
   East Syracuse                          138,108                             138,108
                     ------------    ------------      --------        --------------         -------------
                     $156,432,734    $168,789,822      $178,417        $  168,968,239(1)      $  42,369,888(1)
                     ============    ============      ========        ================       ===============



                    REAL ESTATE OWNED AND REVENUES
                                EARNED
                    ------------------------------
                      Real estate
                        owned at
                        December
                       31, 1997
                    ---------------
                                          1997
                       Financing         Total
                         Method         revenue
                          Net          applicable
                    Investment(G)    to period(G)
                    ---------------  -------------
  DEVELOPMENT
   PROPERTY
   Dellwood                                     0
   Grassy Hollow                                0
   East Syracuse                                0
                                                -
                     ------------     -----------
                     $265,656,836     $47,857,010
                     ============     ===========

--------
(G)   In accordance with Generally Accepted Accounting Principles
(HFS) Held For Sale. No longer depreciated nor revenues earned. No net book value for HFS at 12/31/97
(1)   Amount shown includes hotel operating properties.
(2) The Company owns a 70% interest in the joint venture which owns this property.
(3)   Reclassified to Held For Sale in 1998
(4)   Sold one property in 1998 and 2 properties in 1997
(5)   Sold 1 property in 1998 and 1 in 1997
(6)   One property in Held for Sale at 12/31/97 and 12/31/96
(7)   One property sold in 1998 and 3 Held for Sale at 12/31/97

                       AMERICAN REAL ESTATE PARTNERS, LP
                             a limited partnership

                     REAL ESTATE OWNED AND REVENUES EARNED





                                               Real estate owned at December 31, 1996
                                ---------------------------------------------------------------------
                                            No. of       Amount of      Initial Cost       Cost of
                                 State    Locations    Encumberances     to Company     Improvements
                                -------  -----------  ---------------  --------------  --------------
     COMMERCIAL
      PROPERTY LAND
      AND BUILDING
      Acme Markets, Inc. and
      FPBT of Penn. ..........    PA         1                           $2,004,393
      Alabama Power Company       AL         5          $ 4,680,325
      Amer Stores and The
      Fidelity Bank ..........    PA         1
      Amer Stores, Grace, &
      Shottenstein Stores ....    NJ         1                            2,043,567
      American Recreation
      Group, Inc. ............    NC         1
      Amterre Ltd. Partnership    NJ         1                            1,559,648
      Amterre Ltd. Partnership    PA         2              867,847         639,797
      Amterre Ltd. Partnership    PA         1            2,090,127
      Best Products Co., Inc.     VA         1
      Caldor, Inc. ...........    MA         1
      Chesebrough-Pond's Inc.     CN         1                            1,549,805
      Chomerics, Inc. ........    MA         1
      Coldwell Banker & Co. ..    CA         1
      Coldwell Banker & Co. ..    MN         1
      Coldwell Banker & Co. ..    VA         1
      Coldwell Banker & Co. ..    MO         1
      Collins Foods Interna-
      tional, Inc.(4) ........    OR         6               82,457         218,713
      Collins Foods Interna-
      tional, Inc.(5) ........    CA         3              131,970          87,810
      Cordis Corporation .....    FL         1
      David Miller of California  CA         1                            1,036,681
      Dillon Companies, Inc. .    MO         1                              546,681
      Dillon Companies, Inc.(5)   LA         8                            1,555,112
      Druid Point Bldg. ......    GA         1                            4,919,956      1,219,736
      Duke Power Co. .........    NC         1            3,198,097
      European American Bank
      and Trust Co. ..........    NY         1                            1,355,210
      Farwell Bldg. ..........    MN         1            1,162,240       5,052,286         20,993
      Federated Department
      Stores, Inc. ...........    CA         1                              363,342
      First National Supermar-
      kets, Inc. .............    CT         1           14,536,079
      First Union National Bank   NC         1
      Fisher Scientific Company   IL         1                              597,806


                                Real estate owned at December
                                           31, 1996
                                -----------------------------
                                    Amount                                          Financing         Total
                                   Carried                                            Method         revenue
                                   at close      Reserve for     Depreciation          Net          applicable
                                  of period     Depreciation        Method        Investment(G)    to period(G)
                                -------------  --------------  ----------------  ---------------  -------------
     COMMERCIAL
      PROPERTY LAND
      AND BUILDING
      Acme Markets, Inc. and
      FPBT of Penn. ..........   $2,004,393      $1,352,155    25 yrs Comp                         $   245,888
      Alabama Power Company                                                        $ 7,833,206         825,971
      Amer Stores and The
      Fidelity Bank ..........                                                         693,620          86,866
      Amer Stores, Grace, &
      Shottenstein Stores ....    2,043,567       1,507,397    35 yrs Comp                             232,735
      American Recreation
      Group, Inc. ............                                 HFS                     685,807          68,401
      Amterre Ltd. Partnership    1,559,648                    SOLD                  3,331,346         459,735
      Amterre Ltd. Partnership      639,797                    SOLD                  2,014,875         285,432
      Amterre Ltd. Partnership                                 SOLD                  6,220,298         620,821
      Best Products Co., Inc.                                  20 yrs S/L            3,418,326         338,557
      Caldor, Inc. ...........                                                       1,942,431         185,380
      Chesebrough-Pond's Inc.     1,549,805       1,090,444    20-45 yrs Comp                          141,236
      Chomerics, Inc. ........                                                       6,398,366         814,924
      Coldwell Banker & Co. ..                                 SOLD                                     24,673
      Coldwell Banker & Co. ..                                 SOLD                                     71,909
      Coldwell Banker & Co. ..                                 SOLD                                     41,122
      Coldwell Banker & Co. ..                                 SOLD                                          0
      Collins Foods Interna-
      tional, Inc.(4) ........      218,713                                            109,018          46,392
      Collins Foods Interna-
      tional, Inc.(5) ........       87,810                                             46,444          53,826
      Cordis Corporation .....                                 SOLD                                    713,383
      David Miller of California  1,036,681         473,898    25 yrs S/L                               63,482
      Dillon Companies, Inc. .      546,681         297,442    30 Yrs S/L                               63,753
      Dillon Companies, Inc.(5)   1,555,112         842,444    35 Yrs Comp                             183,340
      Druid Point Bldg. ......    6,139,692         661,844    SOLD                                    191,746
      Duke Power Co. .........                                                       5,030,971         510,580
      European American Bank
      and Trust Co. ..........    1,355,210       1,271,504    20 Yrs S/L                              175,000
      Farwell Bldg. ..........    5,073,279         837,344    15-20 yrs S/L                           938,078
      Federated Department
      Stores, Inc. ...........      363,342                    SOLD                    393,414          65,392
      First National Supermar-
      kets, Inc. .............                                                      24,148,717       2,235,207
      First Union National Bank                                                        614,834          57,047
      Fisher Scientific Company     597,806         120,718    20 yrs S/L                              163,000


                                               Real estate owned at December 31, 1996
                                ---------------------------------------------------------------------
                                            No. of       Amount of      Initial Cost       Cost of
                                State    Locations    Encumberances      to Company    Improvements
                                -------  -----------  ---------------  --------------  --------------
      Foodarama Supermarkets,
      Inc. ...................     PA        1                            1,317,844
      Forte Hotels International,
      Inc. ...................     NJ        1             699,694
      Forte Hotels International,
      Inc. ...................     TX        1
      Fox Grocery Company ....     WV        1           1,343,018
      Gino's, Inc. ...........     MO        1              61,942          209,213
      Gino's, Inc. ...........     CA        1              54,342          225,100
      Gino's, Inc. ...........     OH        1              57,160          201,938
      Gino's, Inc. ...........     IL        1              46,597          235,972
      Gino's, Inc. ...........     NJ        1              49,887          259,525
      Gino's, Inc. & The A&P
      Co. ....................     PA        1
      Grand Union Co. ........     NY        1
      Grand Union Co. ........     NJ        1                              430,664
      Grand Union Co. ........     MD        1                              372,383
      Grand Union Co. ........     NY        3                            1,110,120
      Grand Union Co. ........     NY        1
      Grand Union Co. ........     VA        1                              266,468
      Grand Union Co. ........     NY        1           4,577,761
      Gunite .................     IN        1             193,475        1,134,565
      G.D. Searle & Co. ......     MD        1                              299,229
      G.D. Searle & Co. ......
      MN .....................     1                                        261,918
      G.D. Searle & Co. ......     AL        1                                    0
      G.D. Searle & Co. ......     IL        1                              256,295
      G.D. Searle & Co. ......     FL        1                                    0
      G.D. Searle & Co. ......     MN        1                              339,358
      G.D. Searle & Co. ......     IL        1                              323,559
      G.D. Searle & Co. ......     TN        1                              214,421
      G.D. Searle & Co. ......     TN        1                                    0
      G.D. Searle & Co. ......     MD        1                              325,891
      Hancock ................     LA        1           2,284,232        4,484,256
      Haverty Furniture
      Companies, Inc. ........     GA        1             272,303
      Haverty Furniture
      Companies, Inc. ........     FL        1             205,616
      Haverty Furniture
      Companies, Inc. ........     VA        1             258,411
      Holiday Inn ............     AZ        1           3,220,181        9,028,875       335,254
      Integra A Hotel and
      Restaurant Co. .........     AL        2                              245,625
      Integra A Hotel and
      Restaurant Co. .........     IL        1                              198,392
      Integra A Hotel and
      Restaurant Co. .........     IN        1                              231,513




                                   Real estate owned at
                                        December 31,
                                           1996
                                ---------------------------
                                   Amount                                         Financing         Total
                                  Carried                                           Method         revenue
                                  at close     Reserve for     Depreciation          Net          applicable
                                 of period    Depreciation        Method        Investment(G)    to period(G)
                                -----------  --------------  ----------------  ---------------  -------------
      Foodarama Supermarkets,
      Inc. ...................   1,317,844        835,225    SOLD                                   120,516
      Forte Hotels International
      Inc. ...................                                                    6,540,478         596,849
      Forte Hotels International
      Inc. ...................                               SOLD                                 2,619,501
      Fox Grocery Company ....                                                    3,395,645         305,550
      Gino's, Inc. ...........     209,213                                          174,807          34,985
      Gino's, Inc. ...........     225,100                                          166,443          44,136
      Gino's, Inc. ...........     201,938                                          148,879          40,373
      Gino's, Inc. ...........     235,972                                          154,733          46,992
      Gino's, Inc. ...........     259,525                   SOLD                   191,535          49,627
      Gino's, Inc. & The A&P
      Co. ....................                                                                      185,702
      Grand Union Co. ........                               HFS
      Grand Union Co. ........     430,664                                          452,308          87,711
                                   372,383
      Grand Union Co. ........    244,749                    30 yrs Comp                             33,750
      Grand Union Co. ........   1,110,120                                        1,165,869         226,083
      Grand Union Co. ........                                                                            0
      Grand Union Co. ........     266,468        175,421    30 yrs Comp                             24,150
      Grand Union Co. ........                                                    7,532,429         696,186
      Gunite .................   1,134,565      1,050,721    30 yrs Comp                            204,000
      G.D. Searle & Co. ......     299,229        140,461    20-35 yrs Comp                          27,000
      G.D. Searle & Co. ......
      MN .....................     261,918        170,818    SOLD                                    22,162
      G.D. Searle & Co. ......           0              0                                                 0
      G.D. Searle & Co. ......     256,295        155,239    20-35 yrs Comp                          23,013
      G.D. Searle & Co. ......           0              0    SOLD                                         0
      G.D. Searle & Co. ......     339,358        141,715    20-35 yrs Comp                          30,614
      G.D. Searle & Co. ......     323,559        218,967    30 yrs Comp                             28,319
      G.D. Searle & Co. ......     214,421        139,979    20-35 yrs Comp                          18,740
      G.D. Searle & Co. ......           0              0                                                 0
      G.D. Searle & Co. ......     325,891        141,434    20-35 yrs Comp                          28,598
      Hancock ................   4,484,256        729,669    SOLD                                   442,204
      Haverty Furniture
      Companies, Inc. ........                                                      659,017          59,473
      Haverty Furniture
      Companies, Inc. ........                                                      499,255          45,055
      Haverty Furniture
      Companies, Inc. ........                                                      636,081          57,671
      Holiday Inn ............   9,364,129      1,582,362    SOLD                                 5,970,105
      Integra A Hotel and
      Restaurant Co. .........     245,625                                        1,478,067         247,756
      Integra A Hotel and
      Restaurant Co. .........     198,392                                          505,753         107,664
      Integra A Hotel and
      Restaurant Co. .........     231,513                                          641,103         124,887


                                             Real estate owned at December 31, 1996
                              ---------------------------------------------------------------------
                                          No. of       Amount of      Initial Cost       Cost of
                              State    Locations    Encumberances      to Company    Improvements
                              -------  -----------  ---------------  --------------  --------------
      Integra A Hotel and
      Restaurant Co. .......    OH         1
      Integra A Hotel and
      Restaurant Co. .......    MO         1                              224,837
      Integra A Hotel and
      Restaurant Co. .......    TX         1                              228,793
      Integra A Hotel and
      Restaurant Co. .......    MI         1                              234,464
      Intermountain Color ..    KY         1              42,652          559,644
      J.C. Penney Company,
      Inc. .................    MA         1                            2,484,262
      Kelley Springfield Tire
      Company ..............    TN         1                              120,946
      K-Mart Corporation ...    LA         1
      K-Mart Corporation ...    WI         1
      K-Mart Corporation ...    FL         1
      K-Mart Corporation ...    MN         1             580,000
      K-Mart Corporation ...    FL         1                            2,756,998          3,120
      K-Mart Corporation ...    IA         1
      K-Mart Corporation ...    FL         1                            2,636,000
      K-Mart Corporation ...    IL         1             302,575
      Kobacker Stores, Inc.     MI         4                              215,148
      Kobacker Stores, Inc.     KY         1              71,607           88,364
      Kobacker Stores, Inc.     OH         5              70,906          354,030
      Kobacker Stores, Inc.     FL         1
      Kraft, Inc. ..........    NC         1                            1,434,125
      Landmark Bancshares
      Corporation ..........    MO         1
      Levitz Furniture
      Corporation ..........    NY         1                            1,648,463       (660,000)
      Lockheed Corporation .    CA         1                            2,449,469
      Lockheed Corporation .    NJ         1
      Louisiana Power and
      Light Company ........    LA         8           4,469,597
      Louisiana Power and
      Light Company ........    LA         7           2,673,758        3,496,322         (4,891)
      Macke Co. ............    VA         1                              553,113
      Marsh Supermarkets, Inc.  IN         1                            5,001,933
      Montgomery Ward, Inc.     PA         1             762,571        3,289,166
      Montgomery Ward, Inc.     NJ         1
      Morrison, Inc. .......    AL         1                              324,288
      Morrison, Inc. .......    GA         2                              347,404
      Morrison, Inc. .......    FL         1                              375,392
      Morrison, Inc. .......    VA         2                              363,059
      M.C.O. Properties ....    CO         1
      North Carolina National
      Bank(7) ..............    SC         6                            2,938,008
      Occidental Petroleum
      Corp. ................    CA         1           1,975,646        2,564,053



                                 Real estate owned at
                                      December 31,
                                         1996
                              ---------------------------
                                 Amount                                         Financing         Total
                                Carried                                           Method         revenue
                                at close     Reserve for     Depreciation          Net          applicable
                               of period    Depreciation        Method        Investment(G)    to period(G)
                              -----------  --------------  ----------------  ---------------  -------------
      Integra A Hotel and
      Restaurant Co. .......                                                       674,639         96,555
      Integra A Hotel and
      Restaurant Co. .......     224,837                                           514,167        112,159
      Integra A Hotel and
      Restaurant Co. .......     228,793                                           621,382        143,690
      Integra A Hotel and
      Restaurant Co. .......     234,464                                           613,076        141,595
      Intermountain Color ..     559,644        413,759    25 yrs S/L                              77,000
      J.C. Penney Company,
      Inc. .................   2,484,262      1,508,829    25 yrs S/L                             250,244
      Kelley Springfield Tire
      Company ..............     120,946         74,925    20 yrs Comp                             11,449
      K-Mart Corporation ...                                                     1,725,687        145,127
      K-Mart Corporation ...                                                     1,969,353        177,408
      K-Mart Corporation ...                                                     2,321,964        222,498
      K-Mart Corporation ...                                                     1,826,407        149,630
      K-Mart Corporation ...   2,760,118      1,655,604    20-45 yrs Comp                         224,639
      K-Mart Corporation ...                                                     1,406,004        132,186
      K-Mart Corporation ...   2,636,000      1,729,316    20-45 yrs Comp        1,911,191        420,360
      K-Mart Corporation ...                                                     1,013,873         80,977
      Kobacker Stores, Inc.      215,148                                           439,493         63,420
      Kobacker Stores, Inc.       88,364                                           103,511         19,514
      Kobacker Stores, Inc.      354,030                                           636,305         94,689
      Kobacker Stores, Inc.                                SOLD                                     3,715
      Kraft, Inc. ..........   1,434,125      1,072,369    SOLD                                   150,042
      Landmark Bancshares
      Corporation ..........                                                     4,678,726        656,654
      Levitz Furniture
      Corporation ..........     988,463                                         2,283,078        365,774
      Lockheed Corporation .   2,449,469                   SOLD                  4,258,420        712,506
      Lockheed Corporation .                               SOLD                                         0
      Louisiana Power and
      Light Company ........                                                    12,945,748      1,625,331
      Louisiana Power and
      Light Company ........   3,491,431                                         4,551,301      1,034,036
      Macke Co. ............     553,113        357,209    SOLD                                    60,000
      Marsh Supermarkets, Inc. 5,001,933      1,902,204    35 yrs S/L                             566,537
      Montgomery Ward, Inc.    3,289,166      2,070,624    20-45 yrs Comp                         314,280
      Montgomery Ward, Inc.                                                      1,623,021        142,509
      Morrison, Inc. .......     324,288                                           752,983        138,345
      Morrison, Inc. .......     347,404                                           722,129        123,177
      Morrison, Inc. .......     375,392                                           759,682        145,812
      Morrison, Inc. .......     363,059                                         1,849,561        283,874
      M.C.O. Properties ....                               SOLD                                    64,743
      North Carolina National
      Bank(7) ..............   2,938,008        957,698    40 yrs S/L                             221,822
      Occidental Petroleum
      Corp. ................   2,564,053        404,295    HFS                                          0


                                                Real estate owned at December 31, 1996
                                 ---------------------------------------------------------------------
                                             No. of       Amount of      Initial Cost       Cost of
                                 State    Locations    Encumberances      to Company    Improvements
                                 -------  -----------  ---------------  --------------  --------------
      Ohio Power Co. Inc. .....    OH         1
      Old National Bank of
      Washington ..............    WA         1                            4,190,632
      Penske Corp. ............    NJ         2
      Penske Corp. ............    OH         1              138,869
      Penske Corp. ............    NY         1
      Penske Corp. ............    MI         1
      Pioneer Standard
      Electronics, Inc. .......    NY         1
      Pneumo Corp. ............    OH         1            1,033,195
      Portland General Electric
      Company .................    OR         1           24,820,228
      Rouse Company ...........    MD         1            3,686,118
      Safeway Stores, Inc. ....    LA         1                            1,782,885
      Sams ....................    MI         1            5,614,527       8,844,225
      Smith's Management
      Corp. ...................    NV         1              400,681
      Southland Corporation ...    FL         10                           1,162,971
      Sperry - Sun Drilling ...   CAN         1
      Staples .................    NY         1                            2,455,975
      Stop 'N Shop Co., Inc. ..    NY         1                            5,013,507
      Stop 'N Shop Co., Inc. ..    VA         1            1,012,607
      Super Foods Services, Inc.   MI         1            6,921,253
      SuperValu Stores, Inc. ..    MN         1                            1,370,965
      SuperValu Stores, Inc. ..    OH         1                            3,000,671
      SuperValu Stores, Inc. ..    GA         1                            2,344,836
      SuperValu Stores, Inc. ..    IN         1                            2,267,573
      Telecom Properties, Inc.     OK         1               50,452
      Telecom Properties, Inc.     KY         1              131,378         281,253
      The A&P Company .........    MI         1
      The TJX Companies, Inc.      IL         1
      Toys "R" Us, Inc. .......    MA         1              588,362         330,605
      Toys "R" Us, Inc. .......    IL         1              763,033         427,993
      Toys "R" Us, Inc. .......    NY         1              859,561         480,785
      Toys "R" Us, Inc. .......    TX         1              896,334         501,836
      Toys "R" Us, Inc. .......    MI         1              849,539
      Toys "R" Us, Inc. .......    TX         1              606,814
      Trafalgar Industries, Inc.   NY         1
      USA Petroleum
      Corporation .............    SC         2                              163,161
      USA Petroleum
      Corporation .............    OH         1                               78,443
      USA Petroleum
      Corporation .............    GA         2                              138,062
      Waban ...................    NY         1            3,715,255       8,298,301       79,794
      Watkins .................    MO         1                              965,741
      Webcraft Technologies ...    MD         1              543,470         780,774
      Wetterau, Inc. ..........    PA         1
      Wetterau, Inc. ..........    NJ         2



                                    Real estate owned at
                                         December 31,
                                            1996
                                 ---------------------------
                                    Amount                                         Financing         Total
                                   Carried                                           Method         revenue
                                   at close     Reserve for     Depreciation          Net          applicable
                                  of period    Depreciation        Method        Investment(G)    to period(G)
                                 -----------  --------------  ----------------  ---------------  -------------
      Ohio Power Co. Inc. .....                                                     4,050,937        377,799
      Old National Bank of
      Washington ..............   4,190,632      2,323,660                                           677,222
      Penske Corp. ............                               SOLD                                         0
      Penske Corp. ............                                                       601,293         58,550
      Penske Corp. ............                                                                            0
      Penske Corp. ............                               SOLD                                   248,691
      Pioneer Standard
      Electronics, Inc. .......                               SOLD                                    49,990
      Pneumo Corp. ............                                                     2,384,240        233,583
      Portland General Electric
      Company .................                                                    52,721,021      4,550,192
      Rouse Company ...........                                                     6,546,154        579,247
      Safeway Stores, Inc. ....   1,782,885      1,047,998    20-45 yrs Comp                          85,150
      Sams ....................   8,844,225      1,210,387    40 yrs S/L                             999,779
      Smith's Management
      Corp. ...................                                                       861,937         77,566
      Southland Corporation ...   1,162,971        642,164    20-45 yrs Comp                         127,573
      Sperry - Sun Drilling ...                               SOLD                                    (3,693)
      Staples .................   2,455,975                   35 yrs S/L                              88,392
      Stop 'N Shop Co., Inc. ..   5,013,507      3,522,410    20-45 yrs Comp                         454,145
      Stop 'N Shop Co., Inc. ..                                                     2,931,886        264,457
      Super Foods Services, Inc.                                                   10,387,320      1,104,986
      SuperValu Stores, Inc. ..   1,370,965        185,269    40 yrs S/L                             114,885
      SuperValu Stores, Inc. ..   3,000,671        416,095    40 yrs S/L                             319,834
      SuperValu Stores, Inc. ..   2,344,836        321,821    40 yrs S/L                             224,215
      SuperValu Stores, Inc. ..   2,267,573        310,838    40 yrs S/L                             193,024
      Telecom Properties, Inc.                                                        121,075         11,412
      Telecom Properties, Inc.      281,253                                           106,968         37,544
      The A&P Company .........                                                     1,732,229        181,948
      The TJX Companies, Inc.                                                       2,752,407        240,906
      Toys "R" Us, Inc. .......     330,605                   SOLD                    748,757        107,419
      Toys "R" Us, Inc. .......     427,993                   SOLD                    965,125        123,662
      Toys "R" Us, Inc. .......     480,785                   SOLD                  1,077,629        126,520
      Toys "R" Us, Inc. .......     501,836                                         1,129,852        132,231
      Toys "R" Us, Inc. .......                                                     1,068,425         94,219
      Toys "R" Us, Inc. .......                               SOLD                  1,486,541        144,755
      Trafalgar Industries, Inc.                              SOLD                                         0
      USA Petroleum
      Corporation .............     163,161                                           288,980         41,032
      USA Petroleum
      Corporation .............      78,443                                           138,932         19,727
      USA Petroleum
      Corporation .............     138,062                                           244,525         34,720
      Waban ...................   8,378,095        391,636    30 yrs S/L                             659,262
      Watkins .................     965,741         59,904    25 yrs S/L                    0        108,900
      Webcraft Technologies ...     790,774         86,072    20 yrs S/L                             171,353
      Wetterau, Inc. ..........                                                       872,586         92,460
      Wetterau, Inc. ..........                                                     1,892,310        198,118


                                              Real estate owned at December 31, 1996
                               ---------------------------------------------------------------------
                                           No. of       Amount of      Initial Cost       Cost of
                               State    Locations    Encumberances      to Company    Improvements
                               -------  -----------  ---------------  --------------  --------------
      Wickes Companies, Inc.(6)  CA         3            1,619,489        2,447,297
      Weigh-Tronix ..........    CA         1
     DEVELOPMENT
      PROPERTY
      Dellwood ..............    NY         1                             3,104,793         15,524
      Grassy Hollow .........    NY         1                               598,145          2,990
      East Syracuse .........    NY         1                               138,108
                                                      ------------     ------------     ----------
                                                      $115,911,504     $158,822,393     $1,290,247
                                                      ============     ============     ==========


                                 Real estate owned at December 31, 1996
                               -------------------------------------------
                                       Amount                                                  Financing         Total
                                      Carried                                                    Method         revenue
                                      at close             Reserve for       Depreciation         Net          applicable
                                     of period            Depreciation          Method       Investment(G)    to period(G)
                               ---------------------  --------------------  --------------  ---------------  -------------
                                                                            20-45 yrs
      Wickes Companies, Inc.(6)        2,447,297             1,208,359      S/L,HFS                               686,887
      Weigh-Tronix ..........                                                                   2,719,614         280,323
     DEVELOPMENT
      PROPERTY
      Dellwood ..............          3,120,317                                                                        0
      Grassy Hollow .........            601,135                                                                        0
      East Syracuse .........            138,108                                                                        0
                                  --------------         -------------                       ------------     -----------
                                  $  160,112,640(1)      $  43,754,936(1)                    $253,781,903     $58,823,724
                                  ================       ===============                     ============     ===========


--------
(G)   In accordance with Generally Accepted Accounting Principles.
(HFS) Held For Sale. No longer depreciated nor revenues earned. No Net book value of HFS at 12/31/96.
(1)   Amount shows includes hotel operating properties.
(2) The Company owes a 70% interest is the joint venture which owns this property.
(3)   Reclassified to Held For Sale in 1998.
(4)   Sold one property in 1998 and 2 properties in 1997.
(5)   Sold 1 property in 1998 and 1 in 1997.
(6)   One property in Held For Sale at 12/31/97 and 12/31/96.
(7)   One Property Sold in 1998 and 3 Held for Sale at 12/31/97.

                                   SCHEDULE II

                EXECUTIVE OFFICERS AND DIRECTOR OF BECKTON CORP.

         The sole member of Beckton Corp. is High Coast Limited Partnership. Beckton Corp. is the general partner of High Coast Limited Partnership. The name and positions of the executive officers and directors of Beckton Corp. is set forth below. Each such executive officer and director is a citizen of the United States of America.

Name                                    Position
----                                    --------

Carl C. Icahn                           Chairman of the Board and Director

Edward E. Mattner                       President, Treasurer and Secretary


         The following sets forth with respect to each executive officer and director of Beckton Corp. such person's (a) name, (b) present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment or occupation is conducted and (c) material occupations, positions, offices or employments during at least the last five years, giving the starting and ending dates of each and the name, principal business and address of any business corporation or other organization in which such occupation, position, office or employment was carried on.

Carl C. Icahn. Mr. Icahn is the Chairman of the Board and sole director of Beckton Corp. Mr. Icahn has been Chairman of the Board of Directors of American Property Investors, Inc. since November 15, 1990. Mr. Icahn is also President and a director of Starfire Holding Corporation (formerly Icahn Holding Corporation), a Delaware corporation ("SHC"), and Chairman of the Board and a director of various of SHC's subsidiaries, including ACF Industries, Inc., a New Jersey corporation ("ACF"). SHC is primarily engaged in the business of holding, either directly or through subsidiaries, a majority of the common stock of ACF and its address is 100 South Bedford Road, Mt. Kisco, New York 10549. Mr. Icahn has also been Chairman of the Board of Directors of ACF since October 29, 1984 and a director of ACF since June 29, 1984. ACF is a railroad freight and tank car leasing, sales and manufacturing company. He has also been Chairman of the Board of Directors and President of Icahn & Company, Inc. since 1968. Icahn & Company, Inc. is a registered broker-dealer and a member of the National Association of Securities Dealers. In 1979, Mr. Icahn acquired control and presently serves as Chairman of the Board of Directors of Bayswater Realty & Capital Corp., which is a real estate investment and development company ("Bayswater"). ACF, Icahn & Company, Inc. and Bayswater are deemed to be directly or indirectly owned and controlled by Mr. Icahn. Mr. Icahn was Chief Executive Officer and a member of the Office of the Chairman of Trans World Airlines ("TWA") from November 8, 1988 to January 8, 1993; Chairman of the Board of Directors of TWA from January 3, 1986 to January 8, 1993; and a director of TWA from September 27, 1985 to January 8, 1993. Mr. Icahn also has substantial equity interests in and controls various partnerships and corporations which invest in publicly traded securities. Mr. Icahn's business address is c/o Icahn & Co., Inc., One Wall Street Court, New York, New York 10005.

Edward E. Mattner. Mr. Mattner is the President, Treasurer and Secretary of Beckton Corp. Mr. Mattner is a securities trader for various affiliates of Mr. Icahn. Mr. Mattner has served in this capacity since May 1976. Mr. Mattner's business address is c/o Icahn & Co., Inc., One Wall Street Court, New York, New York 10005.

                                      II-1